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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 1a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE DIRECTV GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

To Stockholders of The DIRECTV Group, Inc.:

        The DIRECTV Group, Inc., or the Company, will hold its Annual Meeting of Stockholders at the Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, at 10:00 a.m., local time, on June 5, 2007, for the following purposes:

  1.
  To elect nominees to Class I of the Board of Directors for a three-year term.

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007.

  3.
  To approve the amendment and restatement of the 2004 Stock Plan providing for equity-based compensation to the employees and directors of the Company.

  4.
  To approve the amendment and restatement of the Executive Officer Cash Bonus Plan providing for cash-based incentive payments to executive officers of the Company.

  5.
  To transact such other business as may properly come before the meeting.

        All stockholders are invited to attend the meeting. Stockholders of record at the close of business on April 9, 2007, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open for examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Corporate Secretary at 2230 East Imperial Highway, El Segundo, California 90245 and at 1211 Avenue of the Americas, New York, New York 10036.

        Please read the attached proxy statement carefully and submit your proxy as soon as possible. You have your choice of voting your proxy via the Internet, by telephone or by completing and returning the enclosed proxy card in the envelope provided.

By order of the Board of Directors

Larry D. Hunter Corporate Secretary
El Segundo, California April 27, 2007

THE DIRECTV GROUP, INC.
2230 East Imperial Highway
El Segundo, California 90245
(310) 964-5000

1211 Avenue of the Americas
New York, New York 10036
(212) 462-5200

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2007

        The accompanying proxy is solicited by the Board of Directors of The DIRECTV Group, Inc., which we refer to as the Company, for use at the Annual Meeting of Stockholders of the Company, or Annual Meeting, to be held at 10:00 a.m., local time, on June 5, 2007, at the Hilton Hotel New York, Concourse A, 1335 Avenue of the Americas, New York, New York, and any adjournment thereof.

        We expect that this proxy statement and accompanying proxy card will be mailed or will be available through the Internet for those stockholders receiving their proxy materials electronically, on or after April 27, 2007, to stockholders of record of the Company at the close of business on April 9, 2007.

GENERAL INFORMATION

Voting Securities

        The Company has one class of outstanding stock entitled to vote at the Annual Meeting, Common Stock, and holders of Common Stock are entitled to one vote per share. At the close of business on April 9, 2007, there were 1,225,078,380 shares of Common Stock outstanding and eligible for voting at the Annual Meeting. Only stockholders of record at the close of business on April 9, 2007, are entitled to notice of, and to vote at, the Annual Meeting.

Proxies

        If you are a stockholder of record, that is if you hold shares in your name in an account with the Company's stock transfer agent, Computershare Trust Company, N.A., or Computershare, you can vote in any one of the following ways:

  •
  By Internet: Go to the Web site, www.investorvote.com/directv, shown on your proxy card. You will need to enter your voter control number that appears on your proxy card.

  •
  By Telephone: Call the toll-free number, 1-800-652-VOTE (1-800-652-8683), as listed on your proxy card. You will need to provide your voter control number that appears on your proxy card. Please follow the instructions on your proxy card and the voice prompts on the telephone.

  •
  By Mail: Mark, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the enclosed envelope. If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign and date each of them, or alternatively vote all these shares through the Internet or by telephone.

  •
  By Ballot: If you prefer, you may also vote by ballot at the Annual Meeting.

        After you have voted, you may revoke your proxy at any time until it is voted at the Annual Meeting. You may do this by sending a written notice of revocation to Computershare or by executing a subsequent proxy card, by voting subsequently through the Internet or by telephone, or by voting in person at the Annual Meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

        If a broker, bank or other record holder holds your shares, please refer to the instructions they provide for your shares to be voted. If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, such as Proposal 1, the election of directors and Proposal 2, the ratification of the appointment of Deloitte & Touche LLP. The approval of Proposal 3, the amendment and restatement of the 2004 Stock Plan and Proposal 4, the approval of the amendment and restatement of the Executive Officer Cash Bonus Plan, however, are each considered non-discretionary items and therefore, your broker may not vote your shares without instructions from you on either Proposal. If you do not provide voting instructions on a non-discretionary Proposal, the shares will be treated as broker non-votes and will not be counted as "For" or "Against" votes with respect to the vote on Proposal 3 or Proposal 4.

        The form of proxy solicited by the Board of Directors allows you the choice to vote for or withhold the vote for each nominee for director and to approve, disapprove or abstain with respect to each other matter to be acted upon at the Annual Meeting including the ratification of the appointment of our independent accountants and the amendments and restatement of The DIRECTV Group, Inc. 2004 Stock Plan and The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan. Where you indicate a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, the Proxy Committee will vote your shares as the Board of Directors has recommended, as indicated in this proxy statement. Abstentions will not affect the outcome of the election of directors and will have no effect on the outcome of the vote on other proposals that the stockholders will vote on at the Annual Meeting.

        Except in the case of stock held by one of the employee stock plans listed below, by signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of Common Stock on any proposals that the Company does not know about now but that may be presented properly at the Annual Meeting. The members of the Proxy Committee are Michael W. Palkovic and Larry D. Hunter.

Proxies for Shares Held In Employee Stock Plans

        If you participate in the following stock plans, your proxy card will serve to instruct the Trustees, plan committees or independent fiduciaries of those plans how to vote your shares in the plan. If you do not provide instructions on how to vote your shares held in the following plans, these shares may be voted at the discretion of the Trustee, plan committee or independent fiduciary:

        DIRECTV Thrift and Savings Plan

        DIRECTV Savings Plus Plan

        For stock held through the employee stock plans, whether you vote by telephone, through the U.S. Mail or by Internet, your directions must be received by Computershare no later than 5:00 P.M. Eastern time on May 30, 2007. Please note that while you may attend the Annual Meeting, you may not vote stock held through these employee stock plans at the meeting. Your vote is confidential.

Quorum and Majorities

        A majority of all of the shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. As to Proposal 1 concerning the election of directors, the three designated candidates will be elected to the three available memberships on the Board of Directors, provided there is a quorum present. Each of Proposal 2 regarding ratification of our outside auditors, Proposal 3 requesting approval of amendment and restatement of

The DIRECTV Group, Inc. 2004 Stock Plan and Proposal 4 requesting approval of amendment and restatement of The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan will be approved if the proposal receives a majority of the votes cast by holders present, either in person or by proxy, at the meeting, provided there is a quorum present.

Attending the Annual Meeting

        If you plan to attend the Annual Meeting, please detach and retain the admission ticket that is attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting. If you hold your stock through a broker, bank or other record holder, please bring evidence that you own Common Stock to the Annual Meeting and we will provide you with admission tickets. If you receive your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. A form of government-issued photograph identification will also be required to enter the Annual Meeting.

Householding of Annual Meeting Materials

        The Securities and Exchange Commission, or SEC, permits corporations to send a single copy of the annual report and proxy statement to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for corporations. The Company has instituted this procedure for all stockholders of record.

        If one set of these documents was sent to your household for the use of all of the Company's stockholders in your household, and one or more of you would prefer to receive your own set, please contact Computershare by telephone at 1-877-498-8904 or by Internet at www.computershare.com.

        If a broker or other record holder holds your shares in the Company, please contact your broker or other record holder directly if you have questions, require additional copies of the proxy statement or annual report, or wish to receive multiple copies by revoking your consent to householding.

Annual Report

        We are mailing the annual report of the Company for the fiscal year ended December 31, 2006 to stockholders with this proxy statement.

Electronic Delivery of Annual Meeting Materials

        You can request that you receive the annual report and proxy materials of the Company via the Internet. At your request, you will receive an e-mail notification when these documents are available electronically through the Internet. Registered stockholders (those with an account maintained in their name with Computershare) may sign up for this service at www.computershare.com/us/ecomms.

Voting Inspectors

        The Company believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count and tabulate proxies. The Company has retained Computershare for this purpose. A representative of Computershare also acts as inspector at the Annual Meeting.

Solicitation Costs

        The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain stockholders have consented to the delivery of proxy materials by electronic transmission and certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by facsimile and by telephone. In addition to mailing copies of these materials to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

CODE OF ETHICS

        The Company has adopted a Code of Ethics and Business Conduct which complies with the requirements of the New York Stock Exchange, or NYSE, and the Company's Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers which complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Required information regarding any amendment or waiver to the Code of Ethics that would otherwise require the Company to file a Current Report on Form 8-K pursuant to Item 5.05 shall instead be disclosed on the Company's website within four business days following the date of the amendment or waiver. The Company's Code of Ethics may be accessed on the Company's website at www.directv.com. A paper copy of the Code of Ethics may be obtained by contacting the Corporate Secretary as provided on page 70.

DIRECTORS

Selection of Directors

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors. While the Nominating and Corporate Governance Committee has not established any specific minimum qualifications that must be met by a potential candidate for nomination by the Nominating and Corporate Governance Committee, important qualifying factors are level of education and business or public service experience. The assessment process by the Nominating and Corporate Governance Committee also includes consideration of diversity, the ability to bring unique and fresh perspectives, specific technical or business knowledge and expertise that might be beneficial to the Board and experience on the boards or management of other major corporations. The Nominating and Corporate Governance Committee also takes into account the need to have candidates with the required financial acumen and expertise to satisfy the requirements to serve on the Company's Audit Committee.

        Recommendations for potential candidates may come from members of the Board of Directors or management of the Company. The Company also has retained and may retain in the future an independent company that specializes in executive and director searches for major corporations. The Nominating and Corporate Governance Committee typically bases its review on any written materials provided on any candidate. The Nominating and Corporate Governance Committee determines whether the candidate meets the Company's general qualifications, assesses specific qualities and skills and determines whether requesting additional information or an interview is appropriate. The independent company may also assist in the review process by facilitating communications with candidates concerning their interest in serving as a director and help the Nominating and Corporate Governance Committee to assess the fit of the individual with the Company and its needs.

        The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations in the Company's Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and applicable law, stockholders may submit recommendations by writing to the Nominating and Corporate Governance Committee in care of The DIRECTV Group, Inc., to the attention of the Corporate Secretary by first- class mail at 2230 E. Imperial Highway, El Segundo, California 90245 or by facsimile to 1-310-964-0839. To be considered by the Nominating and Corporate Governance Committee for the 2008 Annual Meeting,

recommendations for nominees must comply with the requirements described below in "Stockholder Proposals", unless otherwise required by law.

Composition of Board and Independence of Directors

        The Board currently consists of 11 members. The Board held a total of 5 meetings in 2006. In 2006, average attendance at Board and committee meetings was 90%. Mr. Saban attended less than 75% of the aggregate of the meetings of the Board and Compensation Committee.

        In addition to being members of the Board, independent directors may serve on one or more of three standing committees of the Board. Please refer to "Committees of the Board of Directors" commencing on page 11 for information concerning committee responsibilities and current membership. Directors spend a considerable amount of time preparing for Board and committee meetings and, from time to time, may be called upon between meetings. The Board, as well as each committee, can retain the services of outside advisors at their request.

        The Corporate Governance Guidelines include categorical standards for determining director independence adopted by the Board of Directors of the Company, which are as follows:

        The Board of Directors will find a material relationship to exist and a director will not be independent if:

  (1)
  Within the past three years:

  (a)
  the director is or has been an employee of the Affiliated Group or an immediate family member is or has been an executive officer of the Affiliated Group;

  (b)
  the director has received, or has an immediate family member who has received during any twelve-month period, more than $100,000 in direct compensation from the Affiliated Group, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

  (c)
  the director or an immediate family member is a current partner of a firm that is the Affiliated Group's internal or external auditor; the director is a current employee of such firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance practice; or the director or an immediate family member was (but no longer is) a partner or employee of such firm and personally worked on the Affiliated Group's audit within that time;

  (d)
  the director or an immediate family member is or has been employed as an executive officer of another company where any of the Affiliated Group's present executive officers at the same time serves or served on that company's compensation committee; or

  (e)
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Affiliated Group for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's gross revenues.

  (2)
  the director is affiliated with a tax-exempt entity that within the past 12 months received significant contributions from the Affiliated Group (revenue of the greater of 2% of the entity's consolidated gross revenues or $1 million is considered significant); or

  (3)
  the director has any other relationships with the Affiliated Group or with members of senior management that the Board determines to be material.

        For purposes of this determination: (i) the "Affiliated Group" means the Company or its subsidiaries or the Purchaser Group and Affiliates as defined in the Company's Amended and Restated Certificate of Incorporation and (ii) an "immediate family member" includes a person's spouse, parents, step-parents, siblings, children, step-children, mothers-in-law and fathers-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law and anyone who shares such person's residence.

        The review by the Board to determine independence of its members included consideration of, among other things, employment history, information publicly available from third party filings and responses to questionnaires completed by each board member on commercial, banking, professional, charitable, familial and other relationships. Each Board member had the opportunity to ask questions of any member and to consider all relevant information. The Board conducted the review with the guidance of legal counsel on applicable standards and other relevant considerations.

        Based on a review by the Board of all relevant information, the Board has determined that each of Neil R. Austrian, Ralph F. Boyd, Jr., James M. Cornelius, Charles R. Lee, Peter A. Lund, Nancy S. Newcomb and Haim Saban has no material relationship with the Company or News Corporation, either directly or as a partner, stockholder or officer of an organization that has such a relationship, and that each is an "independent" director as defined by the Securities Exchange Act of 1934, the Corporate Governance Standards established by the NYSE, and the Company's Amended and Restated By-Laws and Corporate Governance Guidelines. Although it is not relevant at this time, the Board has also determined that none of the above-named directors has a material relationship with Liberty Media Corporation. In the case of Mr. Saban, the Nominating and Corporate Governance Committee specifically considered Mr. Saban's participation in a recently completed transaction whereby entities controlled by Mr. Saban and other investors acquired Univision Communications, Inc., or Univision. Univision provides programming to DIRECTV. As a result of this transaction, entities controlled by Mr. Saban own approximately 8% of Univision and Mr. Saban and another officer of entities controlled by Mr. Saban will sit on the board governing Univision and will provide services to Univision and its affiliates. After considering this information and other relevant factors, including the amount of payments made by (or to) DIRECTV to or by Univision and affiliated companies during 2006, the Committee determined that Mr. Saban continues to qualify as an independent director following the completion of Mr. Saban's transaction with Univision.

Executive Session

        The non-employee Directors meet in an executive session at each meeting of the Board unless otherwise determined at the meeting, without members of management present. Because three of the non-employee Directors do not qualify as independent directors, an additional executive session is held at least annually, attended only by independent directors.

        The executive sessions of the independent directors have such agendas and procedures as are determined by the Chairman of the Nominating and Corporate Governance Committee, Neil R. Austrian, who presides at the executive sessions of the independent directors.

Corporate Governance Guidelines

        The Company's Corporate Governance Guidelines, which outline, among other things, responsibilities of the Board, director qualification standards and Board independence criteria, are available on the Company's website, at www.directv.com. A paper copy of the Corporate Governance Guidelines may be obtained by contacting the Corporate Secretary as provided on page 70.

Stockholder Communications with the Board

        Stockholders wishing to communicate with the directors may send a letter by regular or express mail addressed to the Corporate Secretary, The DIRECTV Group, Inc., M/S A108, 2230 E. Imperial

Highway, El Segundo, California 90245, Attention: Board of Directors. All correspondence sent to that address will be delivered to the directors on a quarterly basis, unless management determines in an individual case that it should be sent more promptly. All correspondence to directors may also be forwarded within the Company to an appropriate subject matter expert for review. Stockholder concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters which include an anonymous toll-free hotline (1-800-860-4031).

        Special procedures have been established for stockholders and other interested parties wishing to communicate directly with Mr. Austrian as Chairman of the Nominating and Corporate Governance Committee and as the presiding director of the independent directors or to the independent directors as a group. Such communications should be sent as provided above and addressed to the attention of Jan Williamson who has been appointed by the Nominating and Corporate Governance Committee to act as agent for this purpose. The Company will adhere to the following procedures:

  (1)
  Upon receipt, the agent shall consult with the General Counsel to determine if the communication should be directed to the Company's Ethics Officer for disposition in accordance with the Company's Procedure for Handling Ethics Complaints or Ethics Procedure, or should be provided to the Chairman of the Nominating and Corporate Governance Committee for disposition as provided below.

  (2)
  Based on the outcome of the above, the agent shall:

  •
  Provide the communication to the Company's Ethics Officer for processing in accordance with the Ethics Procedure and notify Mr. Austrian that she has done so; or

  •
  Provide the actual communication, or a summary thereof (as approved by the General Counsel), to Mr. Austrian.

  (3)
  Following receipt of any communication or summary, Mr. Austrian, in consultation with the General Counsel or independent legal counsel, as he deems appropriate, will determine whether the communication or summary shall be given to all non-management directors and whether such material or other information will be given to management directors.

  (4)
  In any case, the agent shall retain copies of all such communications and make such communications available to non-management directors, or to management directors, as directed by Mr. Austrian.

Annual Meeting Attendance

        The Company does not require the attendance of directors at the Company's Annual Meeting. Eight members of the Board of Directors as constituted at that time attended the 2006 Annual Meeting. The directors at that time were Messrs. Murdoch, Austrian, Boyd, Carey, Chernin, Cornelius, DeVoe, Lee, Lund, Saban and Ms. Newcomb.

Director Information

        The current members of the Board of Directors of the Company are set out in the following table (information as to age, position, committee membership and director class is as of April 9, 2007, unless otherwise noted):

Name	Age	Position	Committee Memberships	Director Class
Neil R. Austrian	67	Private Investor	Nominating and Corporate Governance (Chair)	I
Ralph F. Boyd, Jr.	50	Executive Vice President/Community Relations, Freddie Mac and Chairman, Freddie Mac Foundation	Audit, Nominating and Corporate Governance	II
Chase Carey	53	President and Chief Executive Officer	None	III
Peter Chernin	55	Director, President and Chief Operating Officer, News Corporation	None	III
James M. Cornelius	63	Interim Chief Executive Officer, Bristol-Myers Squibb Company	Audit (Chair)	II
David F. DeVoe	60	Director, Senior Executive Vice President and Chief Financial Officer, News Corporation	None	II
Charles R. Lee	67	Retired Chairman and Co-Chief Executive Officer, Verizon Communications, Inc.	Compensation (Chair), Nominating and Corporate Governance	I
Peter A. Lund	66	Private Investor and Media Consultant	Audit, Compensation	III
K. Rupert Murdoch	76	Chairman and Chief Executive Officer, News Corporation	None	I
Nancy S. Newcomb	62	Retired Senior Corporate Officer, Citigroup, Inc.	Audit	II
Haim Saban	62	Chairman and Chief Executive Officer, Saban Capital Group, Inc.	Compensation	III

        The Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors. The term of the Class I directors expires on the date of the Annual Meeting, the term of the Class II directors expires on the date of the 2008 Annual Meeting and the term of the Class III directors expires on the date of the 2009 Annual Meeting. Directors are elected for a term of three years.

        Set forth below is a brief biography of the current members of the Board of Directors other than the Class I directors. The biographies of those Class I directors nominated for election are provided on page 14.

        Ralph F. Boyd, Jr.    Class II—Term expires 2008

        Mr. Boyd has served as a Director and as a member of the Company's Audit Committee and the Nominating and Corporate Governance Committee since December 22, 2003. Since February 2005, Mr. Boyd has served as the Executive Vice President/Community Relations of Freddie Mac, the Chairman of the Freddie Mac Foundation, and a Director of the Home Ownership Funding Corporation I and II, two real estate investment trust affiliates of Freddie Mac. Prior to that, Mr. Boyd was the General Counsel of Freddie Mac from April 2004 to February 2005. From 2003 through March 2004, Mr. Boyd was a senior litigation partner in the Washington DC office of the law firm of Alston & Bird, LLP. Mr. Boyd was an Assistant Attorney General of the United States for Civil Rights in the U.S. Department of Justice from 2001 until 2003. He was counsel and then a partner in the trial department of the Boston law firm of Goodwin Procter LLP from 1997 until 2001. Mr. Boyd also served as an Assistant U.S. Attorney in the Criminal Division of the Boston U.S. Attorney's Office from 1991 until 1997. From 2004 to November 2006, Mr. Boyd served as the U.S. Member of the Committee on the Elimination of All Forms of Racial Discrimination, a Geneva-based United Nations human rights treaty compliance body. He also serves as a Trustee of the National Housing Partnership Foundation, a developer and provider of affordable multi-family housing.

        Chase Carey.    Class III—Term expires 2009

        Mr. Carey has served as a Director and as the President and Chief Executive Officer of the Company since December 22, 2003. Mr. Carey has served as a Director of News Corporation since November 2004, Executive Director of News Corporation from 1996 to November 2004 and a consultant to News Corporation from 2002 to 2003. Mr. Carey served as Co-Chief Operating Officer of News Corporation from 1996 until 2002. Mr. Carey served as a Director, President and Chief Executive Officer of Sky Global Networks, Inc. from 2001 until 2002. Mr. Carey served as a Director of Fox Entertainment Group, Inc., or Fox Entertainment, from 1992 until 2002 and served as Co-Chief Operating Officer from 1998 until 2002. Mr. Carey was Chairman and Chief Executive Officer of Fox Television from 1994 until 2000. Mr. Carey was a Director of News America Incorporated, or News America, from 1998 until 2002, President and Chief Operating Officer from 1998 until 2002 and Executive Vice President from 1996 to 1998. Mr. Carey served as a Director of STAR Group Ltd., or STAR, from 1993 until 2002, a Director of NDS Group, plc., or NDS, from 1996 until 2002 and a Director of Gemstar-TV Guide International, Inc., or Gemstar-TV Guide, from 2000 until 2002. Mr. Carey has been a Director of British Sky Broadcasting plc., or BSkyB, since February 2003. Mr. Carey is a Trustee Emeritus of Colgate University.

        Peter Chernin.    Class III—Term expires 2009

        Mr. Chernin has served as a Director of the Company since December 22, 2003. In addition, he has served as a Director and President and Chief Operating Officer of News Corporation since 1996. Mr. Chernin has been a Director and the President and Chief Operating Officer of Fox Entertainment since 1998. Mr. Chernin has been a Director and the Chairman and Chief Executive Officer of News America since 1996. Mr. Chernin served as Chairman and Chief Executive Officer of Fox Filmed Entertainment from 1994 to 1996 and in various executive capacities at Fox subsidiaries since 1989. Mr. Chernin has served as a Director of Gemstar TV-Guide since 2002 and was a Director of TV Guide, Inc. from 1999 to 2000. Mr. Chernin has served as a Director of American Express Company since January 2006.

        James M. Cornelius.    Class II—Term expires 2008

        Mr. Cornelius has served as a Director of the Company since 2000 and has served as Chair of the Company's Audit Committee since 2003. He served as a member of the Compensation Committee from 2000 to 2003. Since September 2006, Mr. Cornelius has served as the Interim Chief Executive Officer of Bristol-Meyers Squibb, where he has also served as a Director since January 2005. From November 2005 to April 2006, Mr. Cornelius served as the Chairman of the Board and Chief Executive Officer of Guidant Corporation, where he had served as a Director since 1995. Previously, he served as the Non-Executive Chairman from 2000 until November 2005 and as Executive Chairman from 1995 until 2000. Mr. Cornelius is also a Director of Given Imaging Ltd.

        David F. DeVoe.    Class II—Term expires 2008

        Mr. DeVoe has served as a Director of the Company since December 22, 2003. In addition, he has served as a Director and Chief Financial Officer of News Corporation since 1990. Mr. DeVoe has served as Senior Executive Vice President of News Corporation since 1996 and was Executive Vice President from 1990 until 1996. Mr. DeVoe has been a Director of News America since 1991, its Senior Executive Vice President since 1998 and served as its Executive Vice President from 1991 until 1998. Mr. DeVoe has been a Director of Fox Entertainment since 1991 and Senior Executive Vice President and Chief Financial Officer since 1998. Mr. DeVoe has been a Director of STAR since 1993, a Director of NDS since 1996, a Director of BSkyB since 1994 and a Director of Gemstar-TV Guide since 2001.

        Peter A. Lund.    Class III—Term expires 2009

        Mr. Lund has served as a Director of the Company since 2000 and has served as a member of the Compensation Committee and the Audit Committee since 2000. Mr. Lund served as Chair of the Compensation Committee from December 2003 to February 2006. Mr. Lund is a private investor and media consultant. Prior to that, Mr. Lund was President and CEO of CBS, Inc. where he spent 20 years at CBS, holding numerous positions including President, CBS Broadcast Group, President, CBS Sports, President, CBS Television stations and President, CBS Television Network. He also served as President, Multimedia Entertainment Company. Mr. Lund is also a Director of Crown Media Holdings, Inc. and Emmis Communications Corporation.

        Nancy S. Newcomb.    Class II—Term expires 2008

        Ms. Newcomb has served as a Director of the Company since February 7, 2006 and serves as a member of the Audit Committee. Ms. Newcomb served as a senior corporate officer, risk management, of Citigroup from May 1998 until her retirement in 2004. She served as a customer group executive of Citicorp (the predecessor corporation) from December 1995 to April 1998, as a division executive, Latin America, from September 1993 to December 1995 and as the principal financial officer responsible for liquidity, funding and capital management from January 1988 to August 1993. Ms. Newcomb currently serves as a Director of Moody's Corporation and Sysco Corporation. Ms. Newcomb is also a member of the Governing Council of the Van Leer Group Foundation, the Netherlands.

        Haim Saban.    Class III—Term expires 2009

        Mr. Saban has served as a Director of the Company since December 2004 and serves as a member of the Compensation Committee. Mr. Saban has served as Chief Executive Officer and Chairman of the Board of Directors of Saban Capital Group, Inc. since 2003 and as Chairman and Chief Executive Officer of Saban Music Group, Inc. since 2001. Mr. Saban served, through February 2007, as Chairman of the Supervisory Board of ProSiebenSat.1 Media AG and currently is a member of the Board of Directors of Television Francaise 1. Effective April 2, 2007, Mr. Saban serves as a member of the Board of Broadcast Media Partners, Inc., and its subsidiaries including Univision Communications, Inc.

Mr. Saban previously served as Chairman and Chief Executive Officer of Fox Family Worldwide from 1997 to 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently has three members all of whom are independent directors as defined by the NYSE. The Nominating and Corporate Governance Committee met two times in 2006. The Nominating and Corporate Governance Committee is responsible for taking a leadership role in shaping the corporate governance of the Company and is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and to periodically review and recommend changes to those guidelines, including an annual review of the Company's Code of Ethics and Business Conduct and the Company's Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers. It also researches and recommends candidates for membership on the Board, considers whether to nominate incumbent members for reelection, makes recommendations to the Board as to the determination of director independence and recommends to the Board retirement policies for directors. The Nominating and Corporate Governance Committee also makes recommendations concerning committee memberships, rotation, and chairs, and sets the agendas for the executive sessions of the independent directors. The current charter of the Nominating and Corporate Governance Committee may be accessed on the Company's website at www.directv.com. A paper copy of the charter may be obtained by contacting the Corporate Secretary as provided on page 70.

        Membership: Neil R. Austrian, Chair; Ralph F. Boyd, Jr.; Charles R. Lee

Audit Committee

        The Audit Committee is a separately designated standing committee of the Board and currently has four members all of whom are independent directors as defined by the NYSE. Ms. Newcomb was appointed to the Audit Committee effective February 7, 2006. The Audit Committee met nine times in 2006. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the financial reports and other financial information provided by the Company to the stockholders and others, the Company's system of internal controls, the Company's compliance procedures for the employee code of ethics and standards of business conduct, the Company's audit, accounting and financial reporting processes generally and to review and decide upon proposed transactions with related parties. The Board has determined that both Mr. Cornelius and Ms. Newcomb are qualified to serve as the Audit Committee's financial experts as required by the NYSE and each satisfies the standard for "audit committee financial expert" under the Sarbanes-Oxley Act of 2002. The charter of the Audit Committee, approved by the Board, may be accessed on the Company's website at www.directv.com. A paper copy of the charter may be obtained by contacting the Corporate Secretary as provided on page 70.

        Membership: James M. Cornelius, Chair; Ralph F. Boyd, Jr.; Peter A. Lund; Nancy S. Newcomb

Compensation Committee

        Under the Company's governance guidelines, the Compensation Committee consists of three or more directors appointed to the Compensation Committee by the Board of Directors. The Compensation Committee currently has three members, each of whom has been determined to be an independent, non-employee or outside director under the Company's By-Laws, applicable New York Stock Exchange rules, Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code of 1986 as amended from time to time, or the Code. The Compensation

Committee met three times in 2006. Executive sessions with an independent consultant present but without members of management present are held when appropriate and at least once each year.

        The Compensation Committee determines the compensation of the Chief Executive Officer and other elected officers of the Company, evaluates the performance of the Chief Executive Officer after receiving input from the Board and presents the results of its decisions regarding the Chief Executive Officer's and other executive officers' compensation to the Board. The Compensation Committee approves and is responsible for all equity-based plans. The Compensation Committee assists the Board regarding recruitment of elected officers and development of retention, termination and severance policies and procedures for elected officers. The Compensation Committee reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board. The Compensation Committee periodically reviews the adequacy of its charter and recommends any proposed changes to the Board for approval. Except for the standard compensation received in connection with service on the Board and its committees, the members of the Compensation Committee are not eligible to participate in any of the compensation plans or programs it administers.

        As part of its periodic review of the Committee's charter, effective March 28, 2007, the Compensation Committee approved certain revisions to its charter. The full text of the revised charter is attached to this proxy statement as Annex A and is available at the Company's website at www.directv.com. A paper copy of the charter also may be obtained by contacting the Corporate Secretary as provided on page 70.

        The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee with the authority to act on the Compensation Committee's behalf. The Compensation Committee has delegated authority over the granting and administration of stock-based awards, other than awards to executive officers, to the Special 2004 Stock Plan Committee, which currently consists solely of the Chief Executive Officer. As successor administrator of the previous Hughes Electronics Incentive Plan, the Compensation Committee has delegated certain administrative authority over outstanding awards to executives and managers other than executive officers to a committee consisting of the Chief Executive Officer and the senior executive for Human Resources.

        To obtain access to independent compensation data, analysis and advice, the Compensation Committee retains the services of a compensation consultant that is hired by and reports to the Compensation Committee. The consultant is Watson Wyatt Worldwide, or the Consultant. The Compensation Committee retained the Consultant in 2004 and evaluated and renewed the relationship in 2006. Compensation Committee members can engage or initiate contact with the Consultant and have direct access to the Consultant without management involvement. The Consultant may have other relationships with the Company, so long as those relationships do not interfere with its ability to provide independent advice. In order to ensure the continued independence of the Consultant, the Compensation Committee annually reviews all other services performed by the Consultant for the Company and the Company makes every practical effort to minimize such other work of the Consultant.

        Examples of projects that the Compensation Committee may assign to the Consultant include:

  •
  analyze and advise on the composition of the peer group of companies,

  •
  analyze and advise on the levels of executive compensation as compared to general market compensation data and to the peer companies' compensation data,

  •
  analyze and advise on proposed compensation programs or changes to existing programs, including the links between pay and performance,

  •
  analyze and advise on Board of Directors compensation,

  •
  discuss trends and best practices in compensation design and disclosure,

  •
  assist in designing compensation governance policies, and

  •
  advise on the tax and accounting impacts of the compensation programs.

        The Compensation Committee believes that input from both management and the Consultant provides useful information and points of view to assist the Compensation Committee to develop its own views on compensation. Three executives attend all meetings and periodically provide input from management: Mr. Carey, Chief Executive Officer, Mr. Hunter, Executive Vice President, Legal and Human Resources, General Counsel, Corporate Secretary and the Secretary of the Compensation Committee, and Ms. Irene McKenna, Vice President, Compensation and Benefits. The Consultant attends meetings as appropriate. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the Company's executive officers from both the Consultant and management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for the named executive officers.

        Membership: Charles R. Lee, Chair; Peter A. Lund; Haim Saban.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. The term of the members in Class I expires on the date of the Annual Meeting. The term of the members of Class II expires on the date of the 2008 Annual Meeting and the term of the members of Class III expires on the date of the 2009 Annual Meeting. You will be voting only on the election of nominees to serve as members of Class I. There are three such nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Each nominee has consented to serve if elected. The Board has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board. In connection with the pending transaction between News Corporation and Liberty Media Corporation, Mr. Murdoch (and Messrs. Chernin and DeVoe) will resign as directors of the Company at the completion of such transaction, which is currently anticipated to occur in the second half of calendar year 2007. See "Certain Effects of Pending Transaction Between News Corporation and Liberty Media Corporation—Composition of Board of Directors" on page 71.

        The following table sets forth certain information with respect to the individuals nominated and recommended to be elected by the Board and is based on the records of the Company and information furnished to it by such persons. Please refer to the table titled "Security Ownership of Directors, Named Executive Officers and Certain Other Beneficial Owners" for information pertaining to stock ownership by the nominees.

Name of Nominee	Age	Position
Neil R. Austrian	67	Private Investor
Charles R. Lee	67	Retired Chairman and Co-Chief Executive Officer, Verizon Communications, Inc.
K. Rupert Murdoch	76	Chairman and Chief Executive Officer, News Corporation

BIOGRAPHICAL INFORMATION

        Neil R. Austrian.    Class I—Term expires 2007

        Mr. Austrian has served as a director and as Chair of the Nominating and Corporate Governance Committee since December 22, 2003. Mr. Austrian is a private investor. He served as the interim Chairman and Chief Executive Officer of Office Depot, Inc. from October 2004 until March 2005 and continues to serve as a Director. Mr. Austrian served as President and Chief Operating Officer of the National Football League from 1991 until 1999. Prior to that, he was a Managing Director of Dillon, Read & Co., Inc. from 1987 until 1991.

        Charles R. Lee.    Class I—Term expires 2007

        Mr. Lee has served as a director and a member of the Compensation Committee and Nominating and Corporate Governance Committee since December 22, 2003 and Chair of the Compensation Committee since February 2006. From April 2002 to December 2003, Mr. Lee served as the non-executive Chairman of Verizon Communications, Inc. or Verizon. From 2000 through 2002, Mr. Lee served as Chairman and Co-Chief Executive Officer of Verizon. Previously, Mr. Lee served as Chairman of the Board of Directors and Chief Executive Officer of GTE Corporation. Mr. Lee is also a Director of The Procter & Gamble Company, United Technologies Corporation, United States Steel Corporation and Marathon Oil Corporation.

        K. Rupert Murdoch.    Class I—Term expires 2007

        Mr. Murdoch has served as Chairman of the Board of Directors since December 22, 2003 and has been Chairman of the Board of Directors and Chief Executive Officer of News Corporation since 1979. He has been a Director of News Limited, News Corporation's principal subsidiary in Australia, since 1953, a Director of News International Limited, News Corporation's principal subsidiary in the United Kingdom, since 1969 and a Director of News America since 1973. Mr. Murdoch has been a Director of STAR since 1993 and served as Chairman of STAR from 1993 to 1998. Mr. Murdoch has been a Director of Fox Entertainment since 1985, Chairman since 1992 and Chief Executive Officer since 1995. Mr. Murdoch has served as a Director of BSkyB since 1990 and Chairman since 1999. Mr. Murdoch has served as a Director of Gemstar-TV Guide since 2001.

The Board of Directors recommends that the stockholders vote "FOR" the election of each of the nominees named above for election to the Board of Directors.

EXECUTIVE OFFICERS

        The names and ages of the executive officers of the Company as of April 9, 2007, their positions with the Company and the date of their election to that office are as follows:

Executive Officers	Age	Position	Date of Election
K. Rupert Murdoch	76	Chairman of the Board of Directors	12/22/03
Chase Carey	53	President and Chief Executive Officer	12/22/03
Bruce B. Churchill	49	Executive Vice President, President of DIRECTV Latin America, LLC and President—New Ventures	1/28/04
Larry D. Hunter	56	Executive Vice President, Legal and Human Resources, General Counsel and Corporate Secretary	1/28/04
Michael W. Palkovic	49	Executive Vice President and Chief Financial Officer	3/16/05
Romulo Pontual	47	Executive Vice President and Chief Technology Officer	1/28/04
Patrick T. Doyle	51	Senior Vice President, Controller, Treasurer and Chief Accounting Officer	3/3/04

        The Board of Directors elected each of the above executive officers. Executive officers of the Company serve at the discretion of the Board of Directors and may be removed at any time by the Board with or without cause.

        Bruce B. Churchill.    Mr. Churchill currently serves as the Executive Vice President of the Company, President—New Ventures and as President of the DIRECTV Latin America business. He served as Chief Financial Officer of the Company from January 1, 2004 until March 2005. Prior to joining the Company, Mr. Churchill served as President and Chief Operating Officer of STAR, a position he held beginning in May 2000. Previously, he served as the Deputy Chief Executive Officer of STAR since 1996. Prior to joining STAR, Mr. Churchill served as Senior Vice President, Finance at Fox Television.

        Larry D. Hunter.    Mr. Hunter currently serves as Executive Vice President, Legal and Human Resources, General Counsel and Corporate Secretary of the Company. He served as Senior Vice President from June 2001 to January 2004 and as General Counsel since December 2002. He was named Associate General Counsel in June 2001 and was named Corporate Vice President in August 1998. Mr. Hunter served as Chairman and Chief Executive Officer of DIRECTV Japan from 1998 until 2001.

        Michael W. Palkovic.    Mr. Palkovic currently serves as the Executive Vice President and Chief Financial Officer of the Company and is the Executive Vice President and Chief Financial Officer of the DIRECTV U.S. business where he served as Senior Vice President from July 2001 to February 2004 and as Chief Financial Officer since July 2001. Mr. Palkovic joined DIRECTV in 1996. Prior to joining the Company, Mr. Palkovic held various positions at Times Mirror Cable Television.

        Romulo Pontual.    Mr. Pontual currently serves as Executive Vice President and Chief Technology Officer of the Company. Prior to joining the Company, Mr. Pontual served as Executive Vice President, Television Platforms at News Corporation since 1996.

        Patrick T. Doyle.    Mr. Doyle currently serves as Senior Vice President, Treasurer, Controller and Chief Accounting Officer of the Company. He was appointed Corporate Vice President and Controller in July 2000 and Treasurer in June 2001. Previously, Mr. Doyle served as Vice President, Taxes from October 1996 to July 2000 and was given the additional responsibility of Corporate Development in June 1997.

SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND CERTAIN OTHER BENEFICIAL OWNERS

        The beneficial ownership as of April 9, 2007, of Common Stock for each current director and nominee for director, each named executive officer, and all current directors and officers as a group are shown in the following table1. Except for Mr. Murdoch, who may be deemed to beneficially own approximately 38.4% of the Common Stock of the Company as described below, each of the individuals listed below, as well as all of the current directors and officers as a group (excluding Mr. Murdoch), own less than 1% of the outstanding shares and voting power of Common Stock.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Beneficially Owned		Deferred Stock Units(2)		Stock Options(3)
K. Rupert Murdoch	470,420,752	(4)	0		0
Neil R. Austrian	10,000	(5)	4,030		0
Ralph F. Boyd, Jr.	14,030	(5)	0		0
Chase Carey	741	(6)	0		1,883,764
Peter Chernin	0		0		0
James M. Cornelius	168,422	(5)	7,984	(7)	7,775	(7)
David F. DeVoe	0		0		0
Charles R. Lee	50,000	(5)	4,030		0
Peter A. Lund	14,030	(5)	12,334	(7)	5,000	(7)
Nancy S. Newcomb	14,030	(5)	0		0
Haim Saban	7,950	(5)(8)	7,030		0
Bruce B. Churchill	127	(6)	0		0
Larry D. Hunter	66,535	(6)	0		555,000
Michael W. Palkovic	41,537	(6)	0		149,000
Romulo Pontual	27,613	(6)	0		0
All Directors and Executive Officers as a group (16 persons)	470,868,807	(6)	35,408		2,931,539

(1)
This table does not include any shares of Common Stock that may be held by pension and profit-sharing plans of other corporations or endowment funds of education and charitable institutions for which various directors and executive officers may serve as directors or trustees. The address for all directors and executive officers of the Company is c/o The DIRECTV Group, Inc., 2230 E. Imperial Highway, El Segundo, California 90245. Unless otherwise indicated, beneficial ownership of Common Stock represents both sole voting and sole investment power.

(2)
Does not include unvested and undistributed restricted stock units.

(3)
Includes all options exercisable, whether or not having current value, within 60 days of April 9, 2007.

(4)
Based on a Schedule 13D/A filed by News Corporation with the Securities and Exchange Commission on December 27, 2006, Fox Entertainment Group, Inc. is the record and beneficial owner of an aggregate of 470,420,752 shares of Common Stock ("Fox Owned Shares"), representing an approximate 38.4% interest in the Company as of April 9, 2007. Fox Entertainment is a wholly owned subsidiary of News Corporation and therefore News Corporation is the beneficial owner of the Fox Owned Shares. Mr. Murdoch may be deemed to be the beneficial owner of the Fox Owned Shares because of certain ownership interests in News Corporation. A Schedule 13G/A was filed with the SEC on December 15, 2006, with respect to the beneficial ownership of securities of News Corporation by (a) the Murdoch Family Trust, (b) Cruden Financial Services, LLC, which acts as the corporate trustee of the Murdoch Family

  Trust and (c) K. Rupert Murdoch. In the Schedule 13G/A, the Murdoch Family Trust and Cruden Financial Services, LLC disclose beneficial ownership in shares representing 30.1% of the outstanding voting stock of News Corporation and Mr. Murdoch discloses beneficial ownership representing 31.2% of the outstanding voting stock of News Corporation, which includes all of the shares beneficially owned by the Murdoch Family Trust. According to the Schedule 13G/A, as a result of Mr. Murdoch(1)s ability to appoint certain members of the board of directors of Cruden Financial Services, LLC, Mr. Murdoch may be deemed the beneficial owner of the News Corporation shares beneficially owned by the Murdoch Family Trust. However, according to the Schedule 13G/A, Mr. Murdoch disclaims any beneficial ownership of those shares. News Corporation has agreed to transfer the Fox Owned Shares to Liberty Media Corporation. See "Certain Effects of Pending Transaction Between News Corporation and Liberty Media Corporation" on page 71.

(5)
In previous years, the equity portion of Board compensation was awarded in RSUs that were distributed in four equal increments beginning on the first trading day following the last day of the grant year and thereafter for each of the following years. On February 6, 2007, the Compensation Committee and the Board of Directors accelerated the distribution date to February 12, 2007 for all outstanding vested and undistributed restricted stock units, which is reflected in the amounts shown.

(6)
Includes shares held in trust by State Street Bank and Trust Company, as Trustee of the DIRECTV Thrift and Savings Plan as of April 9, 2007. Shares are owned pursuant to a Rule 16b-3 exempt employee savings plan.

(7)
Issued under the Hughes Electronics Corporation Plan for Non-Employee Directors.

(8)
Includes indirect shares held in a wholly-owned company and shares held indirectly through a partnership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Federal securities law requires that directors and certain officers of the Company report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Company believes that all required filings for 2006 and prior years have been made in a timely manner with the exception of the following inadvertent late reports filed in 2006: Messrs. Austrian, Boyd, Cornelius, Lee and Lund each filed one late Form 4 filing and two late Form 5 filings; Mr. Saban filed one late Form 4 filing and one late Form 5 filing, and Ms. Newcomb and Mr. Churchill each filed one late Form 4 filing.

CERTAIN BENEFICIAL OWNERS

        The following table gives information about each entity known to the Company to be the beneficial owner of more than 5% of Common Stock as of April 9, 2007. The shares listed below do not include the Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as a director or trustee.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
News Corporation 1211 Avenue of the Americas New York, NY 10036	470,420,752	(2)	38.4%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	92,436,850	(3)	7.55%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	82,691,332	(4)	6.75%
Legg Mason Capital Management, Inc. 100 Light Street Baltimore, MD 21202	63,678,280	(5)	5.20%

(1)
Based upon 1,225,078,380 shares outstanding as of April 9, 2007.

(2)
See Footnote 4 beginning on page 16 for further information concerning beneficial ownership by News Corporation.

(3)
Information based solely on Schedule 13G filed by stockholder with the Securities and Exchange Commission on January 23, 2007, which reflects ownership of a group consisting of Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited, as of December 31, 2006. The filing states that the shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of the accounts. Barclays Global Investors, NA has sole voting power over 62,359,026 shares and sole dispositive power over 73,533,313, Barclays Global Fund Advisors has sole voting and dispositive power over 4,091,070 shares, Barclays Global Investors, Ltd. has sole voting and dispositive power over 10,643,831 shares, Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power over 858,015 shares and Barclays Global Investors Japan Limited has sole voting and dispositive power over 3,310,621 shares. The filing further states that various accounts managed by the investment advisers identified therein have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company.

(4)
Information based solely on Schedule 13G filed by stockholder with the Securities and Exchange Commission on February 12, 2007, which reflects ownership of a group consisting of Southeastern Asset Management, Inc., and Mr. O. Mason Hawkins, Chairman of the Board and CEO of Southeastern Asset Management, Inc.. The filing states that the shares reported are owned legally by the investment advisory clients of Southeastern Asset Management, Inc., and none are owned directly or indirectly by Southeastern Asset Management, Inc. The filing further states that it is also being filed by Mr. Hawkins in the event that he could be deemed to be a controlling person of Southeastern Asset Management, Inc., as a result of his official positions with or ownership of its voting securities. The filing expressly disclaims the existence of such control and states that Mr. Hawkins does not own directly or indirectly any of the securities covered by the filing. At

  December 31, 2006, Southeastern Asset Management, Inc., reported sole power to vote or direct the vote of 50,780,631 shares, shared the power to vote or direct the vote of 24,070,500 shares and had no power to vote 7,840,201 shares (which does not include 1,469,200 shares held by completely non-discretionary accounts over which the reporting parties have neither voting nor dispositive power and for which the reporting parties disclaim beneficial ownership). At December 31, 2006, Southeastern Asset Management, Inc. reported sole power to dispose or direct the disposition of 58,578,424 shares, shared power to dispose or to direct the disposition of 24,070,500 shares and no power to dispose or direct the disposition of 42,408 shares (which does not include 1,469,200 shares held by completely non-discretionary accounts over which the reporting parties have neither voting nor dispositive power and for which the reporting parties disclaim beneficial ownership).

(5)
Information based solely on Schedule 13G filed by stockholder with the Securities and Exchange Commission on February 15, 2007, which states that various accounts managed by the stockholder have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of shares of, the Company and that no such account owns more than 5% of the shares outstanding. All shares held are subject to shared power to vote or to direct the vote and all shares held are subject to shared power to dispose or to direct the disposition of the shares.

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis, or CD&A, has been reviewed by and approved for inclusion in this proxy statement by the Compensation Committee, or the Committee. Although this CD&A expresses the views and input of both the Committee and management of the Company, references to "we," "us" and "our" refer to the Company.

        This report addresses

  •
  the Company's compensation philosophy and objectives,

  •
  the elements of compensation that are used to achieve those objectives,

  •
  the Company's performance in 2006 and the effect that performance had on the incentive programs, and

  •
  how the Company paid the named executive officers for their performance in 2006.

        The named executive officers are Chase Carey, Michael Palkovic, Bruce Churchill, Larry Hunter and Romulo Pontual. A brief biography of Mr. Carey is provided on page 9 and for each of the other executive officers on page 15.

Summary

        The compensation programs for the named executive officers are designed to support the achievement of annual and longer-term business goals that are expected to enhance the value of the Company for stockholders. The total of an executive officer's base salary, target annual bonus and target long-term stock awards is intended to be competitive with the pay levels of similar executives among companies in our peer group of companies.

        As part of its processes and procedures for determining executive compensation, the Compensation Committee:

  •
  reviews and establishes the peer group companies used as a reference to benchmark Company performance and executive officer compensation;

  •
  reviews executive officer compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance;

  •
  reviews total compensation and benefits summaries (also referred to as tally sheets) for each executive officer to ensure the Committee understands all aspects of each executive officer's total compensation;

  •
  approves specific performance targets, which are linked to Company performance;

  •
  confirms with the Committee's independent compensation consultant that total compensation paid to the Chief Executive Officer and the other executive officers is appropriate based on an analysis that compares the Company's financial performance relative to the performance of its peer group as measured by financial metrics including stockholder returns and financial performance over one-year and longer periods; and

  •
  approves base salary adjustments and annual and long-term incentive award payouts for each year based on performance achieved in the prior year relative to the pre-established performance targets.

        In reviewing the Company's 2006 performance, the Committee determined that the performance goals had been exceeded for both the 2006 annual bonus program and the three year stock-based performance plan ending in December 2006. The Committee's compensation consultant, Watson Wyatt

Worldwide, or the Consultant, determined that the Company had performed above the median as compared to the peer companies with respect to financial measures such as total return to stockholders, return on investment, free cash flow growth, earnings per share growth, revenue growth and EBITDA growth. After reviewing these achievements, as well as other performance factors, the Committee approved bonuses that exceeded the target bonus levels for 2006 and approved payment of 100% of the shares in the performance-based stock program for the three-year period ending December 31, 2006.

Compensation Philosophy and Objectives

        We believe that the long-term value of the Company will increase if the executive management team possesses certain key attributes including business acumen, industry experience, personal integrity and the ability to recognize and make the most of talent within the Company, to lead and motivate management and employees and to manage and encourage creativity and innovation. We use a variety of compensation elements to attract and retain top executive talent with these attributes, to reward performance, provide an incentive for future performance and align the executives' long-term interests with those of the stockholders.

        Consistent with these objectives, the compensation plans are intended to:

  •
  attract and retain an excellent management team,

  •
  link the total of base salaries, annual bonuses and long-term incentive compensation with the achievement of business goals that we believe will enhance stockholder value,

  •
  be appropriate and competitive with the market for similarly situated executives among our peer group of companies, and

  •
  comply with applicable laws and regulatory requirements.

        Two primary types of compensation are used to achieve these goals:

  (i)
  annual compensation, which includes

  (a)
  a base salary at a level consistent with individual responsibilities and contributions,

  (b)
  an incentive bonus designed to link each executive officer's compensation to the Company's performance and such executive officer's individual contribution to the achievement of business goals,

  (c)
  health, welfare, savings and pension benefits and certain perquisites designed to be competitive with those offered by a broad group of companies in entertainment, content development and distribution, including the peer companies, and

  (ii)
  long-term compensation, which includes equity-based compensation designed to encourage achievement of business goals and actions to maximize stockholder value over the long-term.

        The total of an executive officer's base salary, target annual bonus and target long-term stock award is intended to be competitive with the pay levels of similar executives among companies in our peer group of companies. The Committee uses its judgment and experience in determining the mix of compensation elements. Flexibility in setting compensation each year and evaluating Company and individual executive officer performance against both quantitative and qualitative business goals provides the ability to adapt the compensation programs to respond to the continually shifting competitive environment and provides the motivational value for executives to remain with the Company, develop new entertainment and services for customers and increase the value of the Company to stockholders. To enable the Company to continue to attract, retain and motivate the highest level of executive talent, other factors may be considered such as previous compensation (for recently recruited executives), industry experience and achievements, and how the executive's skills and experience may enable the successful achievement of the Company's business plans.

Elements of Executive Compensation

        The key elements of compensation for the executive officers are base salary, an annual incentive bonus paid in cash and a long-term incentive award denominated and usually paid in shares of Company stock. The executive officers are also eligible for certain other benefits and perquisites.

Peer Group

        Evaluating pay practices among the peer group assists the Committee to determine the appropriate total target value of the primary compensation elements of the executive officers' compensation—base salaries, annual bonuses and long-term incentives—as well as the relative proportions of those elements. In determining the appropriate amount for each of these elements, the compensation paid for similar positions at other corporations within a peer group of companies is reviewed annually.

        The current peer group companies were selected in 2004. The list is reviewed and assessed periodically to determine if a modification is appropriate. The Consultant developed the list in order to focus on companies in the entertainment, content development and distribution industries and incorporated suggestions from management and the Chairman of the Compensation Committee. The selected peer companies fall within a range (both above and below the Company) of comparison factors such as revenue, market capitalization and net income; thus, companies that were significantly larger or smaller than the Company were excluded from the final list.

        The 19 companies comprising the peer group from 2004 to 2006 were:

Alltel Corp.	EchoStar Communications	Time Warner, Inc.
AT&T Corp.	Gannet	Tribune Co.
BellSouth Corp.	Hearst Argyle Television, Inc.	Univision Communications, Inc.
Cablevision Systems	Liberty Media	Viacom, Inc.
Charter Communications	Nextel Communications	Walt Disney Co.
Clear Channel Communications	Qwest Communications International
Comcast	Sprint Corp.

        In November 2006, the Committee modified the peer group based on a report from the Consultant and input from the Company and the Chairman of the Compensation Committee. The Committee discussed changes in the Company's strategic direction, changes in revenue, market capitalization and net income of the existing peer group, mergers and spin-offs of companies, and the growth of newer companies in the entertainment industry. Following the discussion, the Committee approved the following changes to the peer group: remove AT&T Corp., BellSouth Corp., and Hearst Argyle Television, Inc., and add British Sky Broadcasting Group, plc. (BSkyB), CBS Corporation (CBS), News Corporation, Sirius Satellite Radio, Inc. and XM Satellite Radio, Inc.

        The 21 companies comprising the updated peer group are:

Alltel Corp.	EchoStar Communications	Sprint Corp.
BSkyB	Gannet	Time Warner, Inc.
Cablevision Systems	Liberty Media	Tribune Co.
CBS	News Corporation	Univision Communications, Inc.
Charter Communications	Nextel Communications	Viacom, Inc.
Clear Channel Communications	Qwest Communications International	Walt Disney Co.
Comcast	Sirius Satellite Radio	XM Satellite Radio

Annual Compensation

        Annual compensation includes (i) a base salary at a level consistent with individual responsibilities and contributions and (ii) an annual incentive bonus linking each executive officer's compensation to the level of Company performance against pre-established business objectives and the officer's individual contribution to achieving those objectives.

        Base Salary.    Base salaries for the executive officers are positioned at levels that are consistent with market norms, with consideration of (i) the executive's scope of responsibility in relation to other officers and key executives within the Company, (ii) individual performance of each executive and (iii) the performance of the Company. The compensation practices of the peer group are also considered. Increases in base salary are generally effective in January each year.

        Bonuses.    The Company's Executive Officer Cash Bonus Plan, or Bonus Plan, provides for the payment of annual cash incentive bonuses based on the Company's performance in relation to pre-established objectives and individual executive performance for the year. Achieving target level performance provides a target level bonus; performance that is below target reduces the final bonus, while performance above target may increase the bonus. The performance period is January 1 to December 31 each year. The employment agreements for certain individual executive officers specify the individual target incentive bonus level, subject to annual review. The Committee sets annual target incentive bonus compensation levels such that the combined base salary and target bonus is competitive with the peer group. The bonuses paid under this program are intended to meet the requirements of Section 162(m) of the Code, which is discussed on page 27.

Long-Term Compensation

        Long-term incentive programs for executives are used to promote the long-term growth of the Company. As part of the focus on enhancing shareholder value, long-term incentive awards are denominated and paid in shares of Common Stock; at the Committee's discretion, awards may be paid in cash in lieu of stock. Executives earn these shares based on achievement of pre-established long-term goals (or fewer shares if the goals are partially achieved). By increasing the market price per share for all stockholders over the long term, the executives also increase the value of their own stock awards.

        Performance-Based RSUs.    In 2004, with input from both the Consultant and management, the Committee approved a long-term incentive program using performance-based restricted stock units, or RSUs. Target long-term incentive compensation levels were set such that the combined base salary, target bonus and target long-term incentive compensation are competitive with the peer group. The awards paid under this program are intended to meet the requirements of Section 162(m) of the Code, which is discussed on page 27.

        Performance-based RSUs are conditional awards of stock and the value of each RSU is equal to the fair market value of a share of Common Stock. RSUs were selected over other types of long-term incentives such as stock options because of the combination of performance factors and stock price that affect the value of the award. The RSU performance factors allow payment of the stock to be based on achieving various Company-specific financial and operational goals or external measures over a limited time period, which has been set as three years. Increases in stock price increase the value of the RSU in the same manner as stock options. Decreases in stock price for stock options reduce the value to zero, while in the RSUs, some value is retained, which maintains the incentive to achieve the RSU performance goals and earn the final stock award.

        The RSU program generally has a three-year performance measurement period to motivate the achievement of business goals over a longer term than the annual incentive bonus plan. A new three-year performance plan is established and RSUs are awarded each year, resulting in three such plans operating concurrently at any one time after the first two years. When RSUs are granted, the performance factors and the specific stretch levels of achievement that need to be attained to earn the RSUs are determined. No stock is issued until (i) the performance measurement period is completed, (ii) the Committee determines the actual level of performance that was achieved, and (iii) the Committee determines the number of RSUs to be converted one-for-one into shares of Common Stock to be issued to each executive for achieving that level of performance.

        The number of RSUs granted to an executive officer each year is determined by reference to a grant table developed in early 2004. The Committee requested the Consultant to develop a table of long-term incentive grant values based on survey data and using an executive's base salary and level (e.g., executive vice president). Management divided these values by the current price per share and, from that information, proposed a target number of shares to be granted, as well as a range above and below that target number to provide additional flexibility in the number of RSUs granted to an executive. The table was updated in June 2004 to use the current stock market price when stockholders approved the 2004 Stock Plan. The stock price is monitored periodically to determine if adjustments are needed to restore the target long-term incentive grant values in the table to the 2004 levels. No adjustments were necessary for the number of RSUs granted in 2005 and 2006.

        Stock Ownership.    Stock ownership is an additional way to align the interests of the executive officers with those of the Company's stockholders. Although no specific stock ownership guidelines were applicable for the named executive officers during 2006, the Committee subsequently adopted stock or stock equivalent ownership guidelines for senior executives including the named executive officers. The executive ownership guidelines anticipate that each U.S.-based executive, at the Company or its subsidiaries, with the title of Executive Vice President or higher will acquire within four years after adoption of these guidelines and maintain until termination of employment, shares of Common Stock or Common Stock equivalents equal in value to multiples of such executive's base salary. The multiple for the Chief Executive Officer is six times base salary and the multiple for the other named executive officers is two times base salary. The executive may obtain shares or share equivalents to satisfy the requirement either through purchase or through the Company's savings plans or equity-based incentive plans.

        Stock Usage.    The number of shares issued under the stock plan is monitored periodically by evaluating the annual number of shares awarded under incentive programs (also known as the run rate) and the potential dilution of stock ownership due to incentive awards accumulated over a period of time as compared to the peer group of companies. Currently, both the run rate and dilution caused by stock based awards are significantly below the median of the peer group.

Benefit Programs and Perquisites

        The Company provides the executive officers with benefits and perquisites that are intended to be a part of a competitive compensation package that provides health, welfare, savings and retirement programs comparable to those provided to employees and executives at other companies in our industry. The benefit plan descriptions in this proxy statement and accompanying the following tables provide an explanation of the major features of the Company's employee benefit plans. These plans are administered and governed at all times by the official plan documents and the descriptions in the proxy statement of these plans are qualified in their entirety by reference to the applicable document. The Company reserves the right to amend, suspend or terminate the plans completely or in part at any time and for any reason. Stockholders may request a copy of a plan document by contacting the Corporate Secretary as provided on page 70.

        Savings Plans.    The Company provides the executive officers the opportunity to participate in two defined contribution savings plans: the employee 401-K Plan, and the Excess Plan Savings Benefit. Through 2006, the Company also offered the Executive Deferred Compensation Plan.

        The 401-K Plan is a tax-qualified broad-based employee savings plan that also has an after-tax savings feature; employee contributions up to 12% of base salary and annual incentive bonuses are permitted up to dollar limits established annually by the Internal Revenue Service, or IRS. The Company matches 100% of employee contributions up to the first 4% contributed by the employee; company-matching contributions vest after three years of service. Contributions to the 401-K Plan are invested at the employee's direction in a variety of mutual funds, including a Company stock fund. Withdrawals from the 401-K plan are permitted as provided by applicable regulations.

        The Excess Plan Savings Benefit is a non-qualified pre-tax savings plan that is provided for employees and executives whose base salary and annual incentive bonuses exceed the limits established by the IRS on compensation and benefits eligible under Section 401-K of the Code.

        The Executive Deferred Compensation Plan was a non-qualified pre-tax savings plan for senior executives (the executive's contributions are also called deferrals). In November 2006, it was determined that the Executive Deferred Compensation Plan no longer met its objectives as a retirement savings plan and the plan was amended to bar all future contributions, effective December 31, 2006. The plan will continue to be administered until all account balances are withdrawn by executives upon termination of employment or retirement.

        The Excess Plan Savings Benefit and the Executive Deferred Compensation Plan are discussed at greater length in the narrative following the 2006 Nonqualified Deferred Compensation Table on page 45.

        Pension Plans.    The Company provides a defined benefit employee retirement program consisting of the Pension Plan and the Excess Plan Pension Benefit, or the Excess Plan, for employees. The Pension Plan is a tax-qualified pension plan whose maximum benefits are limited by legislation. The Excess Plan is a non-qualified supplemental pension benefit that restores benefits that may not be paid from the Pension Plan due to limitations imposed by the Internal Revenue Code of 1986 as amended from time to time, or the Code, on qualified plan compensation and benefits. All employees whose compensation exceeds the Code limits are automatically eligible to participate in the Excess Plan. The named executive officers participate in both of these plans on the same basis as all other employees.

        The pension plans are the primary element of compensation in which the Company provides compensation based on an employee's length of service or tenure. The company-matching contributions in the savings plans also provide a lesser amount of compensation that vests based on years of service. In the pension plans, length of service for the executive officers is calculated on the same basis as all other employees.

        The Pension Plan formulas and the Excess Plan formulas are identical and benefits are calculated using base salary and annual incentive bonus, which means that the value of a pension depends partially on achievement of business goals. Both Plans exclude from consideration the value of stock awards and all other long-term incentive awards. There is no double counting of compensation between the Pension Plan and the Excess Plan. Both Plans are described in more detail following the 2006 Pension Benefits Table beginning on page 43.

        Health and Welfare Plans.    The Company provides a variety of competitive health and welfare plans to its employees and executive officers, including medical, dental and vision care; life insurance, accidental death and dismemberment insurance and dependent life insurance; short-term and long-term disability insurance; and paid time-off for vacations, illness, holidays and other personal needs. The Company provides an arrangement for the executive officers in the medical, dental and vision care plans such that the executive pays no premiums or out-of-pocket costs. For all employees whose salary exceeds a pre-established level, including all of the named executive officers, the Company provides long-term disability insurance equal to 60% of base salary at no cost to the employee; in 2006, the pre-established salary level was $140,000 per year. The Company also provides personal liability insurance with a coverage limit of $10 million to each of the named executive officers. The IRS treats the premium value of this personal liability insurance as income to the executive and the executive pays the related taxes. Executive officers may also receive post-employment welfare benefits, which are discussed at "Potential Payments upon Termination or Change in Control" beginning on page 47.

        Severance Compensation.    Each of the named executive officer's employment agreements contains terms and conditions of compensation upon termination of employment under various circumstances. The Company previously entered into a Change in Control Severance Agreement with Mr. Palkovic, which has been extended to expire on March 19, 2008 as part of his most recent employment agreement. The terms and conditions of both types of agreements are described at greater length at "Potential Payments upon Termination or Change in Control" beginning on page 47. Other than Mr. Palkovic's agreement, no compensation or benefits plans, programs or other arrangements have any features that are triggered by a change in control.

        Company Transportation.    The Company previously provided a car allowance for executives. That perquisite is now closed to new participants but continues for executives who previously received these allowances. Each of the named executive officers participates in this program and is provided with a monthly payment intended to cover some of the costs associated with the purchase or lease and maintenance of a vehicle. The Company owns a plane, which is available for senior executives. The executive officers are encouraged to use the Company plane for business travel. The Company plane is available for personal use on a limited basis as approved by the Chief Executive Officer and only when not needed by the Company for business travel. The Board encourages the Chief Executive Officer to use the Company aircraft even for personal travel to ensure his personal safety and to maximize his availability and the time available for Company business. The IRS treats the car allowance and the personal use of the Company plane as income to the executive and the executive pays the related taxes.

        Complimentary Programming.    The Company provides all full-time employees with complimentary DIRECTV programming (including home installation) for TOTAL CHOICE Premier, local channels and a variety of premium programming packages and channels. The named executive officers also receive a DIRECTV HD DVR, all other channels (including all subscription channels and HD), local channels, all sports, music and special events, two pay-per-view movies per month and a subscription to "DIRECTV-The Guide." The IRS does not treat complimentary programming as income for employees or for the executives, and, thus, it is not taxed.

        Financial Planning.    The Company previously provided financial planning benefits to executive officers. That plan was closed to new participants in 2004 and, among the named executive officers, only Mr. Hunter was eligible to participate. The IRS treats part of the cost associated with this service as income to the executive and the executive pays the related taxes.

Accounting and Tax Deductibility of the Elements of Compensation

        The primary elements of executive compensation (base salary, annual incentive bonus and stock awards) are generally considered taxable income to the executive and compensation expense to the Company when earned. However, under Section 401-K of the Code, which applies to the 401-K Plan, and Section 409A of the Code, which applies to the Excess Plan Savings Benefit and to the Executive Deferred Compensation Plan, executive and Company contributions to the three savings plans are not treated as current income to the executive and the related income taxes are deferred until the amounts are paid out to the executive, typically upon termination of employment. Further, for tax purposes, the Company defers recognition of the compensation expense for the executives' contributions to these plans until payout. We record compensation expense for restricted stock units and stock options on a straight-line basis over the service period of up to four years based upon the fair value of the award on the date approved, and adjusted for anticipated payout percentages related to the achievement of performance targets following Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R.

        In compensation recommendations to the Committee, we consider the potential impact of Section 162(m) of the Code on compensation decisions. Section 162(m) disallows a tax deduction by the Company for individual executive compensation exceeding $1 million in any taxable year for each of the Chief Executive Officer and the other four highest compensated senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and that meets certain other technical requirements. The annual incentive bonus and RSU programs are intended to meet the performance-based compensation requirements, while base salary and perquisites do not. Based on these requirements, the Company has determined that it is entitled to a tax deduction for compensation paid to executive officers during 2006, other than the base salary and perquisites for Messrs. Carey and Churchill in excess of $1 million each.

        While certain elements of executive compensation are designed to achieve favorable accounting and to preserve deductibility, we believe that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, compensation arrangements for certain officers that are not fully deductible have been recommended to the Committee from time to time, and may be recommended in the future. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended to satisfy the requirements for deductibility does, in fact, do so.

2006 Company Performance and Incentive Programs

        For purposes of performance-based components of executive compensation, performance is evaluated using a number of important measures of success for the Company. For evaluation purposes through 2006, the following performance measures were used: (i) net subscriber growth, (ii) churn, (iii) subscriber acquisition costs, or SAC, per gross additional subscriber, (iv) pre-SAC margin improvement, (v) average revenue per unit (i.e., per subscriber), or ARPU growth, and (vi) cash flow, each, except for pre-SAC margin improvement, as defined in the Executive Officer Cash Bonus Plan and the 2004 Stock Plan. Pre-SAC margin improvement is defined as the year-to-year percentage point difference in the fraction determined by dividing (a) operating profit before depreciation and amortization, or OPBDA, for the year plus the aggregate amount of SAC for the year by (b) revenues for the year. In the discussion of the performance-based measures that follows, the specific targets for all measures are not provided except for the 2004 RSU Plan and 2006 Bonus Plan that were just completed because the Company believes that those targets are competitively sensitive information. Sharing those specific numerical targets might inform competitors as to future decisions and would result in competitive harm to the Company. The targets can be achieved provided that the Company sustains or improves its performance year-to-year.

        Other performance measures may be identified as the best indicators of the success of the business from year to year, or the measures may be weighted differently. Because the Company operates in an ever-changing environment that is impacted by economic, technological, regulatory and competitive factors beyond the Company's control, such factors may be considered in the assessment of Company performance against the specific performance targets. Ultimately, the design and value of the incentive award programs are intended to provide an incentive for Company employees, including senior management, to diligently pursue improvements in the performance of the Company that will result in sustained increase in shareholder value.

2006 Annual Performance and Bonuses

        For 2006 incentive bonuses, cash flow was established as the performance measure for the Bonus Plan; the 2006 cash flow target was $500 million. At year-end, the Committee determined that the 2006 target had been achieved. Mr. Carey provided the Committee with his assessment of overall Company performance: although some goals were only partially achieved and some operational areas needed further improvement, most goals were achieved or exceeded and, overall, Company performance exceeded plans and expectations. Mr. Carey also provided his assessment of the performance of the individual executive officers for the Committee's evaluation.

        The Committee then considered other factors in the Company's performance such as free cash flow, net subscriber growth, churn, growth in ARPU, management of SAC, pre-SAC margin improvement, customer satisfaction and other factors, including the executive officer's individual performance. For a more detailed discussion of some of these terms and how they are calculated, please refer to The DIRECTV Group, Inc. Annual Report on Form 10-K, which is being mailed to stockholders with this proxy statement.

        At the Committee's request, the Consultant had prepared an evaluation of DIRECTV's performance as compared to the new peer companies for 2004, 2005 and the four quarters ended September 30, 2006 and compared total return to shareholders, return on investment, free cash flow growth, earnings per share growth, revenue growth and EBITDA growth. Performance was measured using a 12-month trailing average for each measure, except for total return to shareholders which was based on the calendar year. The Consultant concluded that for 2006, all measures had exceeded the median as compared to the peer companies.

        The Committee does not use a formula to determine the final incentive bonuses nor was any particular weight given to any of the factors that were discussed and evaluated. The Committee determined that overall performance was positive and determined bonus amounts that in each case exceeded the individual named executive officer's target incentive bonus, but were less than the maximum funding. The target amounts of bonuses and the amounts that the Committee approved are shown in 2006 Supplementary Table 3 on page 31.

Long-Term Performance and Stock Awards

        2004 RSU Program.    The performance period for the 2004 RSU award was January 1, 2004 to December 31, 2006. RSUs are not earned until the end of the performance period. With input from management, the Committee set annual performance targets in 2004 as shown in 2006 Supplementary Table 1 on page 29 to focus on revenue, cost management and profitability. Management had proposed a table of performance levels and related performance factors for each target, to address potential performance that may either exceed or fall short of the target. For example, for achieving net subscriber growth of 1.5 million subscribers as compared to a target of 1 million, the performance factor was set at 1.5, while only achieving 0.5 million subscribers would result in a performance factor of 0.5. The performance targets were equally weighted. Each target had a maximum performance level above which no additional award value may be earned and the maximum final award an executive could earn was equal to 100% of the initial RSU grant.

        For the 2004 RSU awards granted to the named executive officers other than Mr. Carey (whose 2004 RSU Award was for four years ending December 31, 2007), the Committee reviewed Company performance as of the end of each year and determined the aggregate performance of the Company as shown in 2006 Supplementary Table 1. Management noted that adopting the set-top box leasing program in March 2006 had the effect (among other things) of reducing SAC and improving margin, both of which had the effect of improving performance for each measure and for the plan as a whole. Consequently, management recommended a reduction in the performance for those two factors for calendar years 2006, 2007 and 2008, applied to each of the 2004, 2005 and 2006 RSU grant programs. The Committee agreed and approved the 2006 annual performance factor and determined the final adjustment factor for the 2004 RSU program, which was 107.3%. Because this exceeded the cap on maximum performance, the Committee approved the payout at 100% of the RSUs granted to each executive officer in 2004, other than Mr. Carey. Because of the reduction in performance for SAC and margin that the Committee approved for 2006, the Committee did not exercise its discretion to reduce further the final performance awards. The final number of shares awarded to and the value realized by each of the named executive officers for the 2004 RSU Program are shown in the 2006 Option Exercises and Stock Vested Table on page 42.

2006 SUPPLEMENTARY TABLE 1—2004 RSU PROGRAM TARGETS AND PERFORMANCE

Metric	Target (per Year)
Net Subscriber Growth	1,000,000
Churn	17%
ARPU Growth	4%
SAC	$650
Pre-SAC Margin Improvement	1.25%
Performance Year	Overall Performance
2004	101.9%
2005	116.8%
2006	103.1%
Three-Year Average Performance	107.3%
Maximum Award	100%

        For Mr. Carey, the Committee has deferred the decisions on the calculation of the interim (annual) performance factors for his 2004 RSU award until the four-year performance period ends on December 31, 2007. This delay provides the Committee the benefit of evaluating the Company's performance against the targets over the entire four-year performance period and allows it to evaluate any one-time events and changes in business strategy that affected Company performance. The Committee believes that this approach will provide a broader view of overall performance. As with the other RSU grants, the Committee retains the discretion to reduce payments or otherwise adjust downward Mr. Carey's RSU awards in accordance with the 2004 Stock Plan.

        2005 RSU Program.    The performance period for the 2005 RSU award is January 1, 2005 to December 31, 2007. With input from management, the Committee set annual performance targets in 2005. The performance measures are net subscriber growth, churn, ARPU growth, SAC and pre-SAC margin improvement. The Company believes that the actual numeric targets are competitively sensitive information. Sharing those specific numeric targets might inform competitors as to future decisions and would result in competitive harm to the Company. The targets can be achieved provided that the Company sustains or improves its performance from year to year. The Committee approved a table for performance levels and related performance factors for each target, which was similar to the 2004 RSU Program. The performance targets were equally weighted. Each target had a maximum performance level above which no additional award value may be earned and the maximum final award an executive may earn is equal to 100% of the initial RSU grant.

        For the 2005 RSU awards granted to the named executive officers, the Committee reviewed Company performance as of the end of each year and determined the aggregate performance of the Company as shown in 2006 Supplementary Table 2 on page 30. The performance factor for 2006 included the same adjustment to SAC and pre-SAC margin improvement performance as discussed for the 2004 RSU program.

2006 SUPPLEMENTARY TABLE 2—2005 RSU PROGRAM PERFORMANCE

Performance Year	Overall Performance
2005	102%
2006	83.8%
2007	To be determined
Three-Year Average Performance	To be determined
Maximum Award	100%

        2006 RSU Program.    The performance period for the 2006 RSU award is January 1, 2006 to December 31, 2008. With input from management, the Committee set annual performance targets in 2006. The performance measures are net subscriber growth, churn, ARPU growth, SAC and pre-SAC margin improvement. The Company believes that the actual numeric targets are competitively sensitive information. Sharing those specific numeric targets might inform competitors as to future decisions and would result in competitive harm to the Company. The targets can be achieved provided that the Company sustains or improves its performance from year to year. The Committee approved a table for performance levels and related performance factors for each target, which was similar to the 2004 and 2005 RSU Programs. The performance targets were equally weighted. Each target had a maximum performance level above which no additional award value may be earned and the maximum final award an executive may earn is equal to 100% of the initial RSU grant.

        The Committee approved changes in the methodology to compute performance and, as a result, there will not be a combined annual performance factor for each year as in the 2004 and 2005 RSU programs. Among these changes, performance for each measure will continue to be determined annually, except for pre-SAC margin improvement, which will be determined only at the end of the 3-year performance period. The change in methodology applies only to the RSU program that commenced in 2006 and does not affect the RSU programs that commenced in 2004 and 2005.

        For the 2006 RSU awards granted to the named executive officers, the Committee reviewed the Company's performance as of the end of the year and determined the 2006 annual performance factor for each target other than pre-SAC margin improvement. For the 2006 RSUs awards, the Committee determined that the performance in 2006 for net subscriber growth and churn fell short of the targets, while performance for ARPU growth and SAC exceeded the targets. The Committee deferred determination of pre-SAC margin improvement until the end of the 3-year performance period. The performance for 2006 included the same adjustment to SAC as discussed for the 2004 RSU program and the pre-SAC margin improvement performance at the end of 2008 will be similarly adjusted.

Setting 2006 Executive Officer Compensation

        In making its decisions on an individual executive's compensation, the Committee reviews the nature and scope of the executive officer's responsibilities as well as his effectiveness in supporting the Company's long-term goals. For 2006, the Committee reviewed total compensation of each named executive officer and the value of

  •
  historic and current elements of each officer's compensation (including benefit plans and perquisites),

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  stock and stock units held by the executive at year-end in the Company's incentive and benefit plans, and

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  under various scenarios, compensation that would be payable upon termination of employment.

        The Committee evaluates the executive officer compensation levels each year. The Consultant obtains compensation market data from proxy reports of the peer companies. The Consultant supplements that proxy data with compensation survey information on base salaries, annual bonuses and long-term incentive compensation that is gathered from companies that have similar revenues as the Company and are in related industries. The Committee uses the survey information to provide a broader view of compensation practices and levels as compared to the data provided by the proxies of peer companies.

        The Committee discussed the Consultant's findings and recommendations and took such information into consideration in determining 2006 compensation to the named executive officers.

        In setting the levels of targeted compensation, the Committee reviews prior incentive bonuses and prior stock awards, which represent compensation for past achievements, to assist the Committee in determining the executive's pay levels as compared to the objectives. The Committee does not limit current bonus opportunities or stock award opportunities based on previously accumulated compensation because it believes that an executive's incentive compensation should be linked to the executive's and Company's current and future performance and not based on accumulated compensation and incentive awards for past achievements.

        The Committee set 2006 target compensation for the executive officers as shown in 2006 Supplementary Table 3 and as discussed in the following narrative. The actual bonus amount shown is the bonus that the Committee determined after the end of 2006 and its assessment of Company and individual executive performance and is the amount shown in column (e) of the Summary Compensation Table on page 34.

2006 SUPPLEMENTARY TABLE 3—2006 EXECUTIVE OFFICER TARGET COMPENSATION

		2006 Cash Bonus
Name of Officer	2006 Base Salary	Target as % of Base Salary	Target Value	Actual Bonus	2006 Number of Restricted Stock Units Granted
Chase Carey	$2,151,000	150%	$3,227,000	$4,000,000	None
Michael Palkovic	$700,000	65%	$455,000	$500,000	55,000
Bruce Churchill	$1,024,000	100%	$1,024,000	$1,200,000	60,000
Larry Hunter	$700,000	65%	$455,000	$500,000	55,000
Romulo Pontual	$750,000	50%	$375,000	$400,000	45,000

Compensation of Chief Executive Officer

        Mr. Carey's compensation target for bonuses and the long-term stock incentive award are reflected in an employment agreement effective January 1, 2004 that is summarized in "Employment Agreement with the Chief Executive Officer of the Company" on page 39 and "Potential Payments upon Termination or Change in Control" beginning on page 47. Under the employment agreement, changes in the Consumer Price Index or CPI for the New York City area determine Mr. Carey's base salary increases. The Committee approved the Company's calculation of the salary increase for 2006.

        To determine the amount of the CEO's 2006 annual performance-based bonus, the Committee evaluated the Company's and the CEO's performance. In its evaluation of the CEO's performance, the Committee also considered various financial and operational performance factors and the CEO's overall leadership of executives and employees. Some of these factors and accomplishments considered include:

  •
  Improvement in the level of churn, although it is an area of continued concern for the future,

  •
  Increased average revenue per subscriber with reduced subscriber acquisition costs,

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  Pre-SAC margin improvement and growth in revenue and net income,

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  Increased growth of quality subscribers, particularly through direct sales and relationships with telephone companies, however, the overall target in new subscribers was missed,

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  Quality of programming and packaging,

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  Cost of content,

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  Management of upgrade and retention costs,

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  Customer service continuing as an area needing improvement,

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  Implementation of the set-top box leasing program,

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  Completion of the restructuring of DTVLA ownership in Brazil and Mexico,

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  Opening an additional owned call center,

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  Launching a new DVR and rollout of additional high definition local-into-local channels,

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  Launching a new satellite, and

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  New content such as Project MyWorld, Championship Gaming, new NFL Interactive, NASCAR sponsorship and new international programming channels.

        Based on consideration of all of these factors and others, the Committee determined that the CEO's bonus would be somewhat greater than the target bonus in the CEO's employment agreement, but less than the maximum funded in the Bonus Plan.

        In 2004, the Committee approved Mr. Carey's stock award as part of his employment agreement and four-year stock performance plan. The Committee does not currently anticipate any additional stock-based awards for Mr. Carey during the term of the employment agreement. The Committee will evaluate the Company's performance at the end of 2007 to determine the disposition of Mr. Carey's performance-based stock award.

Compensation of Other Named Executive Officers

        2006 Base Salary.    Base salaries are reviewed annually with reference to compensation data provided by the Consultant and the terms and conditions of each executive officer's employment agreement. Messrs. Churchill's and Palkovic's 2006 salaries were determined by reference to the market data and the increases provided to other executives. Mr. Hunter's increase was based on the change in the CPI in New York City area per his employment agreement. Mr. Pontual's salary was pre-determined during negotiation of his employment agreement.

        2006 Bonuses.    The annual target bonus for each executive officer was determined in accordance with the respective employment agreement and is expressed as a percentage of base salary. The target percentage was developed with reference to compensation data of the peer group as provided by the Consultant when the employment agreements were approved. The bonuses for 2006 performance that were paid following the end of the year were determined as discussed at "2006 Annual Performance and Bonuses" beginning on page 27.

        To determine the amount of the four other executives' 2006 annual performance-based bonuses, Mr. Carey indicated to the Committee that in addition to the cash flow performance goal that the Committee had set for the executive officers as a group, he had also set individual goals and objectives. In his assessment, each of the executive officers had met or exceeded those goals and objectives. As a consequence, he recommended that the Committee approve bonuses somewhat above the target bonus amounts that it had set at the beginning of the year and commensurate with overall Company performance, but less than the maximum funding amount permitted in the Bonus Plan.

        2006 RSU Grants.    The number of 2006 RSUs granted to each of the executive officers was determined with reference to the RSU grant structure that was developed in 2004, the Consultant's report on compensation and on recommendations provided by the Chief Executive Officer. Each executive officer received the same number of RSUs as in 2005, with the exception of Messrs. Palkovic and Hunter whose grants were increased as compared to 2005. Each executive officer's RSU grant had the same terms and conditions as all other management participants in the 2006 RSU program. These terms and conditions are discussed at "2006 RSU Program" on page 30.

        2006 Incentive Compensation as Compared to Base Salary.    The combined opportunity value of annual and long-term incentive compensation is set to exceed base salaries, that is, performance-based incentive compensation should exceed 50% of an executive's total direct compensation (base salary plus target bonus opportunity plus long-term incentive opportunity). As such, after the Committee approved the base salary, target bonus and target stock grant for each of the named executive officers for 2006, the combined target annual incentive bonus and target stock grant value amounted to approximately 57% to 78% of an executive officer's targeted total direct compensation. For purposes of this illustration, the Chief Executive Officer's 2004 RSU grant is assumed to have been made in four equal annual RSU grants and, for 2006, the grant date value per share would have been the same as the other executive officers.

  •
  Base salaries were approximately 22% to 43% of the named executive officers' total targeted direct compensation (22% for the Chief Executive Officer),

  •
  Annual incentive bonus opportunities were approximately 22% to 36% of total targeted direct compensation (33% for the Chief Executive Officer) and

  •
  Long-term incentive opportunities were approximately 28% to 45% of total targeted direct compensation (45% for the Chief Executive Officer).

Forward Looking Disclosures—2007 Executive Officer Compensation

        Incentive Plans.    Cash flow was established as the 2007 performance target under the Bonus Plan.

        Performance goals under the 2004 Stock Plan for the restricted stock units awarded for 2007 were set based on achievement of certain targets over the three-year performance period from January 1, 2007 through December 31, 2009. These goals are growth in revenue, growth in cash flow and growth in operating profit before depreciation and amortization, or OPBDA. The number of RSUs granted in 2007 was reduced to reflect the increase in stock price since the RSU grant table was established in 2004 and to generally restore the target long-term incentive opportunity levels to the values approved in 2004.

        Amendments to 2004 Stock Plan and Executive Officer Cash Bonus Plan.    Amendments for stockholders' approval to the Executive Officer Cash Bonus Plan and the 2004 Stock Plan were proposed in order to, among other things, provide additional flexibility in the design and administration of these incentive plans and to broaden the range of performance measures that may be used for the incentive plans. The proposed amendments are discussed further beginning on page 59.

EXECUTIVE AND DIRECTOR COMPENSATION

2006 Summary of Compensation

        The 2006 Summary Compensation Table sets forth the compensation paid or accrued by the Company for Mr. Carey, the Principal Executive Officer, Mr. Palkovic, the Principal Financial Officer and each of the Company's other three most highly compensated executive officers. Persons named in the 2006 Summary Compensation Table are referred to collectively as the "named executives," "named executive officers," or "executive officers."

2006 SUMMARY COMPENSATION TABLE1

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Chase Carey President and Chief Executive Officer	2006	2,149,590	5,674,500	4,000,000	321,558	325,256	12,470,904
Michael W. Palkovic Executive Vice President and Chief Financial Officer	2006	699,543	709,888	500,000	184,125	60,557	2,154,113
Bruce B. Churchill Executive Vice President and President DIRECTV Latin America and New Enterprises	2006	1,023,307	955,400	1,200,000	117,749	131,398	3,427,854
Larry D. Hunter Executive Vice President, Legal and Human Resources, General Counsel and Secretary	2006	699,537	733,283	500,000	356,067	103,386	2,392,273
Romulo Pontual Executive Vice President and Chief Technology Officer	2006	749,567	702,000	400,000	66,136	98,794	2,016,497

(1)
As permitted by SEC rules, this table only includes data for fiscal year 2006. Information regarding executive compensation for previous years is available in the Company's Proxy Statement for our 2006 Annual Meeting of Stockholders filed with the SEC on April 28, 2006 and available on the Company's website at www.directv.com.

Notes to 2006 Summary Compensation Table

        Named Executives.    Mr. Carey is reported in this table as the Principal Executive Officer and Mr. Palkovic as the Principal Financial Officer. Messrs. Churchill, Hunter and Pontual are the other named executive officers. Mr. Carey is also a director of the Company, but receives no compensation for serving as a director.

        Salary.    The amounts shown in column (c) represent the salary paid to the named executive officer during 2006 and include amounts that the executive elected to contribute to two savings plans: the 401-K Plan and the Excess Plan Savings Benefit. There were no contributions from salary to the Executive Deferred Compensation Plan. The base salary amounts for 2006 differ slightly from the amounts shown in 2006 Supplementary Table 3 on page 31 due to the payroll periods at the beginning and end of each year that bridge the calendar years.

        Stock Awards.    The amounts shown in column (d) represent the aggregate expense recognized for financial statement reporting purposes in 2006 for all unvested grants in accordance with SFAS 123R for the named executive officers, based on anticipated payout percentages related to the achievement of performance targets but excluding estimates for forfeitures related to service based vesting conditions. Refer to Note 14: Share-Based Payment of the Notes to the Consolidated Financial Statements of Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in the valuation of the amounts shown in this column. For additional information about these awards, please see the accompanying 2006 Grants of Plan-Based Awards Table and related discussion beginning on page 38. The Company did not grant stock options to the named executive officers or to any other person in 2006.

        Non-Equity Incentive Compensation.    The amounts shown in column (e) represent performance-based bonuses earned under the Bonus Plan for performance during the year, but actually paid in the subsequent year. Interest or earnings are not paid to the executive officers either before or after payment of the bonuses. The amounts shown in column (e) include amounts that the executive elected to contribute to two savings plans: the 401-K Plan and the Excess Plan Savings Benefit. There were no contributions to the Executive Deferred Compensation Plan from the 2006 bonuses.

        Change in Pension Value and Nonqualified Deferred Compensation Earnings.    The amounts shown in column (f) of the 2006 Summary Compensation Table are the changes in pension value of the accumulated pension benefit for each named executive officer as of December 31, 2006 as compared to December 31, 2005.

2006 SUPPLEMENTARY TABLE 4—CHANGE IN PENSION VALUE
AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS

Name (a)	Change in Pension Value ($) (b)	Nonqualified Deferred Compensation Plan Earnings ($) (c)
Chase Carey	321,558	0
Michael W. Palkovic	184,125	0
Bruce B. Churchill	117,749	0
Larry D. Hunter	356,067	0
Romulo Pontual	66,136	0

        Assumptions Underlying the Actuarial Change in Pension Values.    The amounts shown in column (b) of 2006 Supplementary Table 4 are the differences between the present value of Pension and Excess Pension benefits at the end of 2006 and at the prior year-end. The assumed retirement age is the earlier of the normal retirement age defined in the plan, age 65, and the earliest unreduced retirement age where applicable. No pre-retirement decrements are used in these calculations. Refer to Note 11: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in the valuation of the amounts shown in column (b) of 2006 Supplementary Table 4.

        The amounts in column (c) of 2006 Supplementary Table 4 only reflect the earnings that are considered above market rates. The amounts shown are zero because earnings are based on investment funds that mirror those in the 401-K Plan, shares of DIRECTV Common Stock and interest that approximates 120% of 10-year Treasury note rates. Thus, no portion of an executive's earnings on nonqualified deferred compensation is above market rates. For additional information about the nonqualified deferred compensation plans and the earnings for those plans, see the Nonqualified Deferred Compensation Table on page 45.

        All Other Compensation.    All other compensation is included in column (g) of the 2006 Summary Compensation Table excluding the value of health and welfare benefit programs that generally are provided to all other employees. However, in 2006 Supplementary Table 5 and the following discussion, we have identified the nature of perquisites and other personal benefits but have only quantified perquisites and other benefits that exceeded $25,000 in value.

2006 SUPPLEMENTARY TABLE 5—ALL OTHER COMPENSATION

Name (a)	Perquisites and Other Personal Benefits ($) (b)	Tax Reimbursements ($) (c)	Registrant Contributions to Defined Contribution Plans ($) (d)	Other ($) (e)
Chase Carey	104,919	3,562	204,303	11,473
Michael W. Palkovic	49,919	124	8,496	2,018
Bruce B. Churchill	50,675	0	78,932	1,791
Larry D. Hunter	56,419	0	44,781	2,186
Romulo Pontual	50,675	0	43,983	4,136

        Perquisites and Other Personal Benefits.    The amounts in column (b) of 2006 Supplementary Table 5 include personal use of Company aircraft, car allowances, financial planning, Company contributions to the Executive Medical Plan, Company contributions to the Executive Long-Term Disability Plan and Company-paid premiums for personal liability insurance. For Mr. Carey, the amount shown includes $54,479 for all personal use of Company aircraft including his spouse's travel on Company aircraft while accompanying Mr. Carey to business events and $35,071 for Company contributions to the Executive Medical Plan. The amount reported for personal use of Company aircraft by Mr. Carey is our best calculation of the incremental cost to the Company including the average cost of fuel, in-flight catering, landing, hangar and parking fees, other variable fees and crew travel expenses. Because the Company uses the aircraft primarily for business travel, we do not include ownership costs or aircraft maintenance expenses that do not change based on usage. The Board encourages Mr. Carey to use the Company aircraft even for personal travel to ensure his personal safety and to maximize his time available for Company business. For Messrs. Palkovic, Churchill, Hunter and Pontual the amount shown includes $35,071, $35,071, $30,774, and $35,071, respectively, for Company contributions to the Executive Medical Plan.

        Tax Reimbursements.    The amounts shown in column (c) of 2006 Supplementary Table 5 include tax reimbursements to the executive for business-related spouse travel on Company aircraft. The IRS considers personal use of the Company plane, including spouse travel, as additional income for the executive and, therefore, the Company reports the income and withholds related payroll taxes from the executive's pay. However, the Company occasionally requests that spouses join the executives in attending certain Company-sponsored business events and believes it is appropriate to reimburse the executive for taxes on the additional income from the spouse's related use of Company aircraft. In 2006, Messrs. Carey and Palkovic received such tax reimbursements for $3,562 and $124, respectively.

        Registrant Contributions to Defined Contribution Plans.    The amounts shown in column (d) of 2006 Supplementary Table 5 include Company-matching contributions to three savings plans, the 401-K Plan, the Excess Plan Savings Benefit and the Executive Deferred Compensation Plan. In 2006, the matching contributions to the Excess Plan Savings Benefit were for Mr. Carey, $195,615, for Mr. Churchill, $70,386, for Mr. Hunter, $32,924 and for Mr. Pontual, $35,487.

        Other.    The amounts shown in column (e) of 2006 Supplementary Table 5 include the value of complimentary DIRECTV programming, and an award to Mr. Pontual under the employee patent award program. For Mr. Carey, this column also includes the Company-matching amount made for charitable contributions made by Mr. Carey under the Company's Academic Gift Matching Program. As a member of the Board of Directors, the matching contributions for Mr. Carey are disclosed as "payments and promises of payments pursuant to director legacy programs and similar charitable award programs" in the 2006 Summary Compensation Table in column (g) "All other compensation" and again in column (e) "Other" in the 2006 Supplementary Table 5. Matching contributions made by the company with respect to charitable contributions by the other executive officers are not included.

        Total    The amounts shown in the 2006 Summary Compensation Table column (h) represent the total value of the compensation shown in the 2006 Summary Compensation Table, columns (c) though (g) inclusive, for each named executive officer in the year reported. As a percentage of the total compensation shown in the 2006 Summary Compensation Table, column (h),

  •
  base salaries were 17% to 37% of the named executive officers' total compensation (17% for the Chief Executive Officer), and

  •
  annual incentive bonuses were 20% to 35% of total compensation (32% for the Chief Executive Officer).

        These percentages are provided to show the relative proportions of the base salary and elements of the executive officers' 2006 compensation after the bonus in column (e) and the value of the benefits and other compensation were reported in the 2006 Summary Compensation Table. These percentages differ somewhat from the percentages shown on page 33 because these percentages are based on the total compensation in the 2006 Summary Compensation Table, column (h), while the percentages shown on page 33 are based on the sum of the primary compensation elements of base salary, bonus target value and stock grant target value.

2006 Grants of Plan-Based Awards

        The Committee typically approves RSU grants to the named executive officers and to eligible employees at the first meeting of the year, usually in February, with the RSUs valued for accounting purposes as of the date of the meeting. Each year, Mr. Carey recommends the number of RSUs to be granted to each of the named executive officers as target long-term incentive awards based on the 2004 RSU grant table, his review of the Consultant's report and his evaluation of the individual executive's current and potential performance. Mr. Carey then discusses his reasoning for each award with the Committee. The Committee also reviews the Consultant's evaluation of the market data against Mr. Carey's recommendations and may adjust the size of the recommended award before approving it.

        The 2006 Grants Of Plan-Based Awards Table and the notes following the table provide additional information regarding 2006 grants of plan-based awards including awards made under the 2006 Bonus Plan and the award of RSUs.

2006 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(i)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Chase Carey		0	3,227,000	5,000,000
Michael W. Palkovic		0	455,000	5,000,000
Bruce B. Churchill		0	1,024,000	5,000,000
Larry D. Hunter		0	455,000	5,000,000
Romulo Pontual		0	375,000	5,000,000
Chase Carey					N/A	N/A	N/A
Michael W. Palkovic	2/7/2006				0	55,000	55,000	746,350
Bruce B. Churchill	2/7/2006				0	60,000	60,000	814,200
Larry D. Hunter	2/7/2006				0	55,000	55,000	746,350
Romulo Pontual	2/7/2006				0	45,000	45,000	610,650

        Non-Equity Incentive Compensation.    The amounts shown in columns (c), (d) and (e) for 2006 represent potential incentive bonus amounts for 2006 under the bonus plan, in each case for performance during the year, but actually paid in the subsequent year. The target amount is based on the percentage of base salary established in each executive's employment agreement or by the Committee for 2006. The maximum funding amount is determined under the Executive Officer Cash Bonus Plan approved by stockholders in 2004. The amounts actually earned and paid to the executive officers under this plan for 2006 are shown in the 2006 Summary Compensation Table in column (e).

        Estimated Future Payouts Under Equity Incentive Plan Awards.    The amounts shown in columns (f), (g) and (h) represent RSUs granted in 2006 under the 2004 Stock Plan. Mr. Carey received a grant of RSUs in 2004; no additional stock-based grants are currently contemplated for the remainder of the term of Mr. Carey's employment agreement and Mr. Carey did not receive an RSU grant in 2006. Based in part on the report of the Consultant, which indicated that the value of long-term incentive awards for some of the named executives were lower than and not competitive with peer companies and general industry amounts, in 2006, the number of RSUs granted to Messrs. Hunter and Palkovic were increased as compared to the number of RSUs granted in 2005.

        The performance period for the 2006 RSU award is January 1, 2006 to December 31, 2008. To determine the number of RSUs earned at the end of the performance period, the Committee will measure performance against targets that were set in 2006 in net subscriber growth, churn, ARPU, SAC and pre-SAC margin improvement. The value of the RSU award to an individual executive officer varies with the market price of the underlying stock and the Company's performance.

        Grant Date Fair Value of Stock and Option Awards.    The amounts shown in column (i) represent the fair value on the grant date of the 2006 stock-based RSU awards computed in accordance with SFAS No. 123R. The RSUs in column (g) were granted on February 7, 2006, and are valued in column (i) at the closing stock price of the Common Stock on that date ($13.57). During 2006, there were no material modifications to any current or previous stock awards made to the named executive officers.

        Note that the value in this column (i) of 2006 Grants of Plan-Based Awards differs from the 2006 Stock Awards value shown in column (d) of the 2006 Summary Compensation Table. The value in column (i) in this table is the fair value of the stock grant made in 2006, while the value in the 2006 Summary Compensation Table column (d) is the value of all stock awards made in 2006 and in previous years that were recognized in the financial statements for 2006.

Agreements with Executive Officers

Employment Agreement with the Chief Executive Officer of the Company

        The Company entered into an employment agreement with Mr. Carey, the Company's President and Chief Executive Officer, effective January 1, 2004, after review and approval of the terms and conditions of the agreement by the Committee.

        Term.    The term of the agreement is from January 1, 2004 through December 31, 2007. Subject to continued service on specified boards, Mr. Carey has agreed to work full time for the Company during the term of his employment.

        Base Salary.    Mr. Carey receives a base salary of $2,000,000 per year, subject to annual cost of living adjustments. After the cost of living adjustment, Mr. Carey's salary for 2006 was $2,151,000.

        Annual Cash Bonus.    Mr. Carey is eligible to receive an annual performance bonus. The target annual incentive bonus is 150% of his base salary for the applicable year. The Committee determines the amount of this incentive bonus annually, in accordance with, and upon satisfaction of the standards contained in the Bonus Plan.

        Restricted Stock Units.    The Committee authorized the grant to Mr. Carey of 1,300,000 RSUs in 2004. These RSUs vest at the end of his current employment agreement, which is December 31, 2007, subject to downward adjustment in the Committee's discretion based on the Company's achievement of certain performance standards established at the time of grant. For 2004, 2005 and 2006, the decision on the calculation of the adjustment factor to be applied to the RSUs was deferred.

        Noncompetition and Confidentiality.    Mr. Carey has agreed not to compete with the Company during the term of his employment and for 12 months thereafter. He has also agreed, during the term of his employment and for 18 months thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, Mr. Carey is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

        Termination.    The terms and conditions for compensation upon termination of employment are summarized in the section "Potential Payments upon Termination or Change in Control" beginning on page 47.

Option Grants to Chief Executive Officer of the Company

        At the time of his employment by the Company, Mr. Carey had outstanding options to purchase an aggregate of 5,312,000 preferred limited voting ordinary shares of News Corporation at varying prices and for varying terms. To fully align his interests with the stockholders of the Company, Mr. Carey agreed to exercise or surrender all of these options. To this end, Mr. Carey exercised all the News Corporation options that were granted on or before August 1997, which totaled options for 1,960,000 shares. Mr. Carey also agreed, with the approval of the Board of Directors of the Company, to surrender his remaining News Corporation options and receive from the Company option grants that were substantially equivalent in vesting, expiration dates and other terms to the News Corporation options being surrendered. Appropriate adjustments in share amount and exercise price were made, as determined in consultation with the Consultant. However, in every case, consistent with the 2004 Stock Plan, the grant price for the options for shares of Common Stock was not less than the fair market value of such stock on the grant date, March 15, 2004. All of the options granted have now vested. Mr. Carey has not exercised any of these options. Further information regarding the options granted by the Company to Mr. Carey is shown in the 2006 Outstanding Equity Awards at Fiscal Year-End Table on page 41.

Other Employment Agreements with Named Executives

        The Company has entered into employment agreements with each of Messrs. Churchill, Palkovic, Hunter and Pontual. The material terms of these agreements are:

        Term.    The term of each of the agreements with Messrs. Churchill, Hunter and Pontual is from January 1, 2007 through December 31, 2009. The term of the agreement with Mr. Palkovic is from March 19, 2005 through March 19, 2008. Messrs. Churchill, Hunter and Pontual each also had prior employment agreements that expired on December 31, 2006.

        Base Salary.    Current (2006) base salaries for the executives are shown in 2006 Supplementary Table 3 on page 31. Base salaries were subject to increase at the discretion of the Company; Mr. Hunter's increase was no less than the increase, if any, in the CPI for the New York City area and Mr. Pontual's increase was established by his agreement. Future salary increases will be commensurate with the other senior executives of the Company, with the actual salary increase subject to the Committee's approval.

        Annual Cash Bonus.    Each of these executive officers is eligible to receive an annual performance bonus, payable in cash, with a target incentive bonus of a specified percentage of such officer's base salary for the applicable year as shown in 2006 Supplementary Table 3 on page 31, subject to annual review by the Committee. The actual amount of this incentive bonus will be determined annually based upon the recommendation of the Chief Executive Officer and subject to the Committee's approval in accordance with, and upon satisfaction of the standards contained in, the Bonus Plan.

        Restricted Stock Units.    The Committee authorizes the grant of performance-based RSUs to these executive officers. The number of RSUs awarded to each executive officer is determined annually and the RSUs will vest three years after grant, subject to the performance standards established at the time the awards are granted. The number of RSUs granted to the named executive officers in 2006 are shown in 2006 Grants of Plan Based Awards on page 38 and 2006 Supplementary Table 3 on page 31. Under the new agreements for Messrs. Churchill, Hunter and Pontual, annual grants will be commensurate with the other senior executives of the Company and are expected to have a fair market value at least equal to each executive's base salary.

        Noncompetition and Confidentiality.    Each executive officer has agreed not to compete with the Company during the term of his employment agreement and for 12 months thereafter. Each executive officer has also agreed, during the term of his employment and for 12 months thereafter two years for Mr. Palkovic), not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, each executive officer is required to maintain the confidentiality of certain information of the Company and not to use such information except for the benefit of the Company.

        Termination.    The terms and conditions for compensation upon termination of employment are summarized in the section "Potential Payments upon Termination or Change in Control" beginning on page 47.

Outstanding Equity Awards at Fiscal Year-End

        The 2006 Outstanding Equity Awards at Fiscal Year-End Table and the notes following the table provide information regarding all equity awards granted to the named executive officers that were outstanding as of the end of 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name (a)	Number of securities underlying unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (c)	Option Expiration Date (d)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights that Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit or Other Rights that Have Not Vested ($) (f)
Chase Carey	202,314	15.69	9/6/08
	269,751	15.69	9/7/08
	561,982	15.69	11/15/09
	561,982	23.41	5/1/10
	134,876	23.93	8/1/10
	146,115	18.50	8/30/11
	6,744	15.69	10/9/12
				1,300,000	32,422,000
Michael W. Palkovic	6,000	18.26	5/2/08
	13,500	15.69	2/27/09
	4,500	15.69	2/27/09
	24,000	41.06	2/26/10
	45,000	34.01	6/2/10
	32,000	27.37	2/2/11
	24,000	20.45	6/23/11
				135,000	3,366,900
Bruce B. Churchill	0	N/A	N/A
				180,000	4,489,200
Larry D. Hunter	30,000	18.26	5/2/08
	75,000	41.06	2/26/10
	300,000	34.01	6/2/10
	75,000	27.37	2/2/11
	75,000	20.45	6/23/11
				147,500	3,678,650
Romulo Pontual	0	N/A	N/A
				132,500	3,304,550

        In columns (b), (c) and (d), stock options that had been granted in 2001 and earlier remain exercisable. In 2001, annual grants of stock options were suspended. This was done for a number of reasons, including recognition of the impact of new accounting standards for stock-based incentives, to improve the alignment of the type of stock award programs with the Company's new direction and business strategies and to limit the effect of unintended compensation consequences that may accompany movements in the price of the underlying stock. In-the-money stock options valued at the $24.94 per share closing stock price on December 31, 2006, were, for Mr. Carey $11,564,355, for Mr. Palkovic $314,329, and for Mr. Hunter $537,048.

        In column (f) of the table, the values of the unvested stock units are based on the $24.94 per share closing stock price on December 31, 2006 and are not adjusted based on the Company's performance against targets. The actual value of each RSU award varies with the market price of the underlying stock and the Company's performance against the targets, as determined when the RSU award vests and the underlying stock is issued.

        In columns (e) and (f), the amounts shown represent the sum of performance-based RSUs granted in 2004, 2005 and 2006. The information in column (f) of this table is related to the information in the

2006 Summary Compensation Table in column (d). However, the Stock Awards values shown in the 2006 Summary Compensation Table represent the aggregate dollar amounts recognized for financial statement reporting purposes in 2006 in accordance with SFAS No. 123R for the named executive officers, while all outstanding awards at year-end are shown in column (f) of this table at the market closing price of $24.94 per share on December 31, 2006. Mr. Carey received grants of RSUs in 2004 and no additional grants are currently contemplated for the remainder of the term of his employment agreement.

        The vesting dates for the unvested RSUs are in 2006 Supplementary Table 6.

2006 SUPPLEMENTARY TABLE 6—VESTING DATES OF UNVESTED STOCK UNITS

Name (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Unit or Other Rights that Have Not Vested (#) (b)	Vesting Date (c)
Chase Carey	1,300,000	12/31/07
Michael W. Palkovic	40,000 40,000 55,000	12/31/06 12/31/07 12/31/08
Bruce B. Churchill	60,000 60,000 60,000	12/31/06 12/31/07 12/31/08
Larry D. Hunter	42,500 50,000 55,000	12/31/06 12/31/07 12/31/08
Romulo Pontual	42,500 45,000 45,000	12/31/06 12/31/07 12/31/08

        In column (c) of 2006 Supplementary Table 6, the vesting dates are the dates that the various RSU performance measurement periods end. The 2004 RSU grant performance period ended on December 31, 2006, the 2005 RSU grants performance period ends December 31, 2007 and the 2006 RSU grants performance period ends December 31, 2008.

2006 Option Exercises and Stock Vested

        The 2006 Option Exercises and Stock Vested Table and the notes following the table provide additional information regarding the exercise of options, the acquisition of shares on vesting and the value realized.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name of Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Chase Carey	0	0	0	0
Michael W. Palkovic	0	0	48,250	1,087,830
Bruce B. Churchill	0	0	60,000	1,438,200
Larry D. Hunter	142,302	1,006,571	42,500	1,018,725
Romulo Pontual	0	0	42,500	1,018,725

        Of Mr. Hunter's 142,302 stock options exercised in 2006, 64,302 were to expire within 12 months and 15,000 were to expire within 24 months. Vested stock awards in column (d) are from the 2004 RSU program and are valued in column (e) at the $23.97 closing market price on February 6, 2007 when the Committee approved the payout of the shares. Mr. Palkovic's vested stock awards in column (d) also include 8,250 shares that represent the final portion of a 2003 retention stock unit grant, which vested on March 14, 2006; these vested shares were valued in column (e) at $129,030, based on a value of $15.64 per share, which was the closing stock market price on that date.

2006 Pension Benefits

        The Company provides a defined benefit employee pension program consisting of the Pension Plan, which is a qualified plan, and the Excess Pension Benefit Plan or Excess Plan, which is a non-qualified supplemental pension benefit that restores benefits that may not be paid from the Pension Plan due to limitations imposed by the IRS on qualified plan compensation and benefits. The 2006 Pension Benefits Table below and the notes following the table provide additional information regarding each named executive's participation in the pension plans offered by the Company and the present value of those benefits.

2006 PENSION BENEFITS

Name (a)	Plan name (b)	Number of years credited service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Chase Carey	Pension Plan	3	38,658
Chase Carey	Excess Pension Benefit Plan	3	554,545
Michael W. Palkovic	Pension Plan	9	129,678
Michael W. Palkovic	Excess Pension Benefit Plan	9	386,474
Bruce B. Churchill	Pension Plan	3	32,408
Bruce B. Churchill	Excess Pension Benefit Plan	3	185,202
Larry D. Hunter	Pension Plan	12	289,922
Larry D. Hunter	Excess Pension Benefit Plan	12	1,199,332
Romulo Pontual	Pension Plan	3	30,569
Romulo Pontual	Excess Pension Benefit Plan	3	96,483

        Both the Pension Plan and the Excess Plan have the same requirements for participation, benefits eligibility and vesting at three years of service. Benefits are determined using the same formula in both plans. Pension Plan benefits are determined, in part, using the employee's actual age and years of benefit service. In the Excess Plan, as a practice, the Company does not provide additional years of age or benefit service and no named executive officer has been credited with additional years of age or benefit service.

        Refer to Note 11: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in the valuation of the amounts shown in column (d). As required by the SEC rules for the Pension Benefits Table, the benefit values were determined assuming that the named executive officers will continue to earn the same amount of salary and bonus compensation as reported in the 2006 Summary Compensation Table until retirement.

        Mr. Hunter is currently eligible to retire early under both the Pension Plan and the Excess Plan. No other named executive officer is currently eligible to retire. No payments from either Plan were made to a named executive officer in 2006.

        Benefit Formulas.    There are three benefit formulas provided by the Pension Plan and the Excess Plan. Eligibility for a specific formula depends on the employee's date of hire. The three benefit formulas consist of:

  (i)
  a Contributory Benefit that was available to employees hired prior to August 1, 1990, who elected to participate, contribute and remain in this benefit (none of the named executive officers is eligible for this Contributory Benefit),

  (ii)
  a final average pay Non-Contributory Benefit for employees hired after that date but before December 1, 2001, and

  (iii)
  a cash balance benefit called the Retirement Growth Benefit, which was established in December 2001 for employees hired after November 30, 2001.

        Employees that participated in the Non-Contributory Benefit as of December 1, 2001, get the better of that benefit or the Retirement Growth Benefit.

        The Contributory Benefit formula is not discussed further because no named executive officer is eligible for that benefit.

        The Non-Contributory Benefit is a final average pay benefit using the highest five out of the last 10 years of pensionable compensation. The Company calculates benefits as follows:

  (i)
  the product of 1.5% times final average monthly pay times years of benefit service (up to 35 years), minus

  (ii)
  the product of 0.6% times years of benefit service (up to 35 years) times the lesser of covered compensation (as determined by the federal Social Security Administration) or final average monthly pay, plus

  (iii)
  the product of 0.5% times final average monthly pay times years of benefit service in excess of 35 years.

        The resulting number is a monthly life annuity payable at Social Security Normal Retirement Age, or SSNRA, (which is 65, 66 or 67 depending on year of birth). For early retirement within three years before the employee's SSNRA, this benefit is not reduced if the employee has at least ten years of continuous service. Otherwise, the Company reduces the benefit to the greater of the benefit determined as the actuarial equivalent using the employee's age at the early retirement date or the benefit reduced by 1/2% for each month the retirement date is earlier than the SSNRA. The Company uses actuarial conversion factors to determine the benefit under different payment options; see Forms of Benefit Payments.

        The Retirement Growth Benefit provides an account-balance benefit based on (a) a percentage of pensionable compensation and (b) interest using the 30-Year Treasury Rate that is equal to the lesser of the August or October average 30-Year Treasury Rate prior to the plan year. The percentage of pensionable compensation increases by years of vesting service up to the maximum 4% per year in the employee's sixth year of service; however, for employees hired before December 1, 2006, the percentage is 4% per year. The formula provides an amount payable as a lump sum. The Company uses actuarial conversion factors to determine the benefit under different payment options; see Forms of Benefit Payments.

        Participation of the Named Executive Officers.    None of the named executive officers participates in the Contributory Benefit portion of the Pension Plan and the Excess Plan. Messrs. Palkovic and Hunter participate in the Non-Contributory Benefit, but will receive the greater of the benefit under the Non-Contributory Benefit or the Retirement Growth Benefit. Messrs. Carey, Churchill and Pontual participate only in the Retirement Growth Benefit.

        Pensionable Compensation.    In the Pension Plan and the Excess Plan, benefits are determined using base salary and annual incentive bonus. The value of stock-based or other long-term incentive awards are excluded from pensionable compensation.

        Retirement Age.    The plans assume that an employee's retirement age is the earliest of (i) the normal retirement age defined in the plan, (ii) age 65, or (iii) the earliest age when an employee has earned an unreduced retirement benefit. The plans also provide for retirement at earlier age and service levels, but the benefit is reduced. However, for the purposes of determining the pension benefit values in column (d): pre-retirement decrements are not used in determining these amounts; participants under the Non-Contributory Benefit and the Retirement Growth Benefit are eligible to retire early beginning at age 55 after attaining one year of service with the Company; the normal retirement age is the SSNRA; and all participants with a vested pension benefit are required to commence their benefit at the SSNRA unless the employee is still employed by the Company.

        Forms of Benefit Payments.    The forms of benefit payments are identical in both the Pension Plan and the Excess Plan and the executive may elect a different form in each plan. A participant who terminates employment prior to attaining eligibility to retire and has vested benefits may withdraw plan benefits in a lump sum, as an immediate annuity or the participant may also delay receipt of payments until age 55 or later, but not later than the SSNRA. Employees who retire or former employees who delay receipt of payments until age 55 or later may elect to receive payments in a lump sum, a single life annuity, various joint and survivor annuities, various periods certain and a 10-year period certain and continuous. The lump sum, 5- and 10-year period certain payments from the Pension Plan, but not the Excess Plan, may be rolled over into another qualified retirement plan.

2006 Nonqualified Deferred Compensation

        The Company provides two non-qualified defined contribution savings plans: the Excess Plan Savings Benefit and the Executive Deferred Compensation Plan. The 2006 Nonqualified Deferred Compensation Table and the notes following the table provide additional information regarding each named executive's participation in the deferred compensation plans offered by the Company.

2006 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Chase Carey	586,845	196,615	489,132	—	2,439,831
Michael W. Palkovic	0	0	0	—	0
Bruce B. Churchill	140,773	70,386	131,452	—	648,185
Larry D. Hunter	259,236	36,284	248,665	—	2,028,188
Romulo Pontual	35,487	35,487	61,872	—	236,658

        The Excess Plan Savings Benefit is a non-qualified pre-tax savings plan that is provided for employees and executives whose base salary and annual incentive bonuses exceed the limits on eligible compensation under Section 401-K of the Code established by the IRS. Employee contributions or deferrals to this Plan do not commence until the employee has contributed the maximum possible amount permitted by the Code to the 401-K Plan. Employee contributions are permitted up to 12% of base salary and annual incentive bonus above what is contributed to the 401-K Plan (excluding any contributions to the Executive Deferred Compensation Plan). The Company matches employee contributions 100% up to the first 4% of contributions by the employee; company-matching contributions vest after three years of service. Employees may direct their contributions into the same investment funds that are available in the 401-K Plan, however, no actual monies are invested in these funds (to avoid tax consequences that conflict with the pre-tax nature of this Plan), and, thus, these investments are referred to as "notional investments." The value of the notional investments in the employee's account increase and decrease with the value of the selected mutual fund. The Excess Plan Savings Benefit permits daily transfers of amounts among the available notional investments except for the DIRECTV Stock Fund, where trades are restricted to open trading periods. To the extent that the notional investment gains exceed employee contributions at the date of distribution, the Company pays the increase in value. The Excess Plan Savings Benefit permits distributions following termination of employment as a lump sum and as annual installment payments.

        The Executive Deferred Compensation Plan was a non-qualified pre-tax savings plan for senior executives' contributions (also called deferrals). In November 2006, the Committee determined that the Executive Deferred Compensation Plan no longer met its objectives as a retirement savings plan and amended the Plan to bar all future contributions to the Plan, effective December 31, 2006. The Company will continue to administer the Plan until all account balances are withdrawn by executives upon termination of employment or retirement.

        During 2006, executive contributions were permitted up to 50% of base salary, 80% of annual incentive bonus and 80% of stock awards. The Company matched contributions from base salary and annual incentive bonuses 100% up to the first 4% of the contributions by participating executives; company-matching contributions vest after three years of service. The Company did not match contributions of deferred stock or other long-term incentive awards. Contributions from base salary and incentive bonuses earn interest at a rate that is fixed annually and approximates 120% of 10-year Treasury Note rates, while the value of the contributions from stock awards increases and decreases with the stock market price. The Executive Deferred Compensation Plan does not permit any transfers between the interest-bearing cash account and the stock unit account. The Executive Deferred Compensation Plan permits distributions as a lump sum at a specific date during employment, and, following termination of employment, as lump sum or annual installment payments.

        Executive Contributions.    The amounts shown in column (b) represent compensation that was elected by the named executive officers to be contributed or deferred into these two plans and was earned in 2006 either as 2006 base salary or the 2005 annual incentive bonus paid in early 2006. The amounts shown in column (b) from 2006 base salary in this table duplicate base salary compensation described in the 2006 Summary Compensation Table.

        Company-Matching Contributions.    The amounts shown in column (c) represent Company-matching contributions to the named executive officers' contributions to these plans. The amounts shown in this column are included in the amounts shown in the 2006 Supplementary Table 5 on page 36.

        Earnings.    The amounts shown in column (d) include gains or losses on notional investments in the Excess Plan Savings Benefit, interest on cash contributions to the Executive Deferred Compensation Plan and the change in the market value of notional investments in Company stock units in both plans. The interest and earnings from notional investments in this column are all at market rates and, therefore, are not reported in the 2006 Summary Compensation Table.

        Withdrawals and Distributions.    In column (e), there were no withdrawals or distributions in 2006.

        Year-End Balances.    The amounts shown in column (f) represent employee contributions, Company matching contributions and earnings since the inception of the plans. The Company has reported all executive and Company contributions to the plans beginning with the first year each named executive officer was first listed in the Summary Compensation Table in prior proxy statements.

Potential Payments upon Termination or Change in Control

Change of Control Agreements with Named Executive Officers

        There are no compensatory plans or arrangements that would result in payments to the Company's executive officers upon a change-in-control of the Company, except for Mr. Palkovic.

        Mr. Palkovic has a change-in-control severance agreement. The split-off of the Company from General Motors Corporation and the subsequent acquisition of a 34% ownership interest by News Corporation, or the News Transactions, constituted a change-in-control under that severance agreement. Under the severance agreement, no benefits are payable unless, prior to March 19, 2008, Mr. Palkovic's employment is terminated by the Company without cause or he terminates his employment for good reason as defined in the change-in-control severance agreement. The agreement provides for payment of severance calculated as two times the greater of base salary and incentive bonus for 2003, or Mr. Palkovic's then current base salary and incentive bonus at the time of employment termination, continuation of employee group health, dental and vision plan benefits for two years, and reimbursement for outplacement services. If an excise tax under Section 4999 of the Code is imposed on any payment pursuant to the agreement, Mr. Palkovic shall receive a gross-up payment such that, after taxes, the net remaining gross-up payment shall equal the excise tax. The Company believes that Section 4999 of the Code did not apply to Mr. Palkovic at the time of the News Transactions and that no related excise tax would be payable if payments were made under the change-in-control provisions.

        If Mr. Palkovic had been terminated without cause or for good reason as defined in the change-in-control severance agreement as of December 31, 2006, the change in control severance terms would have applied rather than the terms under his employment agreement.

Employment Agreements with the Named Executive Officers

        The terms and conditions in Mr. Carey's employment agreement for compensation upon termination of employment are summarized as follows:

        Termination.    If Mr. Carey's employment terminates due to his death or disability, Mr. Carey (or his estate or beneficiaries) is entitled to: (i) base salary and pro-rated annual bonus through the date of termination; (ii) RSUs, vested 25% for each full or partial contract year, subject to downward adjustment; and (iii) the right to exercise any stock options granted pursuant to the 2004 Stock Plan until the earlier of 12 months following the date of termination or the expiration date of the options. Given that Mr. Carey is in the final year of his agreement, all of the RSUs would vest in the event of termination due to his death or disability subject to downward adjustment. If the Company terminates Mr. Carey's employment for cause as defined in his agreement, he is only entitled to base salary through the date of termination, and he would forfeit all RSUs and unexercised options. If Mr. Carey's employment is terminated for any other reason, he is entitled to: (i) base salary through the term of his employment; (ii) target incentive bonus for the year in which his employment is terminated and for the succeeding year (unless the termination occurs after December 31, 2006); and (iii) vesting of all RSUs without adjustment and the right to exercise options (including unvested options) until the earlier of 12 months following the date of termination or the expiration date of the options.

        Noncompetition and Confidentiality.    Mr. Carey has agreed not to compete with the Company during the term of his employment and for 12 months thereafter. He has also agreed, during the term of his employment and for 18 months thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, Mr. Carey is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

        The terms and conditions in the employment agreements for Messrs. Palkovic, Churchill, Hunter and Pontual for compensation upon termination of employment are summarized as follows:

        Termination.    If an executive's employment is terminated for cause (as defined in his agreement), he is only entitled to base salary through the date of termination and the bonus and all outstanding stock-based awards are forfeited.

        If the executive's employment terminates due to his death, the executive's estate or beneficiary is entitled to (i) base salary through the date of termination and (ii) pro-rated annual cash incentive bonus for the fiscal year preceding the date of termination. Stock options for Messrs. Palkovic and Hunter will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. Messrs. Churchill and Pontual have no stock options issued by the Company.

        If the executive's employment terminates due to his disability, the executive is entitled to (i) base salary through the date of termination, (ii) pro-rated annual cash incentive bonus for the fiscal year preceding the date of termination; and, (iii) until the earlier of the end of the disability or the term of the agreement, the executive will continue to participate in all medical, dental, life insurance and all other employee plans and programs. Stock options for Messrs. Palkovic and Hunter will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options.

        With respect to any unvested RSUs at the date of termination of employment, the following provisions apply: (i) in the case of termination due to death or disability, RSUs would vest one-third for each full contract year, subject to downward adjustment and would be payable as each RSU performance period ends and (ii) in the case of termination for cause or voluntary termination by the employee, all RSUs and stock options would be forfeited.

        If Mr. Churchill, Hunter or Pontual is terminated for any other reason, he is entitled to (i) base salary through the date of termination, (ii) pro-rated annual cash incentive bonus for the calendar year in which employment is terminated, (iii) payment of an amount equal to the sum of current base salary and target bonus (for Mr. Churchill, the amount is one and one-half times this sum), (iv) vesting of equity awards as if the executive had remained employed through the end of the year and, if employment is terminated in December, for one additional year, subject to the terms and conditions of the equity awards, and, (v) until the earlier of the end of the term of the agreement or 12 months, the executive will continue to participate in medical plans, unless the executive receives earlier coverage from another employer. Stock options for Mr. Hunter will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. The executive shall be entitled to these benefits also in the case of any adverse change in the scope of job responsibilities or reporting relationship, and, for Messrs. Churchill and Pontual, a change in the principal place of employment from New York, New York, in each case without the consent of the executive. In consideration of Mr. Hunter's noncompetition and confidentiality commitments, 12 months following the termination of his employment he will receive the sum of his base salary and target bonus valued at the date of termination of employment. In the event that the Company adopts a severance plan applicable to comparable executives that provides for payments or benefits that are more favorable to executives than the provisions of the employment agreements, then the executive will be entitled to the more favorable payments or benefits subject to the terms and conditions of such plan.

        If Mr. Palkovic's employment is terminated for any other reason, he is entitled to the greater of the total compensation due under his employment agreement or the total compensation due under his change in control severance agreement. Under the employment agreement, he is due (i) base salary through the date of termination, (ii) pro-rated annual cash incentive bonus for the calendar year in which employment is terminated, and (iii) all other benefits under his agreement had his employment not been terminated until the earlier of the end of the term of the agreement or coverage from another employer. We determined that the total compensation that would be due under Mr. Palkovic's change in control severance agreement exceeded the total compensation that would be due under his employment agreement. Stock options for Mr. Palkovic will continue to be exercisable until the earlier of the fifth anniversary of the termination date or the expiration date of the options. RSUs would be payable under the terms of the RSU Program.

        Noncompetition and Confidentiality,    Each executive has agreed not to compete with the Company during the term of his employment agreement and for 12 months thereafter. Each executive has also agreed, during the term of his employment and for one year thereafter (two years for Mr. Palkovic), not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave such employment. Further, each executive is required to maintain the confidentiality of certain information of the Company and not to use such information except for the benefit of the Company.

Values of Potential Payments upon Termination of Employment as of December 31, 2006

        Potential payments upon termination of employment in the following discussion were calculated under the terms and conditions of each executive's employment agreement. If not specifically addressed in the employment agreement, then payments were determined under the terms and conditions of each of the separate compensation and benefit plan documents.

        For Messrs. Churchill, Hunter and Pontual, the following amounts were determined under the terms and conditions of the new employment agreements that are effective January 1, 2007, but using compensation values effective for December 31, 2006. The amounts were not determined under the prior employment agreements because the prior employment agreements expired on December 31, 2006, and none of the three executives terminated employment on or prior to December 31, 2006. For Mr. Palkovic, the values shown for termination for cause, voluntary termination, death and disability were determined under his employment agreement; the values shown for involuntary termination without cause were determined under his change in control severance agreement.

        Benefit amounts that may be payable from savings, pension, health and welfare plans that are generally available to all employees have been excluded from the valuations. All amounts would be payable in a lump sum, except for the Excess Pension Plan where Messrs. Carey, Palkovic and Pontual have made elections that the value would be paid over 60 months following termination of employment. The executive officers would retain the balances of their respective savings accounts in the Excess Savings Plan and the Executive Deferred Compensation Plan as shown in the Non-Qualified Deferred Compensation Table on page 45. The Excess Pension Plan would be valued at the amount shown in the Pension Benefits Table on page 43; however these amounts were assumed to be entirely derived from Company contributions and would likely be forfeited upon termination for cause. For terminations other than for cause, each executive officer would retain the right to exercise stock options, the current value of which is noted following the Outstanding Equity Awards at Fiscal Year-End table on page 41.

        Severance.    Upon involuntary termination without cause, Messrs. Palkovic, Churchill, Hunter and Pontual would receive $2,310,000, $3,072,000, $2,310,000 and $1,125,000 respectively; Mr. Hunter's amount includes $1,155,000 payable 12 months after termination of employment, provided he complies with his non-competition agreement.

        Base Salary.    Mr. Carey would receive a payment for base salary valued at $2,151,000 only upon involuntary termination of employment without cause.

        Bonus.    Mr. Carey would receive a $3,227,000 payment for the annual bonus program upon his death, disability or involuntary termination of employment without cause. Mr. Palkovic would receive a $400,000 payment for the annual bonus program upon his death or disability or $455,000 for involuntary termination of employment without cause. Mr. Churchill would receive a $950,000 payment for the annual bonus program upon his death or disability or $1,024,000 for involuntary termination of employment without cause. Mr. Hunter would receive a $420,000 payment for the annual bonus program upon his death or disability or $455,000 for involuntary termination of employment without cause. Mr. Pontual would receive a $350,000 payment for the annual bonus program upon his death or disability or $375,000 for involuntary termination of employment without cause.

        RSU Programs.    The value of the RSUs under the terms of their respective employment agreements and the terms of the RSU programs were, for Mr. Carey, $32,422,000, for Mr. Palkovic $2,119,900, for Mr. Churchill $2,992,800, for Mr. Hunter $2,348,549 and for Mr. Pontual $2,182,250; however, for involuntary termination without cause, the RSUs for Messrs. Churchill, Hunter and Pontual would have been valued at $3,990,400, $3,221,425 and $2,930,450 respectively.

        Executive Benefits.    For termination due to disability, Mr. Carey would continue to receive Executive Medical and Executive Long-Term Disability benefits valued at $35,071 and $998, respectively, Mr. Palkovic $43,839 and $1,248, Mr. Churchill $105,213 and $2,994, Mr. Hunter $92,322 and $2,994 and Mr. Pontual $105,213 and $2,994. For involuntary termination without cause, the Executive Medical benefit would be valued for Mr. Palkovic at $70,142, and for Messrs. Churchill, Hunter and Pontual, the values would be the same as for disability. For involuntary termination without cause, the Executive Long-Term Disability benefit would continue for Messrs. Churchill, Hunter and Pontual at the same value as for disability. Mr. Palkovic would receive $105,000 for outplacement.

2006 Director Compensation

        The 2006 Director Compensation Table and the notes following the table provide information regarding compensation paid to the directors of the Company.

2006 DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (d)	Total ($) (e)
K. Rupert Murdoch	0	0	8,877	8,877
Neil R. Austrian	80,004	51,521	14,766	146,291
Ralph F. Boyd, Jr.	84,996	51,521	4,923	141,440
Peter Chernin	0	0	6,851	6,851
James M. Cornelius	84,996	51,521	5,418	141,935
David F. DeVoe	0	0	5,080	5,080
Charles R. Lee	84,580	51,521	11,263	147,364
Peter A. Lund	85,830	51,521	6,888	144,239
Nancy Newcomb	68,750	28,187	9,655	106,592
Haim Saban	70,008	46,365	13,747	130,120

        Only independent directors receive payments for serving on the Board. Independent directors are also reimbursed for travel expenses incurred in connection with their duties as directors. Non-employee directors are not eligible to participate in the executive incentive program, savings programs or any of the retirement programs for the Company's employees. Other than as described in this section, there are no separate benefit plans for directors. Mr. Carey is the Chief Executive Officer of the Company and a director; he receives no compensation as a director. Mr. Carey is eligible to participate in the Academic Matching Gift Program and the Hurricane Katrina Matching Gift Program, both of which are described under "Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs" on page 52; matching gifts on behalf of Mr. Carey are reported in column (g) of the 2006 Summary Compensation Table on page 34.

        The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of the Company's directors and officers and the Company maintains director and officer liability insurance.

        Fees Earned or Paid in Cash.    The amounts shown in column (b) represent the cash compensation paid to or deferred by the independent directors during 2006. Deferrals are discussed under "Savings Plan" below. Independent directors were paid in 2006 as follows:

Annual Retainer	$60,000
Audit Committee Chair	$25,000
Other Committee Chair	$20,000
Audit Committee Member	$15,000
Other Committee Member	$10,000

        Stock Awards.    The amounts shown in column (c) represent the aggregate expense recognized for financial statement reporting purposes in 2006 for all unvested grants in accordance with SFAS 123R for the directors, but excluding estimates for forfeitures related to service based vesting conditions. Refer to Note 14: Share-Based Payment of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in the valuation of the amounts shown in this column.

        The fair market value on the February 7, 2006 grant date of the 4,000 RSUs granted in 2006 was $54,280 computed in accordance with SFAS No. 123R. These awards are valued at the closing stock price of the Common Stock on that date ($13.57). In 2006, there were no material modifications to any current or previous stock awards made to the independent directors.

        Under procedures governing the equity portion of the compensation to independent directors, each independent director received an annual grant of 4,000 RSUs, 25% of which would vest beginning on January 1 of the year following the year in which the award was granted and for each of the following three years and would be issued in equal increments over a four-year period. If a director resigned or was removed from the board before the end of the calendar year in which the award was granted, the RSUs from that grant would be forfeited. If the director completed that year of service, the RSUs would continue to have been distributed even if the director had ceased to serve on the Board of Directors prior to the end of the four-year period. If a director died, all undistributed RSUs would have been distributed as soon as practicable.

        Savings Plan.    The independent directors are eligible to participate in The DIRECTV Group, Inc. Deferred Compensation Plan for Non-Employee Directors or the Directors Deferred Compensation Plan, which is a non-qualified pre-tax savings plan. A director may elect to contribute or defer any combination of cash retainers and fees up to 100% and equity compensation up to 100% or elect not to participate at all. Deferrals of cash retainers may be credited at the director's annual election either to an interest bearing account (at an interest rate that is fixed annually and approximates 10-year Treasury Note rates) or converted to RSUs; deferrals of equity compensation are converted to RSUs. No portion of the interest was above market rates. The value of the RSUs increases and decreases with the market value of the Common Stock. Directors may elect to have payments made as a lump sum or up to 10 annual installments, beginning in the year following the year a director ceases to serve on the Board.

        All Other Compensation.    2006 Supplementary Table 7 shows all other compensation.

2006 SUPPLEMENTARY TABLE 7—BOARD OF DIRECTORS—ALL OTHER COMPENSATION

        In 2006 Supplementary Table 7 and the following discussion, we identify the nature and value of the benefits earned by the directors other than Mr. Carey.

Name (a)	Tax Reimbursements ($) (b)	Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs ($) (c)	Other ($) (d)
K. Rupert Murdoch	4,172	0	4,705
Neil R. Austrian	2,240	10,000	2,526
Ralph F. Boyd, Jr.	2,314	0	2,609
Peter F. Chernin	3,220	0	3,631
James M. Cornelius	2,547	0	2,871
David F. DeVoe	2,388	0	2,692
Charles R. Lee	2,944	5,000	3,319
Peter A. Lund	3,238	0	3,650
Nancy Newcomb	2,188	5,000	2,467
Haim Saban	6,461	0	7,286

        Tax Reimbursements and Other.    Each director receives complimentary DIRECTV service and may select any programming provided by DIRECTV. The IRS requires the value of the programming to be reported as taxable income for each director. To maintain the complimentary intent of this program, a cash payment is made to each director such that, after taxes, there would be no expense to the director. Column (d) entitled "Other" represents the value of complimentary DIRECTV programming, while column (b) entitled "Tax Reimbursements" reflects the cash payment made to offset the taxable value of the complimentary DIRECTV programming.

        Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs. Members of the Board of Directors along with all active, full-time employees of DIRECTV are eligible for the Academic Matching Gift Program and the Hurricane Katrina Matching Gift Program in which the Company will match dollar for dollar gifts ranging from a minimum of $25 for a single gift to a maximum of $10,000 for all gifts in any calendar year. Charitable gifts must be registered within six months of the date when gifts were given. Accredited two- or four-year private or public colleges and universities and private or public primary and secondary schools are generally eligible provided that they qualify as tax-exempt, nonprofit organizations as defined under Section 501(c)(3) of the Code. Gifts that are made as a consequence of, or that lead to a material, direct benefit to the donor, a member of the donor's family or an individual designated by the donor are not eligible for a matching donation nor are gifts to scholarship funds established in the name of the donor or for which the scholarship recipient is designated by the donor.

2006 SUPPLEMENTARY TABLE 8—BOARD OF DIRECTORS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        2006 Supplementary Table 8 lists the aggregate number of stock options and the aggregate number of stock awards outstanding for each director (other than Mr. Carey) as of December 31, 2006.

Name (a)	Outstanding Options (#) (b)	Outstanding RSUs (#) (c)
K. Rupert Murdoch	0	0
Neil R. Austrian	0	5,500
Ralph F. Boyd, Jr.	0	5,500
Peter F. Chernin	0	0
James M. Cornelius	7,775	5,500
David F. DeVoe	0	0
Charles R. Lee	0	5,500
Peter A. Lund	5,000	5,500
Nancy Newcomb	0	3,000
Haim Saban	0	5,000

Forward Looking Disclosures—2007 Directors Compensation

        The Compensation Committee directed the independent Consultant to provide an assessment of Board compensation. The Consultant evaluated Board compensation data from the same peer companies that were used in the evaluation of the named executive officers' compensation (listed on page 22). The Consultant found that Board compensation was lower than the typical compensation among the peer group of companies and recommended adjustments in cash compensation and equity compensation, which the Board adopted.

        Cash Compensation.    The Board of Directors amended the cash compensation for independent directors and increased the annual retainer to $80,000 from $60,000. The Committee retainers were not changed.

        Equity Compensation.    The Board of Directors amended the terms and conditions of RSUs to be granted in 2007. The number of shares to be granted each year will be calculated from a target value of $100,000 and converted to shares based on the closing stock market price of the Common Stock on the second business day following the release of the earnings data for the prior fiscal year and rounded up to the next higher ten shares. The grant date was selected to permit the market to process any material information related to the earnings release. The shares will be paid immediately without a vesting period. Based on this calculation, the number of shares granted in February 2007 was 4,030. The Board of Directors also amended the terms and conditions of RSUs granted to the independent directors in previous years to provide for immediate distribution to each independent director of the associated shares of the Common Stock.

        Stock Retention.    The voluntary stock retention guidelines for directors adopted by the Committee in 2007 recommend that each independent director retain ownership of all stock received as equity compensation for serving on the Board until such time as the director ceases to so serve.

        Charitable Gift-Matching.    The Company amended the matching gift program for all employees, executives and directors to provide for matching gifts to academic institutions, up to $10,000 per calendar year, and to U.S.-based 501(c)(3) organizations up to $1,000 per year, both with restrictions and limitations as defined in the Company program.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by 17 CFR §229.402(b). Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A for the Annual Meeting of stockholders to be held June 5, 2007.

                      CHARLES R. LEE
                       PETER A. LUND
                      HAIM SABAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2006, three persons served as members of the Compensation Committee for the entire year: Charles R. Lee, Chair, Peter A. Lund and Haim Saban. Each member of the Compensation Committee has been determined by the Board to be an "independent director" as defined in the Company's Amended and Restated By-Laws and the applicable rules of the NYSE.

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(3)	64,566,592	$27.59	26,020,415
Equity compensation plans not approved by security holders	0	0	0
Total	64,566,592	$27.59	26,020,415

(1)
More detailed information regarding outstanding option grants and RSU awards is provided in Note 14: Share-Based Payment of the Notes to the Consolidated Financial Statements in our 2006 Form 10-K which is included in the Annual Report that is being mailed to stockholders with this proxy statement.

(2)
The number of securities to be issued upon exercise of outstanding options, warrants and rights and weighted-average exercise price of awards issued under plans approved by stockholders includes 8,640,154 RSUs that had not vested as of year-end but the weighted average exercise price in column (b) is for options only. RSUs are time-based and Company performance-based awards and do not require any payment by the grantee to the Company. The weighted-average grant-date fair value of all unvested RSUs at December 31, 2006 was $15.89.

(3)
Plans adopted prior to the split-off of the Company from GM were approved by GM as the sole stockholder of the Company. The DIRECTV Group, Inc. 2004 Stock Plan was approved by the Company's stockholders at the 2004 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As part of the split-off of the Company from General Motors Corporation, or GM, and the sale of 34% of the Company to News Corporation, or the News Transactions, the Certificate of Incorporation and By-Laws of the Company were amended to provide that the Audit Committee shall have the sole authority to review, consider and pass upon any transaction by the Company and its subsidiaries that the Audit Committee determines is a related party transaction. No such transaction shall be effected without the approval of or authorization of a majority of the Committee, provided that the Committee may ratify any such transaction. The process for this review is also discussed in the Audit Committee Charter which may be accessed on the Company's website at www.directv.com.

        The Audit Committee has adopted a specific policy and procedures for related party transactions and the Company's General Counsel is responsible for implementing that policy. To ensure compliance with the policy, the Audit Committee may request that internal audits be conducted. The policy specifically identifies News Corporation and its affiliates as well as Mr. Murdoch, his immediate family and certain of his interests as related parties for purposes of the Audit Committees review. Consequently, following the completion of the News Transactions, certain matters involving News Corporation or its subsidiaries have been considered by the Audit Committee. As a result of that review, the Audit Committee approved or ratified several transactions which are summarized below.

Transactions between the Company and News Corporation and its Subsidiaries

        Fox Entertainment, a wholly owned subsidiary of News Corporation, owns approximately 38.4% of the outstanding Common Stock. Consequently, transactions between the Company and its subsidiaries and News Corporation and its subsidiaries may be deemed to be related party transactions. Prior to the completion of the News Transactions, News Corporation and its subsidiaries were engaged in a broad range of relationships with the Company and its subsidiaries. To the extent that those relationships were documented in agreements executed prior to the completion of the News Transactions and continue, the Company believes that the terms and conditions of all such arrangements were negotiated as arm's length transactions with an unaffiliated entity and are fair and reasonable.

        Existing relationships with News Corporation and its affiliates are in the following areas:

        Obligations and Rights Arising out of the News Transactions.    As part of the News Transactions, the Company is party to several agreements with News Corporation and with GM. Among other things, under the transaction agreements, each of GM, News Corporation and the Company provides limited indemnification for certain claims that could arise from the completion of the News Transactions. The Company also indemnifies GM with regard to certain tax liabilities associated with the News Transactions should the Company take any actions that result in adverse tax consequences for GM. There are also agreements between the Company and News Corporation regarding certain employment matters. These matters are discussed in more detail in our Registration Statement on Form S-4 that was filed with the SEC in connection with the News Transactions. The Company believes that all of these various agreements were entered into on an arm's-length basis and that the terms and conditions are fair to the Company.

        Facilities.    The Company has arrangements with News Corporation affiliates regarding the use of office space for its offices in New York City and in Washington, D.C. In addition, DIRECTV Latin America has similar arrangements with a News Corporation affiliate to use space for its headquarters in New York City. In each case, the terms and conditions associated with the arrangements have been reviewed and approved by the Audit Committee after review and comparison with alternatives available from independent third parties.

        Sky Latin America Transactions.    On October 8, 2004, the Company entered into a series of transactions with each of News Corporation, Liberty Media International, Inc., Grupo Televisa, S.A. and Globo Comunicacoes e Participacoes S.A., for the reorganization of the Company's direct-to-home satellite businesses in Latin America and consolidation of those businesses with the Sky Latin America direct-to-home satellite businesses. In these transactions, the Company agreed, among other things, to acquire the equity interests of News Corporation and Liberty Media International in the Sky Latin America platforms. In connection with these transactions, we made cash payments to News Corporation of $342.5 million in 2004 and $315 million in 2006. We received $127 million in cash from News Corporation in August 2006 for the repayment of a note receivable for the assumption of certain liabilities as part of these transactions.

        Programming.    DIRECTV U.S. and DIRECTV Latin America purchase programming created or owned by News Corporation and its subsidiaries. DIRECTV U.S. has programming and retransmission agreements with Fox Entertainment for Fox News Channel, Fox Sports Networks, FX Networks and others. DIRECTV U.S. also obtains foreign language programming for its U.S. service from affiliates of News Corporation, including a SkyItalia news channel, STBN (a Vietnamese language channel), Star Plus (a Hindi-language channel) and cricket matches. In 2006, the Board also approved a transaction with Fox Entertainment for Fox Network and FX video-on-demand programming and an agreement to carry the new Fox Business channel which is expected to launch in 2007.

        DIRECTV U.S. also has an agreement with TV Guide Networks, Inc. pursuant to which DIRECTV U.S. licenses the rights to distribute the TV Guide Channel to its subscribers. TV Guide Networks, Inc. is a wholly-owned subsidiary of Gemstar-TV Guide. News Corporation owns approximately 41% of Gemstar-TV Guide.

        Similarly, DIRECTV Latin America obtains programming from News Corporation and its subsidiaries. Such programming includes Fox Sports Latin America, Speed Channel, Canal Fox, National Geographic, Fox Life, FX and Fox News.

        In cases where agreements have been executed subsequent to the News Transactions, the Audit Committee has reviewed and approved the arrangements based on a consideration of the contract terms and management's assessment of such terms.

        Middleware.    DIRECTV U.S. has an agreement with NDS to provide a customized middleware platform for DIRECTV U.S. set top boxes which permits the delivery of a simplified, more consistent on-screen user interface as well as to support the deployment of new interactive services. News Corporation and its subsidiaries control approximately 96.6% of NDS' voting power.

        Interactive Program Guides.    DIRECTV U.S. has license and distribution agreements with Gemstar-TV-Guide Interactive, LLC, providing DIRECTV U.S. with rights to utilize Gemstar-TV Guide's intellectual property and technology, as well as its TV Guide brand, in interactive program guides across the DIRECTV U.S. subscriber base. Gemstar-TV-Guide Interactive, LLC is a wholly-owned subsidiary of Gemstar-TV Guide.

        Conditional Access.    DIRECTV U.S. and NDS have entered into a six-year agreement effective March 1, 2004 for the provision of conditional access products and services, including smart cards, a key component of the access system. NDS is the exclusive provider of smart cards and conditional access services for DIRECTV U.S., and will be responsible for developing new smart cards for introduction periodically during the term of the agreement. New generation cards required to replace older cards in existing DIRECTV U.S. receivers will be provided at no cost, while additional cards required for new receivers are provided at a fixed agreed price. DIRECTV U.S. is paying NDS a monthly fee per subscriber household and per active smart card. The contract can be extended for two additional one-year periods at the sole discretion of DIRECTV U.S. The agreement includes a transition process which allows DIRECTV U.S., in the event the agreement will terminate, to prepare for transition to another provider, including access and licenses to required technology, in exchange for agreed transition payments. NDS also provides conditional access services to DIRECTV Latin America, including design, manufacture and distribution of the smart cards used to encrypt the DIRECTV service. NDS also operates the conditional access centers and provides signal security services for DIRECTV Latin America.

        Interactive.    NDS also provides some development tools that are used to create interactive applications for DIRECTV Latin America. Visionik, which was acquired in 2003 by NDS, provides interactive games used in the DIRECTV Latin America interactive television service.

        Ad Sales.    Through September 2006, the Company used the services of Twentieth Television, Inc. to sell advertising avails for the Company, and paid Twentieth Television, Inc. a commission for such sales during 2006 aggregating $21,657,103. Effective October 2006, the employees of Twentieth Television, Inc. providing these ad sales services were transitioned to the Company, and the advertising sales arrangement with Twentieth Television, Inc. was terminated without additional payment.

        Services.    News Corporation and its subsidiaries make available the services of employees, on a non-exclusive basis to DIRECTV U.S., subject to payment or reimbursement by DIRECTV U.S. of a portion of the compensation and benefits of such employees as agreed on a case-by-case basis.

        Aggregate amounts for sales and purchase transactions with related parties are disclosed in Note 16: Related-Party Transactions of the Notes to the Consolidated Financial Statements of our Form 10-K for the fiscal year ended December 31, 2006.

Relationships between the Company and Certain Other Parties

        Hallmark Channel.    DIRECTV U.S. is party to an agreement with Crown Media United States, LLC, or Crown Media, dated as of August 20, 2001, whereby DIRECTV U.S. obtained stock in Crown Media and the right to have one observer attend meetings of the Crown Media Board of Directors. The stock was given as partial consideration for carriage by DIRECTV U.S. of Crown Media's Hallmark channel. Mr. Lund, a director of the Company since 2000, is also a director and member of the audit committee of Crown Media.

AUDIT COMMITTEE REPORT

        The Audit Committee of The DIRECTV Group, Inc. Board of Directors, or the Committee, is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are James M. Cornelius (Chair), Ralph F. Boyd, Jr., Peter A. Lund and Nancy S. Newcomb. Ms. Newcomb joined the Audit Committee in February 2006 and attended the first Audit Committee meeting of 2006 held February 7, 2006 by invitation. The other three members were members of the Committee for all of 2006.

        Among its other duties, the Committee recommends to the Board of Directors the selection of the Company's independent auditors.

        Management is responsible for internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended or supplemented.

        The Company's independent registered public accounting firm also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence

Discussions with Audit Committees" as modified or supplemented and the Committee discussed with the independent registered public accounting firm that firm's independence.

        Based upon the Committee's discussions with management and the independent registered public accounting firm and the Committee's review of the representation of management and the reports of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

                      JAMES M. CORNELIUS, CHAIR
                       RALPH F. BOYD, JR
                       PETER A. LUND
                       NANCY S. NEWCOMB

FEES PAID TO OUTSIDE INDEPENDENT REGISTERED ACCOUNTING FIRM

        For the years ended December 31, 2006 and 2005, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting.

        Audit and audit-related fees aggregated $4,451,000 and $6,302,000 for the years ended December 31, 2006 and 2005, respectively and were composed of the following:

Audit Fees

        The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2006 and 2005, the audit of management's assessment of internal controls over financial reporting as of December 31, 2006 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $3,878,000 in 2006 and $3,668,000 in 2005.

Audit-Related Fees

        The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2006 and 2005 were $573,000 and $2,634,000 respectively. Fees for both years include the audits of the benefit plans of the Company, accounting research and consultation on U.S. GAAP issues. Additionally, fees for the fiscal year ended December 31, 2005 relate to comfort letters provided in connection with registration statements and audits of Hughes Network Systems, Inc. for periods prior to the sale of our ownership interest.

Tax Fees

        The aggregate fees billed for tax services for the fiscal years ended December 31, 2006 and 2005 were $67,000 and $135,000 respectively. These fees relate to tax consultations and services related to domestic and foreign office compliance in both 2006 and 2005.

All Other Fees

        The aggregate fees for services not included above were $40,000 respectively, for the fiscal year ended December 31, 2005. All of these fees were billed by Deloitte Consulting. These fees relate to health plan provider services in 2005. There were no such fees incurred for the fiscal year ended December 31, 2006.

Audit Committee Approval Policy

        The Audit Committee is directly responsible for the appointment, retention and termination, compensation and oversight of the work of any registered public accountant providing any audit or attest services to the Company, including Deloitte & Touche. The approval of the Audit Committee is required, prior to commencement of work, of all audit, audit-related, internal control-related, tax and permissible non-audit services to be provided to the Company by our independent auditors. As part of the approval process, the Audit Committee review includes the proposed scope of work and the proposed fee for any engagements, including the annual audit of each fiscal year. One hundred percent of the services described above in the sections entitled "Audit Fees", "Audit-Related Fees", Tax Fees" and "All Other Fees" were approved by the Audit Committee.

PROPOSAL 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected the firm of Deloitte & Touche LLP to audit the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ending December 31, 2007. Deloitte & Touche LLP audited the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ended December 31, 2006. In connection with the engagement of Deloitte & Touche LLP, the Company expects to enter into an engagement agreement with such firm which sets forth the terms by which Deloitte & Touche LLP will perform audit and other services for the Company. That agreement includes alternative dispute resolution procedures and an exclusion of punitive damages.

        Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK PLAN

        At the Annual Meeting of Stockholders held on June 2, 2004, the stockholders approved The DIRECTV Group, Inc. 2004 Stock Plan or the 2004 Stock Plan. On February 6, 2007, upon the recommendation of the Compensation Committee and subject to stockholder approval, the Board of Directors approved the amendment and restatement of the 2004 Stock Plan which we refer to as the Amended Stock Plan. We are asking the stockholders to approve the Amended Stock Plan.

        Among other things, the Amended Stock Plan:

  •
  expands the criteria that the Compensation Committee can use to provide greater flexibility in establishing performance goals,

  •
  increases the maximum for certain awards that may be made under the Plan, and

  •
  expands and clarifies the rights and responsibilities of the participants and the Company under the Amended Stock Plan.

        The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Amended Stock Plan. Stockholder approval of the Amended Stock Plan will permit awards paid under it to qualify as "performance-based compensation" which is excluded from the $1 million limit on deductible compensation set forth in Section 162(m) of the Code.

        Our Board believes that approval of the Amended Stock Plan is in our and your best interests and is important to help assure our ability to continue to recruit and retain highly-qualified employees, consultants and directors.

Comparison of the Amended Stock Plan to the 2004 Stock Plan.

        The major differences in the terms of the Amended Stock Plan and the existing 2004 Stock Plan concern the criteria which the Compensation Committee may use to establish performance goals applicable to awards under the plan and the maximum award that may be granted to any Participant during any calendar year. Certain other changes have been made that are intended to clarify and augment the rights of the Company and the Participants under the Amended Stock Plan. In the 2004 Stock Plan, the performance goals relate to a limited number of business metrics and such metrics were specifically defined. The Amended Stock Plan significantly expands the number and type of metrics that may be used as criteria to determine performance goals. The Amended Stock Plan includes several metrics related to subscribers, subscriber service and subscriber satisfaction, employees and employment activities, revenues, expenses and earnings, cash and cash flow, margins, returns and ratios, stock price and other performance measures and also expands the way in which those metrics or combinations of those metrics may be adjusted. The Board believes that the increase in criteria will provide the Compensation Committee more flexibility in adapting performance goals to the particular needs and challenges of the Company over time and will permit the Compensation Committee and management of the Company to respond to changing market conditions and competitive pressures to help assure proper incentive compensation payments to appropriately reward Participants for contributing to the success of the Company and increasing value to the stockholders.

        The increase in the maximum award that may be granted to non-employee directors during any calendar year will permit the Compensation Committee to adjust award levels to assure that the Company is able to retain and attract independent directors, and to enable a greater proportion of independent directors' compensation to be paid in Common Stock.

        Other changes in the Amended Stock Plan (a) provide indemnification to the Board and the Compensation Committee in connection with their good faith activities under the Plan, (b) empower the Compensation Committee to accelerate vesting and/or remove restrictions on Restricted Shares to address changes in applicable laws, stock exchange rules or other changes in circumstances, (c) clarify the authority to grant Other Stock-Based Awards, (d) provide discretion to the Compensation Committee to include a provision in the Terms and Conditions of any Award requiring a Participant to return gains in the event of a material breach by the Participant of any written agreement between the Participant and the Company, (e) address the requirements of Section 409A of the Code, (f) establish a right of offset against Awards by any amounts that the Participant owes the Company, and (g) explicitly permit non-uniform treatment. All of these changes are intended to clarify the provisions of the Amended Stock Plan and to provide additional rights and flexibility to the Compensation Committee in the administration of the Amended Stock Plan.

Summary Description of the Amended Stock Plan

        The principal terms of the Amended Stock Plan are summarized below. This summary is qualified in its entirety by the full text of the Amended Stock Plan, which is attached to this proxy statement as Annex B. The full text of the Amended Stock Plan has also been filed electronically as Annex B to this proxy statement and is available through the SEC's website at www.sec.gov. Capitalized terms not otherwise defined herein have the meanings given to them in the Amended Stock Plan.

        Purpose.    The purposes of the Amended Stock Plan are to promote the success of the Company and its subsidiaries and to increase shareholder value by providing an additional means through the grant of stock based incentives and other awards, to attract, retain, motivate and reward selected employees (including employees who are officers) and directors of, and certain consultants and advisors to, the Company, its subsidiaries and related entities.

        Administration.    The Amended Stock Plan provides that it will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has broad authority under the Amended Stock Plan with respect to Awards granted to eligible persons, which generally includes the authority:

  •
  to select the participants and the types of Awards they may receive;

  •
  to determine the number of shares that are subject to Awards and the specific terms and conditions of Awards, including the price (if any) to be paid for the shares and/or the Awards and any vesting criteria;

  •
  to cancel, modify or waive the Company's rights to, or modify, discontinue, suspend or terminate any or all outstanding Awards, subject to any required consents;

  •
  subject to other provisions of the Amended Stock Plan, to accelerate or extend the exercisability or extend the term of any or all outstanding Awards within the maximum term;

  •
  subject to other provisions of the Amended Stock Plan, to make certain adjustments to outstanding Awards and to authorize the conversion, succession or substitution of an Award; and

  •
  to approve the forms of Award Agreements and construe and interpret the Amended Stock Plan and make all other determinations necessary or advisable for the administration of the Amended Stock Plan.

        Notwithstanding this authority, without prior stockholder approval, the Company will not reduce the grant or purchase price of any option or SAR granted under the Amended Stock Plan by amendment, substitution, cancellation and regrant or other means, other than as a result of antidilution or other adjustments under the Amended Stock Plan incident to certain events such as a stock split, recapitalization, reorganization, dividends or other distributions or other transactions affecting the underlying securities.

        Under the 2004 Stock Plan and in the Amended Stock Plan, the Compensation Committee has established a Special Stock Plan Committee and appointed the Company's Chief Executive Officer as the sole member of that committee. The Compensation Committee has delegated to the Special Stock Plan Committee the authority to grant awards covering up to 3 million shares during 2007 pursuant to guidelines reviewed by the Compensation Committee to persons eligible to participate in the Amended Stock Plan other than elected officers and any persons expected to be subject to Section 162(m) of the Code.

        Eligibility.    Persons eligible to receive Awards under the Amended Stock Plan include all employees (including employees who are elected officers) and directors of, and certain consultants or advisors to, the Company or its subsidiaries ("Eligible Persons").

        As of March 31, 2007, approximately 700 officers and employees of the Company and its Subsidiaries (including all of the named executive officers) and all non-employee directors were considered to be within the group of Eligible Persons who could receive Awards under the Amended Stock Plan, subject to the Compensation Committee's discretion to determine the particular individuals who, from time to time, will be selected to receive Awards.

        Shares Available for Awards.    The aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Amended Stock Plan is the sum of (1) 21,000,000 and (2) the number of shares subject to awards outstanding under the Prior Plan on December 22, 2003, that are forfeited, expire, are cancelled without delivery of shares of Common Stock or otherwise result in a return of such shares of Common Stock to the Company. As of December 22, 2003, there were 96,441,965 shares subject to awards outstanding under the Prior Plan. As of December 31, 2006, there were 26,080,415 shares available for future issuance under the 2004 Plan. The following additional share limits are contained in the Amended Stock Plan:

  •
  The maximum number of shares that may be issued pursuant to Awards granted to non-employee directors during any calendar year is the greater of (i) 10,000 or (ii) the number of shares determined by dividing $250,000 by the Fair Market Value of the Common Stock as determined in accordance with the Amended Stock Plan rounded up to the next higher ten shares.

  •
  The maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights that may be granted to any Participant during any calendar year shall be 4,000,000 shares (the same limit as under the 2004 Stock Plan).

  •
  The maximum number of shares of Common Stock subject to Restricted Stock, Stock Units or Other Stock-Based Awards that may be granted to any Participant during any calendar year shall be 4,000,000 shares (the same limit as applied to Performance Based Awards under the 2004 Stock Plan).

        Shares subject to Awards that expire or are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Amended Stock Plan will again become available for regrant and award purposes under the Amended Stock Plan to the extent permitted by law. In instances where a stock appreciation right or other Award granted under the Amended Stock Plan is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement will not be counted against the share limits of the Amended Stock Plan for purposes of determining the number of shares that remain available for issuance under the Amended Stock Plan. Dividends and dividend equivalents that are paid in cash in conjunction with outstanding Awards will not be counted against the shares available for issuance under the Amended Stock Plan. In addition, the Amended Stock Plan generally provides that shares issued in connection with Awards that are granted by or become obligations of the Company through the assumption or conversion of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Amended Stock Plan.

        Types of Awards.    The Amended Stock Plan authorizes the grant of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, stock bonuses, Performance-Based Awards (described below) and dividend equivalent rights, or DERs.

        Except as may be provided in an applicable Award Terms and Conditions, generally speaking, no option or SAR granted under the Amended Stock Plan may be exercisable or may vest until at least six months after the Award Date. In general, an option or SAR will expire, or other award will vest, not more than 10 years after the date of grant, subject to deferral opportunities that may be provided to participants. The Compensation Committee may authorize settlement of Awards in cash or shares, subject to preexisting rights of participants evidenced by the Award Terms and Conditions.

        The Compensation Committee in making or amending an Award may determine the effect of termination of service (including retirement) on the rights and benefits under Awards and in doing so may make distinctions based upon the cause of termination or other factors.

        The Amended Stock Plan permits participants to pay the grant price of an option or the cash purchase price (if any) of any shares in one or a combination of the following methods: (1) in cash,

(2) if permitted by the Compensation Committee, by notice and third party payment, or (3) by the delivery of shares of Common Stock already owned by the Participant. Shares may also be issued solely for services or other rights or property. The Amended Stock Plan does not permit loans to participants to finance Awards or stock purchases.

        Transfer Restrictions.    Subject to customary exceptions, rights and benefits under Awards under the Amended Stock Plan are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally only exercisable by the Participant (or, if the Participant has suffered a disability, his or her legal representative).

        Stock Options.    An option is the right to purchase shares of Common Stock at a future date at a specified price, referred to as the grant price, during a specified term not to exceed 10 years. The Compensation Committee may grant one or more options to any Eligible Person.

        The grant price of any options granted to Eligible Persons under the Amended Stock Plan is determined by the Compensation Committee at the time of the grant and must be at least 100% (110% in the case of an incentive stock option or ISO granted to a Participant who owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date of grant. The Compensation Committee may grant ISOs or nonqualified stock options under the Amended Stock Plan. ISOs have more restrictive eligibility criteria and are taxed differently from nonqualified stock options, as described under the section entitled "Federal Income Tax Consequences of Options under the Amended Stock Plan" beginning on page 65. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Amended Stock Plan.

        Stock Appreciation Rights.    In its discretion, the Compensation Committee may grant a SAR concurrently with or after the grant of an option, and with reference to all or a portion of the shares covered by such options, or on a stand-alone basis. A SAR granted in connection with an option is typically the right to receive payment of an amount equal to the excess of the Fair Market Value of Common Stock on the date the SAR is exercised over the grant price of the related option, which is referred to as the spread value. The base price of a stand-alone SAR must be at least the Fair Market Value of the Common Stock on the grant date. A SAR granted in connection with an option is only exercisable if and to the extent that the related option is exercisable. Upon exercise of a SAR, the holder receives the spread value in shares of Common Stock (valued at Fair Market Value at date of exercise), in cash, or in a combination of Common Stock and cash.

        Restricted Stock. A restricted stock award is an award typically for a fixed number of shares of Common Stock, which is subject to vesting or other restrictions. The Compensation Committee must specify the price, if any, or services the recipient must provide for the shares of restricted stock, the conditions on vesting (which may include, among others, the passage of time or specified performance objectives or both) and any other restrictions (for example, restrictions on transfer) imposed on the shares. Unless the Compensation Committee otherwise provides in an Award Terms and Conditions, a restricted stock award confers voting and dividend rights prior to vesting.

        Restricted Stock Units. A restricted stock unit or RSU represents a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in shares or cash, of a deferred benefit or right. The Company may grant RSUs for services rendered, in lieu of other compensation, or in exchange for or in addition to any other Award under the Plan. The Compensation Committee will specify the terms relating to the RSUs, the conditions on vesting and any other restrictions imposed on the RSUs in making the Award. RSUs do not confer voting rights but may provide for dividend equivalent rights as determined by the Compensation Committee.

        Performance-Based Awards.    The Compensation Committee may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the Code. We refer to such awards as Performance-Based Awards. Performance-Based Awards are in addition to any of the other types of awards that the Company may grant under the Amended Stock Plan (including options and stock appreciation rights, which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, RSUs, other rights or cash bonus opportunities.

        The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the achievement of specific, pre-established performance goals related to one or more business criteria approved by the Compensation Committee. The performance goals must be established by the Compensation Committee in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. The Compensation Committee may establish performance goals based on one or more of the business criteria in the following categories: subscribers, subscriber service and subscriber satisfaction; employees and employment activities; revenues, expenses and earnings; cash and cash flow; margins, returns and ratios; stock price and other performance measures. We provide a more detailed list of the business criteria in Exhibit A attached to the Amended Stock Plan.

        The business criteria may be applied based on the performance of the Company (including its Subsidiaries) on a consolidated, Subsidiary, segment, division, region or property basis. In addition, the Compensation Committee, in its sole discretion may modify the way it uses the business criteria to develop performance goals. The business criteria, determined on a quantitative basis, may be: (a) determined relative to any product or service provide by the Company, (b) combined in any manner to define other performance-based business criteria, (c) determined either before or after any capital costs, interest, taxes, depreciation or amortization, (d) determined either including or excluding non-cash, extraordinary, special or non-recurring items, (e) determined on a per share (basic or diluted), per subscriber or per unit basis, (f) determined on an incremental, cumulative or average basis, on an absolute, percentage or percentage point basis, or (g) determined relative to any internal or external business criteria or relative to the performance of other companies. The Compensation Committee may use any one, all or a combination of these adjustment factors.

        The Compensation Committee must establish performance targets under the Amended Stock Plan while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Code and in no event after more than 25% of the performance measurement period has elapsed. The performance measurement period with respect to an Award may be from not less than one quarter of a calendar year to five years. Performance goals will be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Code Section 162(m), unless the Compensation Committee provides otherwise at the time of establishing the targets.

        Performance-Based Awards may be stock-based and are payable in stock only or in cash or stock. Before any Performance-Based Award is paid, the Compensation Committee must certify that the performance goals have been satisfied. The Compensation Committee will have discretion to determine the performance goals and restrictions or other limitations of the individual awards and may reserve negative discretion to reduce payments below maximum award limits.

        Stock Bonuses. A stock bonus typically represents a bonus in shares for services rendered (in excess of cash payment for the shares, if any). The Compensation Committee may grant stock bonuses to reward continued services, contributions or achievements or in connection with the deferral of compensation, in such manner and on such terms and conditions (including any restrictions on the shares) as the Compensation Committee may determine from time to time.

        Dividend Equivalent Rights.    The Amended Stock Plan authorizes stock-based Awards, including options, to be granted with or without DERs. DERs are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based Award was granted. DER accounts also typically earn additional DERs. The Compensation Committee, at the time of grant, determines the time and conditions of payment and may limit amounts payable as DERs. The number of shares or units credited as DERs is based on the fair market value of the shares relative to the dollar amount of the dividend.

        Deferred Payments.    The Amended Stock Plan authorizes the Compensation Committee to permit the deferred payment of Awards. The Compensation Committee may determine the form and timing of payment, vesting, and other terms applicable to deferrals.

        Adjustments; Acceleration.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Amended Stock Plan and any outstanding stock-based Awards, as well as the exercise or purchase prices of Awards, and performance targets under certain types of performance-based awards (e.g., a SAR) are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders. In certain circumstances, Awards that have been fully accelerated and that have not been exercised prior to the occurrence of certain events will terminate unless provision has been made for their survival, exchange, substitution, exchange or other settlement.

        No Limit on Other Plans or Agreements.    The Amended Stock Plan does not limit the authority of the Board of Directors or the Compensation Committee to grant Awards or authorize any other compensation, with or without reference to the Company's Common Stock, under any other plan or authority.

        Termination of or Changes to the Amended Stock Plan.    The Compensation Committee may terminate, suspend, modify or amend the Amended Stock Plan at any time. Stockholder approval for an amendment will be obtained if required under the Amended Stock Plan (including as to a repricing of any stock options), or under Sections 162(m), 422 or 424 of the Code, by other applicable law or the rules of the New York Stock Exchange, or if deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors, the authority to grant new Awards under the Amended Stock Plan will terminate on June 5, 2017. The applicable provisions of the Amended Stock Plan and the Compensation Committee's authority will continue with respect to any Awards then outstanding. Generally speaking, outstanding options and other Awards may be amended by the Compensation Committee (except as to repricing) but the consent of the holder is required if the amendment (or any plan amendment) materially adversely affects the holder.

        Securities Underlying Awards.    The closing price of a share of Common Stock as of April 9, 2007 was $23.58 per share.

Federal Income Tax Consequences of Options Under the Amended Stock Plan

        We summarize the U.S. federal income tax consequences of the Amended Stock Plan under current federal law, which are subject to change, in the following discussion.

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the Participant recognizes taxable income in an amount equal to the difference between the option grant price and the fair market value of the shares at the time of exercise. The Participant will be entitled to long-term capital gain treatment on any further gain or loss (provided the Participant holds the shares for at least one year after exercise). With respect to ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise or (provided that the Participant holds the shares at least two years after grant and one year after exercise) at any later time. Rather, the Participant receives capital gains treatment on the difference between his or her basis and the ultimate sales price. The Participant exercising an ISO may, however, be subject to the federal alternative minimum tax.

        The current federal income tax consequences of other awards authorized under the Amended Stock Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (although employees may elect earlier taxation and convert future gains to capital gains); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed to the individual when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

        Compensation to certain executive officers attributable to Awards that are not "performance-based" within the meaning of Section 162(m) of the Code may not be deductible to the extent that aggregate non-performance-based compensation to such officers exceeds $1,000,000 in any tax year.

New Plan Benefits

        Because future awards are discretionary, it is not possible to determine who will receive awards and in what amounts in the event that stockholders approve the Amended Stock Plan. Information concerning awards under the 2004 Stock Plan and its predecessor is available in this proxy statement in the following tables and the narrative accompanying them: 2006 Summary Compensation Table beginning on page 34, 2006 Grants of Plan-Based Awards beginning on page 37, 2006 Outstanding Equity Awards at Fiscal Year End beginning on page 40, 2006 Option Exercises and Stock Vested beginning on page 42, 2006 Director Compensation beginning on page 50, 2006 Supplementary Table 8—Board of Directors Outstanding Equity Awards at Fiscal Year End, and Equity Compensation Plan Information beginning on page 53,

        All members of the Board of Directors are eligible to receive Awards under the Amended Stock Plan and thus have a personal interest in the approval of the Amended Stock Plan.

        The Board of Directors recommends that the stockholders vote "FOR" the Amended Stock Plan.

PROPOSAL 4

APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE OFFICER CASH BONUS PLAN

        At the Annual Meeting of Stockholders held on June 2, 2004, the stockholders approved The DIRECTV Group, Inc. 2004 Executive Officer Cash Bonus Plan or the 2004 Bonus Plan. On February 6, 2007, upon the recommendation of the Compensation Committee and subject to stockholder approval, the Board of Directors approved the amendment and restatement of the 2004 Bonus Plan which we refer to as the Amended Bonus Plan. We are asking the stockholders to approve the Amended Bonus Plan.

        The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Amended Bonus Plan. Stockholder approval of the Amended Bonus Plan will permit awards paid under it to qualify as "performance-based compensation" which is excluded from the $1 million limit on deductible compensation set forth in Section 162(m) of the Code.

        Our Board believes that approval of the Amended Bonus Plan is in our and your best interests and is important to help assure our ability to continue to recruit and retain highly-qualified employees, consultants and directors.

Comparison of the Amended Bonus Plan to the 2004 Bonus Plan.

        The major differences in the Amended Bonus Plan and the 2004 Bonus Plan concern the criteria which the Compensation Committee may use to establish performance goals applicable to awards under the plan and the maximum award that may be granted to any Participant during any calendar year. We have also made certain other changes including provisions to address the requirements of Section 409A of the Code and to change applicable law from New York to Delaware. In the 2004 Bonus Plan, the performance goals relate to a limited number of business metrics. The Amended Bonus Plan significantly expands the number and type of metrics that may be used as criteria to determine performance goals. The Amended Bonus Plan includes several metrics related to subscribers, subscriber service and subscriber satisfaction, employees and employment activities, revenues, expenses and earnings, cash and cash flow, margins, returns and ratios, stock price and other performance measures and also expands the way in which those metrics or combinations of those metrics may be adjusted. The Board believes that the increase in criteria will provide the Compensation Committee more flexibility in adapting performance goals to the particular needs and challenges of the Company over time and will permit the Compensation Committee and management of the Company to respond to changing market conditions and competitive pressures to help assure proper incentive compensation payments to appropriately reward Participants for contributing to the success of the Company and increasing value to the stockholders.

        The increase in the maximum award that may be granted to any Participant during any calendar year will permit the Compensation Committee to adjust award levels to assure that the Company is able to retain and attract key senior executives which we believe is critical to the overall success of the Company.

        Other changes in the Amended Bonus Plan (a) provide indemnification to the Board and the Compensation Committee in connection with their good faith activities under the Plan, (b) empower the Compensation Committee to accelerate vesting and/or remove restrictions on Awards to address changes in applicable laws, stock exchange rules or other changes in circumstances, (c) provide discretion to the Compensation Committee to include a provision in the Terms and Conditions of any Award requiring a Participant to return gains in the event of a material breach by the Participant of any written agreement between the Participant and the Company, (d) address the requirements of Section 409A of the Code, (e) establish a right of offset against Awards by any amounts that the Participant owes the Company, and (f) explicitly permit non-uniform treatment. All of these changes are intended to clarify the provisions of the Amended Bonus Plan and to provide additional rights and flexibility to the Compensation Committee in the administration of the Amended Bonus Plan.

Summary Description of the Amended Bonus Plan

        The principal terms of the Amended Bonus Plan are summarized below. This summary is qualified in its entirety by the full text of the Amended Bonus Plan, which is attached to this proxy statement as Annex C. The full text of the Amended Bonus Plan has also been filed electronically as Annex C to this proxy statement and is available through the SEC's website at www.sec.gov. Capitalized terms not otherwise defined herein have the meanings given to them in the Amended Bonus Plan.

        Eligible Persons.    The persons eligible to participate in the Amended Bonus Plan are key employees (including elected officers) who are, or in the opinion of the Compensation Committee may become, executive officers subject to Section 162(m) of the Code. As of March 31, 2007, six key employees were considered eligible for participation under this Amended Bonus Plan.

        Summary of Terms.    The purpose of the Amended Bonus Plan is to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company's ability to deduct that compensation. The Compensation Committee will administer the Amended Bonus Plan and is charged with responsibility for designating eligible participants and establishing specific annual performance targets for each participant in the Amended Bonus Plan. The performance targets may be based on one or more of the business criteria in the following categories: subscribers, subscriber service and subscriber satisfaction; employees and employment activities; revenues, expenses and earnings; cash and cash flow; margins, returns and ratios; stock price and other performance measures. We provide a more detailed list of the business criteria in Exhibit A attached to the Amended Bonus Plan.

        The business criteria may be applied based on the performance of the Company (including its Subsidiaries) on a consolidated, Subsidiary, segment, division, region or property basis. In addition, the Compensation Committee, in its sole discretion may modify the way in which the business criteria are used to develop performance goals. The business criteria, determined on a quantitative basis, may be: (a) determined relative to any product or service provide by the Company, (b) combined in any manner to define other performance-based business criteria, (c) determined either before or after any capital costs, interest, taxes, depreciation or amortization, (d) determined either including or excluding non-cash, extraordinary, special or non-recurring items, (e) determined on a per share (basic or diluted), per subscriber or per unit basis, (f) determined on an incremental, cumulative or average basis, on an absolute, percentage or percentage point basis, or (g) determined relative to any internal or external business criteria or relative to the performance of other companies. The Compensation Committee may use any one, all or a combination of these adjustment factors.

        The Compensation Committee must establish the targets while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Code and in no event after more than 25% of the performance measurement period has elapsed. Generally, the performance measurement periods under the Amended Bonus Plan are single calendar years.

        The Amended Bonus Plan generally requires adjustments to certain business criteria and applicable pre-established performance targets for specific changes, such as stock splits or recapitalization, business acquisitions or dispositions, or any special charges to the Company's earnings. The Compensation Committee, however, may provide in advance that one or more of such adjustments will not be made as to a specific award. In addition, the Compensation Committee may establish in advance other circumstances requiring in its view an appropriate adjustment not inconsistent with Section 162(m). In addition, the satisfaction of performance targets is determined without regard to changes in accounting principles or practices occurring during the performance period unless the Compensation Committee provides in advance to the contrary.

        Concurrently with the selection of performance targets, the Compensation Committee must establish an objective formula or standard for calculating the target bonus and maximum bonus payable to each participating executive officer. Under the Amended Bonus Plan, the maximum bonus for each calendar year for any Executive shall be the lesser of (i) $10,000,000 or (ii) five times the Base Salary of such Executive (changed from a maximum of $5,000,000 for any executive in the 2004 Bonus Plan). Notwithstanding this overall maximum, the Compensation Committee has the sole discretion to determine whether to pay any or the entire maximum permissible bonus, subject to the Amended Bonus Plan's terms and any other written commitment authorized by the Compensation Committee.

        The Compensation Committee is also authorized to exercise its negative discretion by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. Although the Compensation Committee may waive these additional conditions and terms, it may not waive the basic performance target as to the business criterion or criteria chosen for any particular calendar year. No bonus may be paid under the Amended Bonus Plan unless the Compensation Committee has certified in writing that the specific performance targets have been satisfied and that the amount of each bonus has been accurately determined in accordance with the Amended Bonus Plan's terms. All bonuses are to be paid in cash or cash equivalents.

        The Amended Bonus Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Compensation Committee, but no amendment will be effective without Board of Directors and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

        Awards under the Amended Bonus Plan.    The amounts that will be paid under the Amended Bonus Plan for calendar year 2007 or future years are not determinable. These amounts will depend upon meeting performance targets that are substantially uncertain and that even if met would remain subject to the Compensation Committee's substantial negative discretion. Payments made to the Named Executive Officers in 2006 under the 2004 Bonus Plan are disclosed in column (e) of the 2006 Summary Compensation Table on page 34.

        Other Compensation.    The Amended Bonus Plan is not exclusive. The Company may pay cash and other bonuses and other compensation to certain named officers and other officers under other authority of the Board of Directors and applicable law. If the stockholders do not approve the Amended Bonus Plan, it is possible that the Company would pay cash bonuses for fiscal year 2007 for named executive officers above the limits established by the 2004 Bonus Plan. Any such amounts would be discretionary and any such bonuses then paid would not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation paid) they exceed the $1,000,000 individual limit on non-exempt compensation paid to certain named executive officers.

        The Compensation Committee and the Board of Directors each believes, in general, that it is desirable and in the best interests of the Company and its stockholders to enable the Company's annual executive officer Amended Bonus Plan to comply with the requirements of Section 162(m). The Compensation Committee and the Board each further believes that the Amended Bonus Plan provides an important incentive that complements the Company's existing policies and other long-term plans in linking significant portions of executive compensation to the Company's performance. The Amended Bonus Plan also serves the Company's interests by granting the Compensation Committee extensive discretion to evaluate the criteria and other factors by which it measures performance and to determine the actual amount of each eligible executive's bonus within the maximum limits imposed.

        Mr. Carey is eligible to receive Awards under the Amended Bonus Plan and thus has a personal interest in the approval of the Amended Bonus Plan. For that reason, he has abstained in making a recommendation to stockholders regarding the approval of the Amended Bonus Plan.

        The Board of Directors, with Mr. Carey abstaining, recommends that stockholders vote "FOR" approval of the Amended Bonus Plan.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2008 Annual Meeting of Stockholders, proposals of stockholders intended to be presented for action at that meeting or nomination of persons for election to the Board must be received by the Corporate Secretary either by mailing your proposal by first class mail with sufficient postage to The DIRECTV Group, Inc., Attention: Corporate Secretary, 2230 E. Imperial Highway, El Segundo, California 90245 or by faxing to the attention of the Corporate Secretary at 1-310-964-0839, by either means no later than December 28, 2007.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        Under the Company's Amended and Restated By-Laws, notice of any other matter intended to be presented by a stockholder for action at the 2008 Annual Meeting must be sent by first class mail and addressed to the Corporate Secretary at 2230 E. Imperial Highway, El Segundo, California 90245 or faxed to the attention of the Corporate Secretary at 1-310-964-0839, and must contain the information required by the Amended and Restated By-Laws. The notice must be received by the Corporate Secretary during the period from November 28, 2007 through December 28 2007. However, if the date of the 2008 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2007 Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) January 6, 2008 (the 150th day prior to the first anniversary of the 2007 Annual Meeting) or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

        In the case of proposed nominees, the notice of nomination must include all information required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act, and must be accompanied by the nominee's written consent to serve as a director if elected.

        Also, if the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation on or prior to December 28, 2007, then a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered by first class mail to the Corporate Secretary at 2230 E. Imperial Highway, El Segundo, California 90245 or faxed to the attention of the Corporate Secretary at 1-310-964-0839, not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. For purposes of this proxy statement, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

        The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PAPER COPIES OF MATERIALS

        Stockholders may obtain paper copies of the charters of the Audit, Nominating and Corporate Governance or Compensation Committee, the Corporate Governance Guidelines, the Code of Ethics and Business Conduct, the Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers or employee benefit plans, by sending a written request by first-class mail to The DIRECTV Group, Inc., Attn: Corporate Secretary, 2230 E. Imperial Highway, El Segundo, California 90245. Please indicate specifically which documents you are requesting.

CERTAIN EFFECTS OF PENDING TRANSACTION
BETWEEN NEWS CORPORATION AND LIBERTY MEDIA CORPORATION

Background

        On December 22, 2006, News Corporation, or News, and Liberty Media Corporation, or Liberty, publicly announced that they had entered into a Share Exchange Agreement which provides for, among other things, the transfer of beneficial ownership of all the shares of the Company's Common Stock owned by News to Liberty, subject to the terms and conditions of such Share Exchange Agreement. Reference is made to the proxy statement of News dated February 28, 2007, or the News Proxy Statement, which more fully describes the proposed transaction between News and Liberty and the terms and conditions of the Share Exchange Agreement, which proxy statement is available through the website of the SEC at www.sec.gov.

        In August 2006, the Board of Directors of the Company established a special committee of certain independent directors, or the Special Committee, which was authorized by the Board to, among other things, evaluate the proposed transaction between News and Liberty and approve or reject any material agreements to be entered into by the Company or a subsidiary in connection with such transaction. The Special Committee retained its own independent legal counsel and held four meetings between August and December. The independent directors comprising the Special Committee (consisting of Neil Austrian, Chair, Ralph Boyd, Jr., James Cornelius, Charles Lee, Peter Lund and Nancy Newcomb) were not separately compensated for serving as members of the Special Committee.

        With the authorization of the Special Committee, the Company entered into a confidentiality agreement with Liberty in August 2006 and provided information to Liberty and its representatives during the course of their due diligence investigations pursuant to such agreement.

        Set forth below is a summary of certain anticipated effects of the transaction on the Company. This summary does not purport to be complete and is qualified in its entirety by the complete text of the agreements or other documents referred to below, all of which are publicly available through either our public filings or the public filings of News or Liberty.

Composition of Board of Directors

        Under the Share Exchange Agreement, News has agreed with Liberty that, at the closing of the transaction, News will deliver letters of resignation of each of K. Rupert Murdoch, David DeVoe and Peter Chernin from the Board of Directors of the Company. In connection with the execution of the Share Exchange Agreement, Liberty and the Company entered into a letter agreement dated December 21, 2006, or the Letter Agreement, pursuant to which Liberty advised the Company that, prior to their resignation and in accordance with the Share Exchange Agreement, the resigning directors would propose to the Company's Nominating and Corporate Governance Committee, or Nominating Committee, that John C. Malone, Gregory B. Maffei and one other person to be designated by Liberty, or the Liberty Designees, be appointed to fill the vacancies on the Company's Board of Directors resulting from the resignations of the resigning directors. In the Letter Agreement, at Liberty's request, the Company agreed to use its reasonable efforts to secure the designation of the Liberty Designees to fill the vacancies on the Board resulting from the resignation of the resigning directors concurrent with the closing of the transactions under the Share Exchange Agreement or promptly thereafter. Liberty acknowledged that this agreement was subject to, among other things, the approval of a majority of the remaining members of the Board, to be made in accordance with their fiduciary duties. Liberty also agreed to cause each of the Liberty Designees to meet with the Nominating Committee or the entire Board at their convenience and to provide all reasonable cooperation with the Nominating Committee or the entire Board in connection with any inquiry regarding each Liberty Designee's background and qualifications. All the independent directors have met with Messrs. Malone and Maffei and it is presently anticipated that each will be appointed to serve as a director of the Company to fill one of the vacancies created by the resignation of the resigning directors at the closing of the transaction under the Share Exchange Agreement. Liberty has not identified the third designee at the date of this proxy statement. Assuming such third designee is acceptable to the independent directors, we anticipate that such third designee would be appointed to fill the third vacancy.

        Each of the Liberty Designees, if appointed by the Company's Board of Directors as discussed above, would serve as a director until the next meeting of stockholders of the Company held for the election of directors, and would then be subject to the usual procedures under the Company's Restated Certificate of Incorporation and By-Laws regarding nomination and election of directors.

        Set forth below is certain information with respect to Messrs. Malone and Maffei, including their respective date of birth and positions with Liberty, as well as certain other directorships held by each.

John C. Malone	Born March 7, 1941. Chairman of the Board and a director of Liberty since 1990. Chief Executive Officer of Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1999. Mr. Malone is Chairman of the Board of Liberty Global, Inc., Chairman and Chief Executive Officer of Discovery Holding Company and is also a director of The Bank of New York and Expedia, Inc.
Gregory B. Maffei
Born May 24, 1960. Chief Executive Officer and President of Liberty since February 2006 and a director of Liberty since November 2005. CEO-Elect of Liberty from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks from January 2000 until June 2005. Mr. Maffei also serves as a director of Electronics Arts, Inc.

Standstill

        In the Letter Agreement, at the Company's request, Liberty acknowledged that, upon consummation of the transaction contemplated by the Share Exchange Agreement, Liberty and certain other "Persons" (as defined in the Company's Restated Certificate of Incorporation) shall become a "Purchaser Successor" under the Company's Restated Certificate of Incorporation and shall accordingly be subject to the provisions of Sections 5 and 6 of Article V of the Restated Certificate of Incorporation as well as other applicable provisions of such Restated Certificate of Incorporation, the Company's By-Laws and the Related Party Policies and Procedures adopted by the Board or the Audit Committee from time to time.

        Consequently, upon completion of the transaction under the Share Exchange Agreement, a subsidiary of Liberty will hold 470,420,752 shares (approximately 38.4%) of the Company's Common Stock and, under the Company's Restated Certificate of Incorporation, Liberty, such subsidiary and any other applicable "Person" (as defined in the Company's Restated Certificate of Incorporation), which we refer to collectively as the Liberty Group, will be prohibited from entering into any transaction or series of transactions which would result in the Liberty Group collectively owning beneficially 50% or more of the Company's outstanding voting securities. However, this standstill provision does not apply if:

  •
  any member of the Liberty Group commences a tender or exchange offer for all the Company's outstanding voting securities or enters into an agreement to acquire all of such voting securities pursuant to a merger or other business combination transaction with the Company;

  •
  the Liberty Group acquires shares in a transaction that is approved by an affirmative vote of a majority of the Company's independent directors; or

  •
  a person that is not affiliated with any member of the Liberty Group acquires, or has announced its intention to acquire, 25% or more of the Company's outstanding voting securities or has announced its intention to effect a merger or other business combination transaction with the Company as a result of which such party would become the beneficial owner of 25% or more of the outstanding voting securities of the company surviving the merger or business combination, which merger or other business combination has been approved by the Company's Board of Directors.

        Further, the standstill provision described above will cease to apply if:

  •
  a majority of the Company's independent directors so determines;

  •
  the Liberty Group acquires 50% or more of the Company's outstanding voting securities in a tender or exchange offer, merger, business combination transaction or other transaction under the circumstances described in the first two bullets above; or

  •
  the Liberty Group acquires 80% or more of the Company's outstanding voting securities.

Other Arrangements

        Although the Company is not a party to the Share Exchange Agreement, there are various provisions which may affect the Company both before and after consummation of the transaction contemplated by such agreement, or if the transaction is not consummated, as summarized in the News Proxy Statement. Among other things, News has agreed to pay all reasonable out-of-pocket fees, costs and expenses incurred by the Company in connection with Liberty's due diligence review, the Share Exchange Agreement and related agreements and the Company's actions taken in anticipation of the consummation of the transaction under the Share Exchange Agreement.

        In addition, News has agreed to the terms of an agreement with the Company, which we refer to as the DIRECTV Non-Competition Agreement, pursuant to which News and its affiliates will not, for a period of four years, engage in the business of providing direct-to-home delivery of video services by satellite in the territories in North America or South America where the Company is operating on the date the transaction is consummated. The DIRECTV Non-Competition Agreement contains certain prohibitions on the ability of News and its affiliates to solicit or hire executive officers and senior management of the Company for a period of two years following the date on which the transaction is consummated.

Interests of Certain Persons

        Mr. Chase Carey, President and Chief Executive Officer and a director of the Company, is entitled to receive retirement benefits under the News America Incorporated Employee's Pension and Retirement Plan and the News America Incorporated Supplemental Executive Retirement Plan. Pursuant to an arrangement between News and Mr. Carey, Mr. Carey's service at, and compensation from, the Company for the period during which News is a stockholder of the Company are included in the calculation of these retirement benefits. The retirement benefits payable to Mr. Carey by News shall be reduced by the amount of the retirement benefits paid by the Company to Mr. Carey attributable to the period during which News is a stockholder of DIRECTV. Upon the closing of the transaction, Mr. Carey will cease accruing News benefits under this arrangement.

        In addition, two of the Company's executive officers (Bruce Churchill and Romulo Pontual) hold unexercised options to acquire stock of News which were granted to them when they were employed by News. If not exercised, these options will terminate at the end of the calendar year in which the transaction is completed. If the transaction is not completed, these options would generally remain outstanding until their expiration date, or until the individual ceases to be employed by the Company (provided News remains a stockholder of the Company), News or another company affiliated with News.

Timing; Conditions to Completion

        Assuming the satisfaction or waiver of all of the conditions to the transaction as described in the News Proxy Statement, we expect that the transaction will be consummated in the second half of calendar 2007. However, because the transaction is subject to certain conditions, including the receipt of certain regulatory approvals and certain tax rulings from the IRS, the exact timing and the likelihood of the consummation of the transaction cannot be predicted. If any of the conditions in the Share Exchange Agreement are not satisfied or waived, the Share Exchange Agreement may terminate, in which case News would retain ownership of the shares of Common Stock of the Company and none of the above-described effects would occur. Please refer to the News Proxy Statement for a more complete discussion of the conditions to the transaction.

OTHER MATTERS

        The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment on any additional matters that may come before the Annual Meeting.

        If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and prompt response.

By order of the Board of Directors

Larry D. Hunter Secretary

ANNEX A

The DIRECTV Group, Inc. (the "Company")
Compensation Committee of the Board of Directors

Charter

As Revised effective March 28, 2007

I.     Establishment of Committee

        The Board of Directors of the Company ("Board") has established a Compensation Committee (the "Committee") with the authority and responsibilities described in this Charter. The Committee shall have authority to engage legal counsel and other advisors, as the Committee deems necessary to carry out its duties and responsibilities. If a compensation consultant is to assist in the evaluation of compensation for directors, the chief executive officer and other senior executives, the Committee shall have the sole authority to retain and terminate any consulting firm, including sole authority to approve the firm's fees and other retention terms.

II.    Composition and Meetings

        The Committee shall consist of three or more members of the Board, each of whom has been determined by the Board to be an "independent director" as defined in the Company's Amended and Restated By-Laws (the "By-Laws") and the applicable rules of the New York Stock Exchange (the "NYSE"). In addition, no director may serve as a member of the Committee unless he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

        The Board may appoint a Chairman to convene and chair all sessions of the Committee and determine the information needs of the Committee. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote to serve at the pleasure of the majority. The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company.

        The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Committee, in consultation with the senior management of the Company or the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

III.  Purposes and Responsibilities

        In addition to any other purposes and responsibilities that may be assigned from time to time by the Board, the Committee shall have the following purposes and responsibilities:

  •
  To review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the other elected officers of the Company ("Officers"), to evaluate the performance of the Officers in light of those goals and objectives, and to determine and approve from time to time the compensation level of the Officers based on this evaluation;

  •
  To approve, amend and administer, in accordance with their terms, all plans, programs and other arrangements, designed and intended to provide compensation primarily for Officers;

  •
  To recommend to shareholders and administer all equity based plans;

  •
  To periodically review policies or guidelines for expense reimbursements and perquisites provided to the Officers;

A-1

  •
  To periodically review and make recommendations to the Board regarding the Company's recruitment, compensation, retention, termination and severance policies and procedures for Officers;

  •
  To monitor compliance by executives with the Company's stock ownership guidelines, if any, as approved by the Committee or the Board;

  •
  To review the compensation levels and program designs for directors for service on the Board and its committees and recommend changes in compensation to the Board;

  •
  To evaluate the Committee's performance at least annually and report to the Board on such evaluation;

  •
  To administer the Employee Matters Agreement dated as of April 9, 2003 between the Company and The News Corporation Limited;

  •
  To review and approve the Compensation Discussion and Analysis as required by the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement or Annual Report on Form 10-K filed with the SEC;

  •
  To periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

  •
  To perform such other duties and responsibilities as are consistent with the purposes of the Committee and as the Board or the Committee shall deem appropriate.

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ANNEX B

THE DIRECTV GROUP, INC.
AMENDED AND RESTATED 2004 STOCK PLAN
(as amended and restated, effective June 5, 2007)

1.
Purposes.    The purposes of The DIRECTV Group, Inc. 2004 Stock Plan are to promote the success of The DIRECTV Group, Inc., a Delaware corporation and its Subsidiaries, and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.
Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

(a)
"Affiliates" means Subsidiaries of the Company and entities over which the Company, directly or indirectly, has the power to direct or cause the direction of the management and policies.

(b)
"Award" means, individually or in the aggregate, an award granted under this Plan in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units (restricted or unrestricted), Stock Bonuses, shares of Common Stock or any combination of the foregoing, including Dividend Equivalent Rights at the discretion of the Committee.

(c)
"Award Terms and Conditions" or "Terms and Conditions" mean Award specifications set for each Award or group of Awards.

(d)
"Beneficiary" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Terms and Conditions and under this Plan in the event of a Participant's death.

(e)
"Board" means the Board of Directors of DIRECTV.

(f)
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g)
"Committee" means the Compensation Committee of the Board.

(h)
"Common Stock" means share(s) of common stock, $.01 par value, of DIRECTV and such other securities or property as may become the subject of Awards under this Plan, or may become subject to such Awards, pursuant to an adjustment made under Section 14.

(i)
"Company" means DIRECTV and its Subsidiaries.

(j)
"DIRECTV" means The DIRECTV Group, Inc., a Delaware corporation, and any successor entity which shall have assumed the rights and obligations of this Plan by operation of law or otherwise.

(k)
"Dividend Equivalent Right" or "DER" means a right authorized by Section 11 of this Plan.

(l)
"Eligible Person" means any person who is (i) an Officer or Employee, (ii) a director of DIRECTV, or (iii) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of DIRECTV or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of DIRECTV or one of its Subsidiaries) to the Company; provided, however, that a person who is otherwise an Eligible Person under clause (iii) above may participate in this Plan only if such participation would not adversely affect either (x) DIRECTV's eligibility to use Form S-8 to register under the Securities Act the offering and sale of shares of Common Stock issuable under this Plan by DIRECTV, or (y) DIRECTV's or any Subsidiary's compliance with any other laws applicable to transactions or determinations under this Plan.

(m)
"Employee" means any person who is employed by the Company.

  (n)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (o)
  "Fair Market Value" on any date shall mean the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions quotations, as quoted in the Bloomberg News Service (or other comparable system, as approved by the Committee) for such date. If the Common Stock shall cease to be listed on the New York Stock Exchange, the Committee shall designate an alternative method of determining the Fair Market Value of the Common Stock. Notwithstanding the foregoing, to the extent necessary or, in the opinion of the Committee, appropriate, to secure benefits or obtain qualification of this Plan or particular Awards under this Plan in other countries, the Committee may establish alternative methods for determining Fair Market Value at the date of grant (or any other applicable date as to which such determination may be required), consistent with the laws of those countries.

  (p)
  "ISO" or "Incentive Stock Option" means a Stock Option that is designated as, and complies with the rules applicable to, an incentive stock option within the meaning of Section 422 of the Code.

  (q)
  "NQSO" or "Non-Qualified Stock Option" means a Stock Option that is not an ISO.

  (r)
  "Officer" means any person elected by the Board as an executive officer of DIRECTV.

  (s)
  "Participant" means an Eligible Person who receives an Award under this Plan.

  (t)
  "Performance Share Award" means an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 10, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives established by the Committee.

  (u)
  "Personal Representative" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

  (v)
  "Plan" means The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan, as amended from time to time.

  (w)
  "Prior Plan" means the Hughes Electronics Corporation Incentive Plan effective December 31, 1985 and last amended on December 22, 2003.

  (x)
  "Restricted Stock" means shares of Common Stock awarded under this Plan subject to such conditions on vesting and transfer and other restrictions as are established pursuant to this Plan and the related Award Terms and Conditions for so long as such shares remain unvested under the terms of the applicable Award Terms and Conditions.

  (y)
  "Restricted Stock Unit" or "RSU" means a Stock Unit subject to such conditions on vesting and payout as established pursuant to this Plan and the related Award Terms and Conditions.

  (z)
  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  (aa)
  "Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

  (bb)
  "Securities Act" means the Securities Act of 1933, as amended from time to time.

  (cc)
  "Stock Appreciation Right" or "SAR" means the right to receive a payment in cash and/or Common Stock in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over an amount that is not less than the Fair Market Value of that number of shares of Common Stock on the grant date.

  (dd)
  "Stock Bonus" means an Award of shares of Common Stock granted under this Plan for no consideration other than services performed and without restriction other than such transfer or other restrictions as may be established pursuant to this Plan to assure compliance with law.

  (ee)
  "Stock Option" or "Option" means a right to purchase a specified number of shares of Common Stock at a specified price during a specified period of time as determined in accordance with this Plan.

  (ff)
  "Stock Unit" means a bookkeeping entry that serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award. Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock.

  (gg)
  "Subsidiary" means (i) in the case of an ISO, a "subsidiary corporation" of DIRECTV, whether now or hereafter existing, as defined in Section 424(f) of the Code, (ii) in the case of any Award other than an ISO, a corporation, partnership, limited liability company or other entity in which DIRECTV owns, directly or indirectly, capital stock or other interests having ordinary voting power to elect a majority of the board of directors or other governing body and (iii) any other entity that the Committee determines qualifies as a "subsidiary" of DIRECTV for purposes of the use of Form S-8 to register the offering and sale of securities under this Plan.

3.
Administration.

(a)
Committee.    This Plan shall be administered by the Committee, which shall be comprised solely of not less than three members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code and (iii) to the extent required by any applicable listing agency, independent directors (within the meaning of the applicable listing agency's rules).

(b)
Authority of Committee.    Subject to the provisions of this Plan, including the limitations in Section 16, the Committee shall have the authority to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan, including the authority to:

(i)
determine the individuals who are Eligible Persons and each particular Eligible Person who will receive an Award;

(ii)
grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest and establish the events of vesting, termination or reversion of such Awards;

(iii)
approve the forms of Award Terms and Conditions;

(iv)
construe, interpret and implement this Plan, grant terms and grant notices, and all Awards and Award certificates, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;

    (v)
    cancel, modify, or waive DIRECTV's rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding Awards and make any adjustments to Awards or authorize the termination, substitution or conversion of Awards upon the occurrence of an event described in Section 14;

    (vi)
    accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding Awards (in the case of Stock Options or Stock Appreciation Rights, within the maximum ten-year (or, if applicable, five-year) term of such Awards) in such circumstances as the Committee may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

    (vii)
    adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed Terms and Conditions, in such circumstances as the Committee may deem appropriate, and provided that in no case (except due to an adjustment contemplated by Section 14 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share grant or base price of any Stock Option or Stock Appreciation Right to a price that is less than the Fair Market Value of a share of Common Stock (as adjusted pursuant to Section 14) on the date of the grant of the initial Award; and

    (vii)
    to make all other determinations and take such other actions as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

  (c)
  Foreign Countries.    The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the purposes of this Plan.

  (d)
  Binding Determinations.    Any action taken by, or inaction of, DIRECTV, any Subsidiary or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan).

  (e)
  Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or the Committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to DIRECTV. No director, officer or agent of DIRECTV or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

  (f)
  Delegation of Authority.    The Committee may by resolution delegate different levels of authority to make grants of Awards to Eligible Persons other than Officers (or any person who is expected to become a "covered employee" within the meaning of Section 162(m) of the Code) under this Plan to different committees, provided that each committee consists solely of one or more members of the Board. The Committee may delegate ministerial, non-discretionary functions to individuals who are Officers or Employees.

  (g)
  Indemnification.    No member of the Board or the Committee or any employee of the Company or any of its Affiliates (each such person an "Affected Person") shall have any liability to any person (including without limitation, any Participant), for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by DIRECTV against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company's approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person: provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person's bad faith, fraud or willful wrongful act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company's Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such person or hold them harmless.

4.
Eligibility.    The Committee may grant Awards under the Plan only to those persons that the Committee determines to be Eligible Persons.

5.
Shares Available.

(a)
Aggregate Shares Available.    Subject to any adjustments made in accordance with this Plan, the maximum number of shares of Common Stock that may be subject to Awards and delivered to Participants under this Plan shall not exceed the sum of (i) 21,000,000 plus (ii) the number of shares of Common Stock that are subject to outstanding awards granted under the Prior Plan but which, after December 22, 2003, are forfeited, expire, are cancelled without delivery of shares of Common Stock, or otherwise result in the return of such shares of Common Stock to DIRECTV. The following limits also apply with respect to Awards granted under this Plan:

(i)
The maximum number of shares of Common Stock subject to Awards that may be granted to each non-Employee director of DIRECTV during any calendar year shall be the greater of (i) 10,000 or (ii) the number of shares determined by dividing $250,000 by the Fair Market Value of the Common Stock, on the date of grant as specified by the Committee, rounded up to the next higher ten shares.

(ii)
The maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights that may be granted to any individual under this Plan during any calendar year is 4,000,000 shares of Common Stock.

(iii)
The maximum number of shares of Common Stock subject to Restricted Stock, Stock Units or Other Stock-Based Awards that may be granted to any individual under this Plan during any calendar year is 4,000,000 shares of Common Stock.

(b)
Calculation of Available Shares and Replenishment.    To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect to a Dividend Equivalent Right, Stock Appreciation Right or other Award, only the actual number of shares delivered with respect to the Award shall be counted against the share limits of this Plan. Shares that are subject to or underlie Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) and Section 422 of the Code with respect to Awards intended as performance-based compensation thereunder and thus are not applicable to increase the limits set forth in Section 5(a)(ii) and (iii).

  (c)
  Source of Shares. The Board or the Committee will decide the source of the shares of Common Stock that DIRECTV will deliver under an Award. The two available sources are authorized but previously unissued shares of Common Stock or shares of Common Stock that DIRECTV reacquires (treasury shares).

6.
Grant of Awards.    Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, applicable objectives, goals and performance criteria. Each Award shall be evidenced by an Award Terms and Conditions delivered to the Participant (either in hard copy or electronically). The Award Terms and Conditions shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan. Unless the Committee otherwise expressly provides or as provided in Section 14, no Award shall be exercisable or shall vest until at least six months after the initial Award Date and, once exercisable, an Award shall remain exercisable until the expiration or early termination of the Award. The Committee may require, as a condition to vesting or exercise of a Stock Option or SAR, or vesting or payment of a Restricted Stock Award or RSU, that a Participant enter into agreements which the Committee considers appropriate and in the best interests of DIRECTV.

7.
Stock Options.    The Committee is authorized to grant NQSOs and/or ISOs to Eligible Persons subject to the following provisions:

(a)
Grant Price.    The grant price is the purchase price of the shares of Common Stock under each Stock Option and shall not be less than 100% of the Fair Market Value of such shares of Common Stock on the date the Stock Option is granted; provided, however, that if an ISO is granted to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of DIRECTV or its parent or subsidiary corporations (within the meaning of Sections 424(e) and (f) of the Code, respectively), at the time an ISO is granted to such Participant (taking into account the attribution rules of Section 424(a) of the Code) (any such Participant is referred to in this Plan as a "10% Holder"), the grant price for the ISO shall be 110 percent (110%) of the Fair Market Value of such shares of Common Stock at the time the Stock Option is granted.

(b)
Term.    The Committee will determine the expiration date of each Stock Option at the time of grant, provided that each Stock Option must expire not later than the tenth anniversary of the date the Stock Option is granted (or, in the case of an ISO granted to a 10% Holder, the fifth anniversary of the date of grant).

(c)
Exercise.    At the time of grant, the Committee will determine, and set forth in the applicable Award Terms and Conditions, the time at which the Stock Option shall vest and become exercisable, in accordance with the terms and conditions of this Plan.

(d)
Incentive Stock Option Limitation.    ISOs may only be granted to Participants who are employees of DIRECTV or a Subsidiary (within the meaning of Section 424(f) of the Code)

    of DIRECTV at the date of grant. The aggregate Fair Market Value (determined as of the date of the Stock Option grant) of the Common Stock with respect to which ISOs first become exercisable during any calendar year under this Plan and all other plans of DIRECTV (and any Subsidiary or any "parent" corporation within the meaning of Section 424 of the Code, or any successor provision) shall not exceed $100,000 (except that such amount may be adjusted by the Committee as appropriate to reflect any amendment of Section 422 of the Code). Each ISO that would otherwise exceed this limit in a calendar year shall be automatically converted to a NQSO without any action required by the Committee or the Participant. In reducing the number of Options treated as incentive stock options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option. The Terms and Conditions of any ISO granted hereunder must state that the Option is intended to be an ISO and comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations thereunder.

  (e)
  Payment of Grant Price.    A holder of a Stock Option must pay the grant price in full for all shares of Common Stock purchased upon exercise of any Stock Option at the time of exercise. Such holder must make such payment in cash, through delivery of shares of Common Stock valued at the Fair Market Value on the date of exercise, or a combination of cash and Common Stock. Such holder must have held any shares of Common Stock which he or she acquired from DIRECTV for at least six months before using those shares of Common Stock to pay the grant price for a Stock Option exercise. To the extent the Committee authorizes and as permitted under applicable law, a holder of a Stock Option may exercise a Stock Option in accordance with any cashless exercise program in effect at the time of the exercise.

8.
Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights (SARs) to any Eligible Person either concurrently with the grant of another Award or independently of any other Award. Any SAR granted in connection with an ISO shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. Any SAR granted under this Plan shall be subject to the following provisions:

(a)
Base Price.    The base price of each SAR shall be not less than 100% of the Fair Market Value of the shares of Common Stock subject to the SAR on the date the SAR is granted (except to the extent required to be 110% in the case of a grant to a 10% Holder in tandem with an ISO).

(b)
Terms.    The Committee will determine the expiration date of each SAR at the time of grant, provided that each SAR must expire not later than the tenth anniversary of the date the SAR is granted (except to the extent required to be not later than the fifth anniversary in the case of a grant to a 10% Holder in tandem with an ISO).

(c)
Exercise.    At the time of grant, the Committee will determine, and set forth in the applicable Award Terms and Conditions, the time at which the SAR shall vest and become exercisable in accordance with the terms and conditions of the Plan.

(d)
Payment.    Upon the exercise of an SAR, the number of shares subject to the SAR, and if the SAR was granted in tandem with a Stock Option, the number of shares subject to the related Stock Option, shall be reduced by the number of shares as to which the SAR is exercised. The Participant shall be entitled to receive payment of an amount determined by multiplying (i) the excess (if any) of the Fair Market Value of a share of Common Stock over the base price of the SAR on the date of exercise by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined in the preceding sentence, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares of Common Stock (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

9.
Restricted Stock Awards and Stock Unit Awards.    The Committee is authorized to grant Restricted Stock Awards and/or Stock Unit Awards to Eligible Persons under this Plan, subject to the following provisions:

(a)
Restricted Stock.    Subject to Section 9(d), the Terms and Conditions for each Restricted Stock Award shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable law) to be paid by the Participant, (which may be in the form of services rendered or to be rendered by the Participant), the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Stock certificates or book entries evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by DIRECTV or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested.

(b)
Stock Units.    The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable Award Terms and Conditions and any relevant Company bonus, performance or other service or deferred compensation plan, in a form substantially as approved by the Committee.

(c)
Pre-Vesting Restraints.    Except as provided in Section 9(a), (i) Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such Restricted Shares have lapsed, and (ii) rights in respect of Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the shares of Common Stock issuable pursuant to the Stock Unit Award have been issued. Except as provided in Section 14(c), the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, but subject to Section 14(c), remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the date of grant, such action is appropriate.

  (d)
  Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Terms and Conditions, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting. Restricted Stock Awards (to the extent not also entitled to receive cash dividends) and Stock Unit Awards may include Dividend Equivalent Rights to the extent authorized by the Committee, as provided in Section 11.

  (e)
  Cash Payments.    If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Terms and Conditions shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Shares or Stock Unit Awards that cease to be eligible for vesting.

  (f)
  Return to the Corporation.    Restricted Shares or Stock Units that remain subject to conditions to vesting upon restrictions at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Terms and Conditions shall not vest and shall be returned to DIRECTV or cancelled, as the case may be, unless the Committee otherwise provides in or by amendment to the applicable Award Terms and Conditions.

10.
Performance Share Awards and Other Stock Awards.

(a)
Grants of Performance Share Awards.    Subject to Section 18, the Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such objective or subjective factors as the Committee shall determine. An Award Terms and Conditions shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration and subject to any limitations under applicable law, resolutions of the Board, and other generally applicable terms and conditions of this Plan) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares, cash or other property to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not less than a quarter of a calendar year and of not more than five years (a "performance cycle") as may be established by the Committee, of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, retirement or disability, or in such other circumstances as the Committee may determine.

(b)
Special Performance-Based Awards.

(i)
General Provisions.    Without limiting the generality of the foregoing, and in addition to qualifying Awards granted under other provisions of this Plan (i.e. Stock Options or SARs granted with a grant price or base price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Persons ("Qualifying Awards")), the Committee may grant to any Eligible Person other stock-related "performance-based awards" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), in the form of shares of Common Stock, Stock Options, Restricted Stock, Stock Appreciation Rights, Stock Units, Other Stock-Based Awards (as defined below) or Dividend Equivalent Rights, payable in cash, shares of Common Stock or a combination thereof. The vesting or payment of any Performance-Based Award (other than a Qualifying Award) shall depend on the performance of the Company on a consolidated,

      Subsidiary, business unit, segment, division, acquired business, minority investment, partnership or joint venture, region or property basis with reference to performance goals relative to one or more of the following business criteria: subscribers, subscriber service and subscriber satisfaction; employees and employment activities; revenues, expenses and earnings; cash and cash flow; margins, returns and ratios; stock price and other performance measures, as listed in Exhibit A. The business criteria, determined on a quantitative basis, in the Committee's sole discretion may be:

      (a)
      determined relative to any product or service provided by the Company,

      (b)
      combined in any manner to define other performance-based business criteria,

      (c)
      determined either before or after any capital costs, interest, taxes, depreciation or amortization,

      (d)
      determined either including or excluding non-cash, extraordinary, special or non-recurring items,

      (e)
      determined on a per share (basic or diluted), per subscriber or per unit basis,

      (f)
      determined on an incremental, cumulative or average basis, on an absolute, percentage or percentage point basis, and/or

      (g)
      determined relative to any internal or external business criteria or relative to the performance of other companies.

    Such determinations in (a) through (g) above shall be made by the Committee at the time it establishes the business criteria, performance targets and how performance will be calculated and shall be set forth in the Award. The business criteria shall be GAAP-based unless the Committee decides otherwise at that time.

    The Committee may establish performance cycles that are not based on Plan Years, but such performance cycles may not exceed five years and shall be set forth in the Award.

    (ii)
    Form of Payment.    Grants or Awards under this Section 10(b) may be paid in cash or Common Stock or any combination thereof.

    (iii)
    Committee Certification.    Except as otherwise permitted to qualify as performance-based compensation under Code Section 162(m), before any Performance-Based Award under this Section 10(b) is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Performance-Based Award were in fact satisfied.

    (iv)
    Terms and Conditions of Awards.    The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 10(b), including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reasons during a performance cycle, the Participant shall forfeit or retain any portion of or all, rights to any Award for that performance cycle.

    (v)
    Adjustments.    To preserve the intended incentives and benefits of an Award granted under this Section 10(b), the Committee shall (A) adjust performance targets or other features of an Award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or material portion of the Company), (B) calculate performance targets without regard to any change in accounting policies or practices affecting the Company and/or the business criteria or the performance targets and (C) adjust business criteria and performance targets or other features of an Award to reflect the effects of any special charges to the Company's earnings, in each case only to the extent consistent with the requirements of Section 162(m) to qualify such Award as performance-based compensation. By express provision in an Award, the Committee may (X) provide that one or more of the adjustments in (A), (B) or (C) above will not be made with respect to the Award, and/or (Y) establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustments to the Award.

  (c)
  Grants of Stock Bonuses and Other Awards.    Subject to Section 18, the Committee may grant a Stock Bonus to any Eligible Person to reward services, contributions or achievements, or in connection with the deferral of compensation, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including restrictions on such shares, if any) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus. The Committee shall have authority to grant to Participants an Other Stock-Based Award, (as defined below), which shall consist of any right which is (i) not an Award described in Sections 7 through 10 above and (ii) an Award of shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as deemed by the Committee to be consistent with the purpose of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Terms and Conditions, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

  (d)
  Deferred Payments.    The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares of Common Stock or other property that may become due or payable under this Plan, and provide for accretions to benefits thereon based upon such deferment (including an allowance for interest, dividend equivalents or appreciation rights) at the election or at the request of such Participant or as a mandatory basis as a condition of the Award, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

11.
Dividend Equivalent Rights.    In its discretion, the Committee may grant Dividend Equivalent Rights to any Eligible Person, concurrently with or after the grant of any Stock Option, Restricted Stock, Stock Unit or other stock-based Award, on such terms as are set forth by the Committee in the Award Terms and Conditions applicable to such Dividend Equivalent Rights. DERs shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Committee may set) and the date the stock-based Award is exercised, is paid or expires (or such earlier date as the Committee may set), as determined by the Committee. DERs shall be payable in cash or shares of Common Stock, or (to the extent permitted by law) may be subject to such conditions, not inconsistent with Section 162(m) (in the case of Stock Options or SARs, or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

12.
Withholding.    Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (a) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment, (b) deduct from any amount payable in cash at least the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment or (c) if the Award is payable in shares of Common Stock, allow the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have DIRECTV reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. Shares in no event shall be withheld in excess of the minimum number required for tax withholding under applicable law.

13.
Termination of Awards.

(a)
Breach of Terms and Conditions.    If a Participant breaches the applicable Terms and Conditions of any Award (as determined by the Committee) such Award shall immediately terminate and, in the case of Stock Options or SARs, cease to be exercisable. The Committee may include in any Terms and Conditions for Awards a provision requiring the Participant to return gains (as defined by the Committee) realized on Awards made under the Plan in the event the Committee determines that a material breach of specified obligations under one or more written agreements between a Participant and the Company has occurred during the one-year period after termination of the Participant's employment or service with the Company or an Affiliate.

(b)
Termination of Employment.

(i)
General.    The Committee shall establish, and set forth in the applicable Terms and Conditions for Awards (which need not be the same for each Participant), the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, among other things, the cause of termination and type of Award. If the Participant is not an Employee and provides other services to the Company, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award otherwise provides) of whether the Participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

(ii)
Events Not Deemed Terminations of Service.    Unless the express policy of DIRECTV or one of its Subsidiaries, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by DIRECTV or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. If any Employee of DIRECTV or one of its Subsidiaries is on an approved leave of absence, continued vesting of the Award while on leave from the employ of DIRECTV or one of its Subsidiaries may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Terms and Conditions.

  (c)
  Sale or Disposition of Subsidiaries.    For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, an involuntary termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such former Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary's change of status.

14.
Adjustments; Acceleration; Termination of Awards.

(a)
Adjustments.    Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split ("stock split"); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of cash, securities or other property); any exchange of Common Stock or other securities of DIRECTV, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of DIRECTV, as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(i)
proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase or exercise price (which term includes the base price in the case of SARs or similar rights) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (E) (subject to limitations under Section 19) the performance standards appropriate to any or all outstanding Awards, or

(ii)
make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding Common Stock upon or in respect of such event.

  The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award Terms and Conditions or provided in another applicable agreement with the Participant. With respect to any Award of an Incentive Stock Option, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an Incentive Stock Option.

  In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a)(i) above shall nevertheless be made.

  (b)
  Automatic Acceleration of Awards.    Upon a dissolution of DIRECTV or other event described in Section 14(a) that DIRECTV does not survive (or does not survive as a public corporation or a subsidiary of a public corporation), then each then outstanding Stock Option and SAR shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Committee, with respect to any Award to the extent that the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

  (c)
  Early Termination of Awards.    Any Award that has been accelerated as required or contemplated by Section 14(b) (or would have been so accelerated but for Section 14(d) or 14(f)) shall terminate upon the related event referred to in Section 14(b), as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Stock Options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Stock Options and SARs in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days' notice of accelerated vesting and the impending termination be required).

  (d)
  Other Acceleration Rules.    Any acceleration of Awards pursuant to this Section 14 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur. The Committee may override the provisions of Section 14(b), (c), and/or (i) by express provision in the Award Terms and Conditions and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Terms and Conditions or otherwise, in such circumstances as the Committee may approve. The portion of any ISO accelerated in connection with any action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option.

  (e)
  Limitation on Award Adjustments and Discretion to Reduce Awards.    To the extent limited by Section 162(m) in the case of an Award intended as a Performance-Based Award for purposes of Section 162(m) and necessary to assure deductibility of the compensation payable under the Award, the Committee shall have no discretion under this Plan (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance goal or the exercise of the option or SAR or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under an Award. The Committee retains the right to reduce any Award below the maximum amount that the Company could pay based on the degree to which the Performance Goals related to such Award were attained.

  (f)
  Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 14 to the contrary, in no event shall an Award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by DIRECTV or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by DIRECTV or one of its Subsidiaries because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the Participant may by written notice to DIRECTV designate the order in which such parachute payments will be reduced or modified so that DIRECTV or one its Subsidiaries is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with DIRECTV or one of its Subsidiaries, or is a participant in a severance program sponsored by DIRECTV or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Awards held by that Participant pursuant to such employment or other agreement (for example, and without limitation, a Participant may be a party to an employment agreement with DIRECTV or one of its Subsidiaries that provides for a "gross-up" as opposed to a "cut-back" in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any Awards held by that Participant.)

  (g)
  Section 409A of the Code.    To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature of any such amendment.

  (h)
  No Extension Beyond Expiration.    Notwithstanding the foregoing, in no event shall an Award be reinstated or extended beyond its final expiration date.

  (i)
  Possible Rescission of Acceleration.    Subject to Section 409A of the Code, if the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

  (j)
  Terminology.    As used in this Section 14 and without limiting the authority of the Board in other contexts, the term "Committee" includes, alternatively, the Board.

15.
General Provisions.

(a)
Participant Responsibility for Exercise of Stock Option or SAR.    Each Participant is responsible for taking any and all actions as may be required to exercise any Stock Option or SAR in a timely manner, and for properly executing any documents as may be required for the exercise of a Stock Option or SAR in accordance with such rules and procedures as may be established pursuant to this Plan from time to time. The Company shall have no duty or obligation to notify any Participant of the expiration date of a Stock Option or SAR.

(b)
Procedure.    Any exercisable Award shall be deemed to be exercised when the Secretary of DIRECTV or his or her designee receives a notice of such exercise in the form required by the Company from the Participant, together with any required payment.

(c)
No Stockholder Rights.    Subject to Section 9(d) or Section 11, unless the Committee determines otherwise, no holder of an Award will have any rights to dividends or other rights of a stockholder with respect to such Award prior to the delivery of the corresponding shares of Common Stock pursuant to the vesting and/or exercise of such Award.

  (d)
  No Right to Employment.    Nothing in this Plan shall confer upon any Participant the right to an Award or to continue in service as an Officer, Employee or consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any parent or Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person's services at any time for any reason, with or without cause. Nothing in this Section 15(d), however, is intended to adversely affect any express independent right of such person under a separate employment contract.

  (e)
  Expenses.    DIRECTV will pay the expenses of administering this Plan.

  (f)
  Right of Offset.    To the extent permitted by law, the Company shall have the right to offset against its obligation to deliver amounts under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

  (g)
  Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award, but fractional shares may be accumulated. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (h)
  Successors.    All obligations of DIRECTV under this Plan with respect to Awards granted hereunder shall be binding on any successor to DIRECTV, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of DIRECTV, except as otherwise provided in Section 14.

  (i)
  Non-Transferability.    Unless otherwise determined by the Committee, no Award granted under this Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, any Award to a Participant shall be exercisable only by such Participant or, in the event of the Participant's legal disability, by the Participant's Personal Representative, unless otherwise determined by the Committee.

  (j)
  Non-Uniform Treatment.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who received, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Terms and Conditions, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

  (k)
  Unfunded Plan.    Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any

    Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

16.
Amendment.

(a)
Plan Amendment.    The Committee, in its sole discretion, may, at any time, amend, modify, suspend or terminate this Plan. No Awards may be granted during any period that the Plan is suspended. Notwithstanding the foregoing, to the extent then required by applicable law or any applicable listing agency, or required under Section 162(m) to preserve the intended tax consequences of the Plan, or deemed necessary or advisable by the Committee, any amendment to this Plan shall be subject to stockholder approval.

(b)
Amendments to Awards.    Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards (other than Performance-Based Awards) to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3(b) and 16(c)) may make other changes to the Terms and Conditions of Awards (other than Performance-Based Awards). Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 3(b)(vii).

(c)
Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of DIRECTV under any Award granted under this Plan prior to the effective date of such amendment, suspension, or termination. Amendments, settlements, terminations and other actions contemplated by Section 14 shall not be deemed to constitute amendments, suspensions or terminations for purposes of this Section 16.

17.
Limitation on Actions.    Every right of action by, or on behalf of, DIRECTV or by any stockholder of DIRECTV against any past, present or future member of the Board or the Committee, or any Officer or Employee of DIRECTV or any of its Subsidiaries, arising out of or in connection with this Plan or any Award shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, Officer or Employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all rights of action by a Participant (past, present or future) against the Company arising out of or in connection with this Plan or any Award shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

18.
Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

19.
Governing Law/Construction/Severability.

(a)
Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b)
Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)
Plan Construction.

(i)
Rule 16b-3.    It is the intent of DIRECTV that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3. Notwithstanding the foregoing, DIRECTV shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards or if a particular Award or event does not so qualify.

(ii)
Section 162(m).    It is the further intent of DIRECTV that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Stock Options or SARs granted with a grant or base price not less than Fair Market Value on the date of grant and performance-based awards under Section 10(b) of this Plan that are granted to or held by a person subject to Section 162(m) of the Code, will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

20.
Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

21.
Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of DIRECTV or the Subsidiaries.

22.
No Corporate Action Restriction.    The existence of this Plan, the Award Terms and Conditions and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of DIRECTV to make or authorize (a) any adjustment, recapitalization, reorganization or other change in DIRECTV's or any Subsidiary's capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of DIRECTV or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting DIRECTV's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of DIRECTV or any Subsidiary, (e) any sale or transfer of all or any part of DIRECTV's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by DIRECTV or any Subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Terms and Conditions against any member of the Board or the Committee, or DIRECTV or any employees, officers or agents of DIRECTV or any Subsidiary, as a result of any such action.

23.
Other Company Benefit and Compensation Program.    Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a

  Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by DIRECTV or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

24.
Grants to Employees of Acquired Entities; Employment Inducement Awards.

(a)
Mergers and Other Acquisitions.    Awards may be granted in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company in connection with a consolidation, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by DIRECTV, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with the terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any such shares that are issued and any Awards that are granted by, or become obligations of DIRECTV, as a result of the assumption by DIRECTV of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in connection with a business or asset acquisition or similar transaction) shall not be counted against the maximum number of shares of Common Stock and Awards available for issuance under this Plan, provided that such issuances and grants comply with listing authority requirements and applicable laws, including without limitation, registration requirements under the Securities Act.

(b)
Employment Inducement Awards.    Awards may be granted as a material inducement to a person or persons being hired as an Officer or Employee, or being rehired following a bona fide period of interruption of employment by the Company, including grants of Awards to new Officers or Employees in connection with a transaction described in Section 24(a). The Awards so granted need not comply with the terms of this Plan and shall not be counted against the maximum number of shares of Common Stock and Awards available for issuance under this Plan; provided that (i) such issuances and grants comply with listing authority requirements and applicable laws, including without limitation, registration requirements under the Securities Act, and (ii) promptly following a grant of any employment inducement award under this Section 24(b), DIRECTV shall disclose in a press release, the material terms of the Award(s), including the recipient(s) of the Award(s) and the number of shares involved.

25.
Effective Date and Termination Date.

(a)
Effective Date.    This Plan shall be effective as of June 5, 2007, the date on which the Plan was approved by the stockholders (the "Effective Date"); provided that outstanding Awards issued under this Plan prior to its amendment and restatement shall remain in effect in accordance with the terms of such outstanding Awards.

(b)
Termination Date.    This Plan and the Board and Committee's authority to grant Awards shall terminate on the day before the tenth anniversary of the Effective Date, although the authority of DIRECTV, the Board and the Committee, including authority to administer and interpret this Plan, shall continue after such termination date so long as any Award is outstanding.

EXHIBIT A
PERFORMANCE-BASED BUSINESS CRITERIA

        Subscribers, subscriber service and subscriber satisfaction, including: customers; subscribers; total subscribers; gross subscriber additions; net subscriber additions; subscriber quality; churn subscribers; average subscriber life; ratings; retention; viewership.

        Employees and employment activities, including: attrition; retention; satisfaction; ethics compliance; management effectiveness; workforce diversity; individual executive performance.

        Revenues, expenses and earnings including: revenues; sales; net revenues; operating costs and expenses; overhead costs; costs of revenues; costs of sales; broadcast programming and other costs; subscriber service expenses; broadcast operations expense; selling, general and administrative expense; subscriber acquisition costs; upgrade and retention costs; general and administrative expenses; depreciation and amortization; operating profit; operating results; operating income; adjusted operating income; operating earnings; operating profit before depreciation and amortization; interest income; interest expense; other income and expense; other, net; income from continuing operations; earnings from continuing operations; income from continuing operations before income taxes and minority interests; income tax expense; minority interests in net earnings of subsidiaries; income from continuing operations before cumulative effect of accounting changes; income from discontinued operations; cumulative effect of accounting changes; net income; adjusted net income; basic or diluted earnings or loss per common share for income or loss from continuing operations before cumulative effect of accounting changes, for income or loss from discontinued operations (net of taxes), for cumulative effect of accounting changes (net of taxes), or for net income or loss; dividends paid.

        Cash and cash flow, including: cash; cash on hand; cash balance; cash equivalents; cash and cash equivalents; cash and short term investments; operating cash flows; adjusted operating cash flows; cash from operations; investing cash flows; financing cash flows; free cash flow; free cash flow before net cash paid for interest and taxes; cash flow before or after operating activities, investing activities, financing activities or discontinued operations; capital expenditures; cash paid for property, equipment, satellites, and/or leased set top receivers; proceeds from dispositions of businesses, assets, or other investments.

        Margins, returns and ratios, including: average revenue per subscriber (ARPU); subscriber acquisition costs (SAC) per gross subscriber addition; average cost per subscriber (ACPU); average margin per subscriber (AMPU); pre-SAC margin; operating profit margin; operating margin; profit margin; net income margin; bad debt percentage; earnings per share; adjusted earnings per share; return on assets; adjusted return on assets; return on average assets; return in excess of cost of capital; return on equity; return on net assets; return on investment; return on net investment; return on average equity; adjusted return on equity; cash flow return on investment (discounted or otherwise); cash flow return on capital; cash flow in excess of cost of capital; cash flow return on tangible capital; contribution margin; debt to capital ratio; debt to equity ratio; net present value; internal rate of return; profit in excess of cost of capital; return on capital; return on net or average assets, equity or capital; return on shareholders' equity; return on invested capital; return on investors' capital; return on operating revenue; return on total capital; risk-adjusted return on capital; total equity ratio; total shareholder return.

        Other performance measures, including: acquisitions or divestitures of subsidiaries, affiliates and joint ventures; control of expenses; corporate values; economic value added (EVA); environment; facilities utilization; implementation or completion of critical projects; installations; market expansion; market penetration; market share; number of channels broadcast in standard and/or high definition on a national and/or local basis; network upgrades; operating performance; penetration rates; installation and service work order completion; closed, rescheduled or similar performance or productivity rates; number of security calls; availability rates; hardware recovery; hardware refurbishment or redeployment;

hardware performance; average subscriber service phone call times; number of subscriber service phone calls received; service level; performance relative to budget, forecast or market expectations; performance standards relevant to our business, product or service; safety; shareholder value added; strategic business criteria based on meeting specified product development, strategic partnering, research and development, market penetration or geographic business expansion goals; value added; website visits; website advertising.

        Stock price, including: share price; share price growth or appreciation; share price growth or appreciation in comparison with industry or market indices; shareholder value; shareholder value growth or appreciation; total market capitalization; total market capitalization growth or appreciation; total market value; total market value growth or appreciation.

ANNEX C

THE DIRECTV GROUP, INC.

AMENDED AND RESTATED EXECUTIVE OFFICER CASH BONUS PLAN
(as amended and restated effective June 5, 2007)

        1.    Purpose.

        The purpose of The DIRECTV Group, Inc. Amended and Restated Executive Officer Cash Bonus Plan is to promote the success of The DIRECTV Group, Inc., a Delaware corporation, by (i) compensating and rewarding participating executives with annual cash bonuses for the achievement of pre-established performance goals and (ii) motivating such executives by giving them opportunities to receive bonuses directly related to such performance. This Plan is intended to provide bonuses that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

        2.    Definitions.

        "Affiliates" means Subsidiaries of the Company and entities over which the Company, directly or indirectly, has the power to direct or cause the direction of the management and policies.

        "Award" means an award under this Plan of an opportunity to receive a Bonus if the applicable Performance Target(s) are satisfied for the applicable Plan Year.

        "Award Notice" means a notice in writing (delivered either in hard copy or electronically) evidencing the grant of an Award under this Plan that has been authorized by the Committee.

        "Base Salary" in respect of any Plan Year means the annual base salary of a Participant from the Company and all Affiliates of the Company in effect at the time Participant is selected to participate for that Plan Year, exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401-K of the Code or contributions to a cafeteria plan under Section 125 of the Code.

        "Beneficiary" means the person or persons designated by the Participant to receive any Bonus that may become payable to the Participant following his or her death. If no such designation of any beneficiary has been made, the Beneficiary shall be the Participant's spouse, or, if the Participant does not have a surviving spouse, the Participant's estate.

        "Board" means the Board of Directors of DIRECTV.

        "Bonus" means a cash payment under this Plan.

        "Business Criteria" means any one or a combination of the business criteria set forth on Exhibit A hereto.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means the Compensation Committee of the Board.

        "Company" means DIRECTV and its Subsidiaries.

        "DIRECTV" means The DIRECTV Group, Inc., a Delaware corporation, and any successor entity which shall have assumed the rights and obligations of this Plan by operation of law or otherwise.

        "Executive" means a key employee (including any elected officer) of the Company who is (or in the opinion of the Committee may become) a "covered employee" for purposes of Section 162(m).

        "Participant" means an Executive selected to participate in the Plan by the Committee for the applicable Plan Year.

        "Performance Target(s)" means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the Plan Year in respect of any one or more of the Business Criteria.

        "Plan" means The DIRECTV Group, Inc. Executive Officer Cash Bonus Plan, as amended from time to time.

        "Plan Year" means the calendar year.

        "Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

        "Subsidiary" means a corporation, partnership, limited liability company or other entity in which DIRECTV owns, directly or indirectly, capital stock or other interests having ordinary voting power to elect a majority of the Board of Directors or other governing body.

        "Target Bonus" means a Bonus, expressed as a percentage of Base Salary, that will become payable to a Participant if the applicable Performance Target(s) are met.

        3.    Administration of the Plan.

          3.1    The Committee.    This Plan shall be administered by the Committee, which shall consist solely of three or more members of the Board who are "outside directors" within the meaning of Section 162(m). Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

          3.2    Powers of the Committee.    Subject to the express provisions of this Plan, the Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives who will participate in and receive Awards under this Plan and the time or times at which and the form and manner in which Bonuses will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of this Plan in accordance with its terms. The Committee shall have the authority to construe and interpret this Plan and any agreements or other document relating to Awards under this Plan, may adopt rules and regulations relating to the administration of this Plan, and shall exercise all other duties and powers conferred on it by this Plan.

          3.3    Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment.    Without limiting the Committee's authority under other provisions of this Plan, but subject to any express limitations of this Plan and compliance with Section 162(m), the Committee shall have the authority to accelerate payment of a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)). Any deferred payment shall be subject to Section 4.8. In addition, and notwithstanding anything in this Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant's employment without cause or as a constructive termination, as and in the manner provided by the Committee, subject to such provision not causing the Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally. The Committee may, in its sole discretion, remove any and all restrictions on any Award (but not the requirement that performance targets be achieved) whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

        4.    Bonus Provisions.

          4.1    Provision for Bonus.    Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee for the Award, relative to the applicable Business Criteria, are attained in the applicable Plan Year. Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may, in its sole discretion, decide to pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or to pay no Bonus at all.

          4.2    Determination of Performance Target(s).    The specific Performance Target(s) with respect to an Award must be established by the Committee while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) and in no event more than 90 days after the commencement of the applicable Plan Year. At the time the Performance Target(s) for an Award are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the maximum amount of Bonus that will be payable to the Participant if the Performance Target(s) are attained, and the method of computing the specific amount of the Target Bonus, subject to Sections 4.1, 4.3, 4.6 and 4.7.

  The payment of any Award shall depend on the performance of the Company on a consolidated, Subsidiary, business unit, segment, division, acquired business, minority investment, partnership or joint venture, region or property basis with reference to performance goals relative to one or more of the following forms of business criteria: subscribers, subscriber service and subscriber satisfaction; employees and employment activities; revenues, expenses and earnings; cash and cash flow; margins, returns and ratios; stock price and other performance measures, as listed in Exhibit A. The business criteria, determined on a quantitative basis, in the Committee's sole discretion, may be:

  (a)
  determined relative to any product or service provided by the Company,

  (b)
  combined in any manner to define other performance-based business criteria,

  (c)
  determined either before or after any capital costs, interest, taxes, depreciation or amortization,

  (d)
  determined either including or excluding non-cash, extraordinary, special or non-recurring items,

  (e)
  determined on a per share (basic or diluted), per subscriber or per unit basis,

  (f)
  determined on an incremental, cumulative or average basis, on an absolute, percentage or percentage point basis, and/or

  (g)
  determined relative to any internal or external business criteria or relative to the performance of other companies.

  Such determinations in (a) through (g) above shall be made by the Committee at the time it establishes the business criteria, performance targets and how performance will be calculated. The business criteria shall be GAAP-based unless the Committee decides otherwise at that time and shall be set forth in the Award.

  The Committee may establish performance cycles that are not based on Plan Years, but such performance cycles shall not be less than a quarter of a calendar year and may not exceed five years and shall be set forth in the Award.

          4.3    Maximum Individual Bonus.    Notwithstanding any other provision hereof, the maximum aggregate Bonus that may be paid pursuant to all Awards granted in any Plan Year to any one Executive under this Plan shall be the lesser of (i) $10,000,000 or (ii) five times the Base Salary of such Executive. The foregoing limit shall be subject to adjustments consistent with Section 3.3.

          4.4    Effective Mid-Year Commencement of Service; Termination of Employment.    To the extent compatible with Sections 4.2 and 5.10, if an individual's services as an Executive commence after the Performance Target(s) are established for a Plan Year, the Committee may establish Performance Target(s), grant an Award and pay a Bonus to such Executive for a performance period equal to the period of time from the date such individual is selected to participate in the Plan to the end of the Plan Year; provided, however, that the Committee must establish such Performance Target(s) while the performance relating to such Performance Target(s) remains substantially uncertain within the meaning of Section 162(m) and in no event after 25% of such performance period has elapsed. The amount of any Bonus to such Executive shall not exceed that proportionate amount of the applicable maximum individual bonus under Section 4.3. In the event of the termination of employment of a Participant prior to the end of the Plan Year, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Award Notice or other written contract with the Company.

          4.5    Adjustments.    To preserve the intended incentives and benefits of an Award, the Committee shall (a) adjust Performance Target(s) or other features of an Award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or any material portion of the Company), (b) calculate Performance Target(s) without regard to any change in accounting policies or practices affecting the Company and/or the Business Criteria or the Performance Target(s), and (c) adjust Business Criteria and Performance Target(s) or other features of an Award to reflect the effects of any special charges to the Company's earnings, in each case only to the extent consistent with the requirements of Section 162(m) to qualify such Award as performance-based compensation. By express provision in an Award Notice, the Committee may (x) provide that one or more of the adjustments in (a), (b) or (c) above will not be made with respect to the Award, and/or (y) establish such other events or circumstances, consistent with Section 162(m), with respect to which the Committee will make appropriate adjustments to the Award.

          4.6    Committee Discretion to Determine Bonuses.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Sections 4.1 and 4.2) and whether all or any portion of the amount so calculated will be paid, subject in all cases to the terms, conditions and limits of this Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish additional conditions and terms of an Award or for the payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of this Plan and may take into account such other factors as it deems appropriate in administering any aspect of this Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of this Plan or pay a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

          4.7    Committee Certification.    No Participant shall receive any payment under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of this Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in this Plan or the applicable Award Notice were in fact satisfied.

          4.8    Time of Payment; Deferred Amounts.    Any Bonuses shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.7. Payment shall be in cash or cash equivalents, as determined by the Committee at the time of payment, subject to withholding pursuant to Section 5.11. Notwithstanding the foregoing but subject to compliance with Code Section 162(m), Code Section 409A and Section 4.3, the Committee may provide a Participant the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan maintained by the Company. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody's Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

        5.    General Provisions.

          5.1    Rights of Executives, Participants and Beneficiaries.

  (a)
  No Right to Awards or Continued Employment.    Neither the establishment of this Plan nor the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee in respect of this Plan shall be held or construed to confer upon any person any legal right to receive an Award or any other benefit under this Plan. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Notice) shall confer upon any Executive or Participant any right to continue in the employ of the Company, constitute any contract or agreement of employment, nor interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment, with or without cause. Nothing in this Section 5.1(a), however, is intended to adversely affect any express independent right of such person under a separate employment contract.

  (b)
  Plan Not Funded.    Awards payable under this Plan shall be payable from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company by reason of any Award hereunder. Neither the provisions of this Plan (nor of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

          5.2    Non-Transferability of Benefits and Interests.    Except as expressly provided by the Committee in accordance with the provisions of Section 162(m), all Awards are non-transferable, and no benefit payable under this Plan shall be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. This Section 5.2 shall not apply to an assignment of a contingency or payment due (a) after the death of a Participant to the deceased Participant's legal representative or Beneficiary or (b) after the disability of a Participant to the disabled Participant's personal representative.

          5.3    Discretion of Company, Board and Committee.    Any decision made or action taken by, or inaction of, the Company, the Board or the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of this Plan that is within its authority hereunder or applicable law shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.

          5.4    Indemnification.    Neither the Board nor the Committee, any employee of the Company or any of its Affiliates, nor any person acting at the direction thereof (each such person an "Affected Person"), shall have any liability to any person (including without limitation, any Participant), for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or an Award made under this Plan). Each Affected Person shall be indemnified and held harmless by DIRECTV against and from any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company's approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person: provided that, the Company shall have the right, at it s own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted from such Affected Person's bad faith, fraud or willful wrongful act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company's Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such person or hold them harmless.

          5.5    Return of Award.    The Committee may include in any Terms and Conditions for Awards a provision requiring the Participant to return gains (as defined by the Committee) realized on Awards made under the Plan in the event the Committee determines that a material breach of specified obligations under one or more written agreements between a Participant and the Company has occurred during the one-year period after termination of the Participant's employment or service with the Company or an Affiliate.

          5.6    Section 409A of the Code.    To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature of any such amendment.

          5.7    Right of Offset.    To the extent permitted by law, the Company shall have the right to offset against its obligation to deliver amounts under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

          5.8    Non-Uniform Treatment.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who received, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Terms and Conditions, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

          5.9    Law to Govern.    All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of Delaware.

          5.10    Construction.    It is the intent of the Company that this Plan, Awards and Bonuses paid hereunder will qualify as performance-based compensation or will otherwise be exempt from deductibility limitations under Section 162(m). Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded.

          5.11    Tax Withholding.    Upon the payment of any Bonus, the Company shall have the right to deduct the amount of any taxes that DIRECTV or any Subsidiary may be required to withhold with respect to such cash payment.

          5.12    Amendments, Suspension or Termination of Plan.    The Committee may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. Notwithstanding the foregoing, no amendment may be effective without Board and/or stockholder approval if such approval is necessary to comply with the applicable rules of Section 162(m).

          5.13    Effective Date.    This Plan is effective as of June 5, 2007, the date on which the Plan was approved by the stockholders of DIRECTV (the "Effective Date"); provided that outstanding Awards issued under this Plan prior to its amendment and restatement shall remain in effect in accordance with the terms of such outstanding Awards.

          5.14    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

          5.15    Non-Exclusivity of Plan.    Subject to compliance with Section 162(m), nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation under any other plan or authority.

          5.16    Limitation on Actions.    Any and all rights of any employee or former employee of the Company against the Company arising out of or in connection with this Plan or any Awards hereunder shall terminate, and any action against the Company shall be barred, after the expiration of one year from the date of the act of omission in respect of which such right of action arose.

          5.17    Successors.    The provisions of this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns.

EXHIBIT A

PERFORMANCE-BASED BUSINESS CRITERIA

        Subscribers, subscriber service and subscriber satisfaction, including: customers; subscribers; total subscribers; gross subscriber additions; net subscriber additions; subscriber quality; churn subscribers; average subscriber life; ratings; retention; viewership.

        Employees and employment activities, including: attrition; retention; satisfaction; ethics compliance; management effectiveness; workforce diversity; individual executive performance.

        Revenues, expenses and earnings including: revenues; sales; net revenues; operating costs and expenses; overhead costs; costs of revenues; costs of sales; broadcast programming and other costs; subscriber service expenses; broadcast operations expense; selling, general and administrative expense; subscriber acquisition costs; upgrade and retention costs; general and administrative expenses; depreciation and amortization; operating profit; operating results; operating income; adjusted operating income; operating earnings; operating profit before depreciation and amortization; interest income; interest expense; other income and expense; other, net; income from continuing operations; earnings from continuing operations; income from continuing operations before income taxes and minority interests; income tax expense; minority interests in net earnings of subsidiaries; income from continuing operations before cumulative effect of accounting changes; income from discontinued operations; cumulative effect of accounting changes; net income; adjusted net income; basic or diluted earnings or loss per common share for income or loss from continuing operations before cumulative effect of accounting changes, for income or loss from discontinued operations (net of taxes), for cumulative effect of accounting changes (net of taxes), or for net income or loss; dividends paid.

        Cash and cash flow, including: cash; cash on hand; cash balance; cash equivalents; cash and cash equivalents; cash and short term investments; operating cash flows; adjusted operating cash flows; cash from operations; investing cash flows; financing cash flows; free cash flow; free cash flow before net cash paid for interest and taxes; cash flow before or after operating activities, investing activities, financing activities or discontinued operations; capital expenditures; cash paid for property, equipment, satellites, and/or leased set top receivers; proceeds from dispositions of businesses, assets, or other investments.

        Margins, returns and ratios, including: average revenue per subscriber (ARPU); subscriber acquisition costs (SAC) per gross subscriber addition; average cost per subscriber (ACPU); average margin per subscriber (AMPU); pre-SAC margin; operating profit margin; operating margin; profit margin; net income margin; bad debt percentage; earnings per share; adjusted earnings per share; return on assets; adjusted return on assets; return on average assets; return in excess of cost of capital; return on equity; return on net assets; return on investment; return on net investment; return on average equity; adjusted return on equity; cash flow return on investment (discounted or otherwise); cash flow return on capital; cash flow in excess of cost of capital; cash flow return on tangible capital; contribution margin; debt to capital ratio; debt to equity ratio; net present value; internal rate of return; profit in excess of cost of capital; return on capital; return on net or average assets, equity or capital; return on shareholders' equity; return on invested capital; return on investors' capital; return on operating revenue; return on total capital; risk-adjusted return on capital; total equity ratio; total shareholder return.

        Other performance measures, including: acquisitions or divestitures of subsidiaries, affiliates and joint ventures; control of expenses; corporate values; economic value added (EVA); environment; facilities utilization; implementation or completion of critical projects; installations; market expansion; market penetration; market share; number of channels broadcast in standard and/or high definition on a national and/or local basis; network upgrades; operating performance; penetration rates; installation and service work order completion; closed, rescheduled or similar performance or productivity rates;

number of service calls; availability rates; hardware recovery; hardware refurbishment or redeployment; hardware performance; average subscriber service phone call times; number of subscriber service phone calls received; service level; performance relative to budget, forecast or market expectations; performance standards relevant to our business, product or service; safety; shareholder value added; strategic business criteria based on meeting specified product development, strategic partnering, research and development, market penetration or geographic business expansion goals; value added; website visits; website advertising.

        Stock price, including: share price; share price growth or appreciation; share price growth or appreciation in comparison with industry or market indices; shareholder value; shareholder value growth or appreciation; total market capitalization; total market capitalization growth or appreciation; total market value; total market value growth or appreciation.

THE DIRECTV GROUP, INC.
2007 ANNUAL MEETING

Tuesday, June 5, 2007
10:00 AM

Hilton Hotel New York
1335 Avenue of the Americas
New York, New York

Admission Ticket

        Directions—The Hilton Hotel New York is located at 1335 Avenue of the Americas (Sixth Avenue) between West 53rd and West 54th Street. The meeting will be held in Concourse A on the Concourse level. Parking is available at the hotel.

        Admission—If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Annual Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove this "Admission Ticket" at the perforation. You must bring it with you to attend the Annual Meeting. When you arrive, please stop at the admissions area in the concourse lobby. Seating at the Annual Meeting is not reserved. All attendees must have government-issued photographic identification for access to the Annual Meeting. We will accommodate stockholders on a first-come, first-served basis upon arrival at the Annual Meeting.

        Security—For security reasons, packages and briefcases will not be allowed at the Annual Meeting.

        Time Limit—In order to allow all stockholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject.

V    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    V

PROXY/VOTER INSTRUCTION CARD
The DIRECTV Group, Inc.

This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Michael W. Palkovic and Larry D. Hunter, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of The DIRECTV Group, Inc., which the undersigned has power to vote at the Annual Meeting of Stockholders to be held on June 5, 2007, or any adjournment thereof.

        NOMINEES FOR DIRECTOR: NEIL R. AUSTRIAN, CHARLES R. LEE AND K. RUPERT MURDOCH

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK PLAN, AND FOR THE APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE OFFICER CASH BONUS PLAN.

        This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:

        FOR the election of all nominees for director;

        FOR the ratification of appointment of independent accountants;

        FOR the approval of the amended and restated 2004 Stock Plan; and

        FOR the approval of the amended and restated Executive Officer Cash Bonus Plan.

(CONTINUED, and To Be Signed and Dated on the REVERSE SIDE)

Annual Meeting Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

        Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

        VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

        Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on June 5, 2007.

Vote by Internet

  •
  Log on to the Internet and go to www.investorvote.com/directv

  •
  Follow the steps outlined on the secured website.

Vote by telephone

  •
  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •
  Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

V    IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    V

A    Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01—Neil R. Austrian	☐	☐	02—Charles R. Lee	☐	☐	03—K. Rupert Murdoch	☐	☐
		For	Against	Abstain
2.	Ratification of appointment of independent public accountants.	☐	☐	☐
3.	Approval of the amended and restated 2004 Stock Plan.	☐	☐	☐
4.	Approval of the amended and restated Executive Officer Cash Bonus Plan.	☐	☐	☐

B    Non-Voting Items

        Change of Address—Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.	☐

C    Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

        Please sign exactly as the name(s) appears on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2007
GENERAL INFORMATION
CODE OF ETHICS
DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS
BIOGRAPHICAL INFORMATION
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN OTHER BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN BENEFICIAL OWNERS
COMPENSATION DISCUSSION AND ANALYSIS
2006 SUPPLEMENTARY TABLE 1—2004 RSU PROGRAM TARGETS AND PERFORMANCE
2006 SUPPLEMENTARY TABLE 2—2005 RSU PROGRAM PERFORMANCE
2006 SUPPLEMENTARY TABLE 3—2006 EXECUTIVE OFFICER TARGET COMPENSATION
EXECUTIVE AND DIRECTOR COMPENSATION
2006 SUMMARY COMPENSATION TABLE1
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2006 SUPPLEMENTARY TABLE 6—VESTING DATES OF UNVESTED STOCK UNITS
2006 OPTION EXERCISES AND STOCK VESTED
2006 PENSION BENEFITS
2006 NONQUALIFIED DEFERRED COMPENSATION
2006 DIRECTOR COMPENSATION
PROPOSAL 2 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK PLAN
PROPOSAL 4 APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE OFFICER CASH BONUS PLAN
STOCKHOLDER PROPOSALS
PAPER COPIES OF MATERIALS
CERTAIN EFFECTS OF PENDING TRANSACTION BETWEEN NEWS CORPORATION AND LIBERTY MEDIA CORPORATION
OTHER MATTERS
ANNEX A
ANNEX B
EXHIBIT A PERFORMANCE-BASED BUSINESS CRITERIA
ANNEX C